UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to Rule 14a-12

US ECOLOGY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)
Title of each class of securities to which transaction applies:

2)
Aggregate number of securities to which transaction applies:

3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)
Proposed maximum aggregate value of transaction:

5)
Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)
Amount Previously Paid:

2)
Form, Schedule or Registration Statement No.:

3)
Filing Party:

4)
Date Filed:

US ECOLOGY, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TIME	8:00 a.m. Mountain Daylight Time on May 25, 2021
PLACE	Virtual
IMPORTANT NOTICE REGARDING MEETING LOCATION AND ATTENDANCE	The Annual Meeting of Stockholders will be conducted solely virtually, on the above date and time, via live audio webcast, and you or your proxyholder may participate, vote and examine our stocklist at the virtual annual meeting by visiting www.virtualshareholdermeeting.com/ECOL2021 and using your 16-digit control number included in the Notice Regarding the Availability of Proxy Materials. Please note you will only be able to participate in the meeting using this website.
PURPOSE	(1) To elect 10 directors to the Board of Directors to serve a one-year term.
(2) To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2021.
(3) To hold a non-binding advisory vote on the Company’s executive compensation of its Named Executive Officers.
(4) To Approve Amendment 1 to the Amended and Restated US Ecology, Inc. Omnibus Incentive Plan.
(5) To Approve Amendment to the Amended and Restated Certificate of Incorporation to Eliminate Cumulative Voting in the Election of Directors.
(6) To Approve Amendment to the Amended and Restated Bylaws to Adopt a Plurality Voting Standard for Contested Director Elections.
(7) To Approve Amendment to the Amended and Restated Bylaws to Adopt Proxy Access.
(8) To transact other business as may properly come before the meeting or any adjournments or postponements thereof.
RECORD DATE	You are entitled to vote if you were a stockholder at the close of business on March 29, 2021. A list of stockholders will be available for inspection at the Company’s principal office at 101 S. Capitol Blvd., Suite 1000, Boise, Idaho 83702 for a period of 10 days prior to the Annual Meeting of Stockholders and will also be available for inspection at the meeting.
VOTING BY PROXY	In accordance with rules promulgated by the Securities and Exchange Commission, we have elected to use the Internet as our primary means of furnishing proxy materials to our stockholders. Accordingly, most stockholders will not receive paper copies of our proxy materials and we will mail a notice to these stockholders with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report on Form 10-K, and for voting via the Internet. This notice also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will reduce our printing and mailing costs and the environmental impact of the proxy materials. Your vote is important. Whether or not you are able to attend the Annual Meeting of Stockholders in person (virtually), it is important that your shares be represented. We have provided instructions on each of the alternative voting methods in the accompanying Proxy Statement. Please vote as soon as possible.
Wayne R. Ipsen
Secretary
Boise, Idaho
April 13, 2021
All stockholders are cordially invited to attend the virtual Annual Meeting of Stockholders. Even if you have given your proxy, you may still attend the Annual Meeting of Stockholders and elect to revoke your proxy.
PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS, YOU WILL NOT BE PERMITTED TO VOTE IN PERSON (VIRTUALLY) AT THE MEETING UNLESS YOU FIRST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

US ECOLOGY, INC.
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2021
PROXY STATEMENT

The Board of Directors (“Board” or “Board of Directors”) of US Ecology, Inc. (“Company”) is soliciting proxies to be voted at the virtual Annual Meeting of Stockholders of the Company to be held on May 25, 2021, at 8:00 a.m. Mountain Daylight Time, including any adjournments or postponements thereof (“Meeting” or “Annual Meeting”). The Annual Meeting will be conducted solely virtually, on the above date and time, via live audio webcast, and you or your proxyholder may participate, vote and examine our stocklist at the virtual meeting by visiting www.virtualshareholdermeeting.com/ECOL2021 and using your 16-digit control number provided in the Notice Regarding the Availability of Proxy Materials (“Notice”). Please note you will only be able to participate in the meeting using this website.
We intend to mail the Notice and to make this Proxy Statement available on or about April 14, 2021 to our stockholders of record entitled to vote at the Annual Meeting.
PROXY SOLICITATION AND VOTING INFORMATION
In accordance with the rules and regulations adopted by the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we will furnish proxy materials, including this Proxy Statement, the proxy card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (“Annual Report”), to our stockholders by providing access to such documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless requested. Instead, the Notice will inform stockholders how they may access and review all of the proxy materials. The Notice will also inform stockholders how to submit a proxy through the Internet. If you wish to receive a paper copy or e-mail copy of your proxy materials, please follow the instructions in the Notice for requesting such materials. We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Proxies may be solicited by mail, telephone, Internet or other electronic means. While the Board of Directors is soliciting proxies for the Annual Meeting, proxies may also be solicited by officers and regular employees of the Company and its subsidiaries personally or by telephone. These officers and employees will not be specifically compensated for such services. In addition, we have retained Innisfree M&A Incorporated to aid in soliciting proxies for a fee, estimated at $15,000, plus reasonable out-of-pocket expenses. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.
If you are a stockholder of record, you may vote at the Annual Meeting. If you do not wish to vote at the Annual Meeting, you may vote by proxy over the Internet, by telephone or by mail. The procedures for voting by proxy are as follows:
•
To vote by proxy on the Internet, go to www.proxyvote.com to complete an electronic proxy card.

•
To vote by proxy by telephone, dial the toll-free number listed on your proxy card using a touch-tone telephone and follow the recorded instructions.

•
To vote by proxy using a mailing card (if you received a printed copy of these proxy materials by mail), complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.

All shares represented by duly executed proxies on the accompanying form received prior to the Meeting will be voted in the manner specified therein. Any stockholder granting a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. Any stockholder present at the Meeting who expresses a desire to vote shares in person (virtually) may also revoke his or her proxy. For any matter for which no choice has been specified in a duly executed proxy, the shares represented will be voted “FOR” each of the nominees for director listed herein, “FOR” the ratification of the Company’s independent registered public accounting firm, “FOR” the compensation of our Named Executive Officers (defined below) as disclosed in the “Compensation Discussion and Analysis” section and the accompanying compensation tables contained in this Proxy Statement, “FOR” the approval of Amendment 1 to the Amended and Restated US Ecology, Inc. Omnibus Incentive Plan, “FOR” the amendment to the Amended and Restated Charter to remove cumulative voting in the election of directors, “FOR” the amendment to the Amended and Restated Bylaws to adopt a plurality voting standard for contested director elections, “FOR” the amendment to our Amended and Restated Bylaws to adopt proxy access and, with respect to any other business that may properly come before the Meeting, at the discretion of the person named in the proxy.
The Company is providing Internet proxy voting to allow you to vote your shares online using procedures designed to ensure the authenticity and correctness of your voting instructions. If you vote by proxy on the Internet or by telephone, your vote must be received by 11:59 p.m. Eastern Daylight Time on May 24, 2021, to be counted.
The Annual Report is being furnished with this Proxy Statement to stockholders of record as of March 29, 2021. The Annual Report does not constitute a part of the proxy solicitation materials except as otherwise provided by the rules of the SEC, or as expressly provided for herein.
VIRTUAL MEETING PHILOSOPHY
We are pleased this year to again conduct our Annual Meeting online via the Internet through a live audio webcast and online stockholder tools. The Board believes that holding the Annual Meeting in a virtual format provides the opportunity for participation by a broader group of stockholders, while reducing the costs associated with planning, holding and arranging logistics for in-person meeting proceedings, as well as reducing the health risks of the coronavirus (“COVID-19”) pandemic. This balance allows the meeting to remain focused on matters directly relevant to the interests of stockholders in a way that recognizes the value to stockholders of an efficient use of Company resources. We have designed the virtual format to enhance stockholder access and participation and protect stockholder rights. The Board intends that the virtual meeting format will provide stockholders a level of transparency as close as possible to the traditional in-person meeting format and will take the following steps to achieve this experience:
•
Providing stockholders with the ability to submit appropriate questions real-time via a virtual platform;

•
Answering questions pertinent to the Annual Meeting, subject to time restraints; and

•
Providing support to assist stockholders with any technical difficulties they may have in accessing or hearing the Meeting.

OUTSTANDING SHARES AND VOTING RIGHTS
The Board of Directors of the Company fixed March 29, 2021, as the record date (“Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Meeting. On the Record Date there were 31,147,040 shares of common stock issued, outstanding, and entitled to vote. The Company has no other voting securities outstanding. Each stockholder of record is entitled to one vote per share held on all matters submitted to a vote of stockholders, except that in electing directors each stockholder is entitled to cumulate his or her votes and give any one candidate an aggregate number of votes equal to the number of directors to be elected (10), multiplied by the number of his or her shares, or to distribute such aggregate number of votes among as many candidates as he or she chooses. For a stockholder to exercise cumulative voting rights, the stockholder must give notice of his or her intention to cumulatively vote prior to the Meeting or at the Meeting in person (virtually), prior to voting. If any stockholder has given such notice, all stockholders may cumulatively vote. The holders of proxies will have authority to cumulatively vote and allocate such votes in their discretion to one or more of the director nominees. The holders of the proxies solicited do not intend to cumulatively vote the shares they represent unless a stockholder indicates his or her intent to do so, in which instance they intend to cumulatively vote all the shares they hold by proxy as indicated by the stockholder.
The holders of a majority of the outstanding shares of common stock on the Record Date entitled to vote at the Meeting in person (virtually) or by proxy will constitute a quorum for the transaction of business at the Meeting. In accordance with the Company’s Amended and Restated Bylaws, as amended (“Amended and Restated Bylaws”) an affirmative vote of a majority of the votes cast is required for approval of all matters.

Abstentions and broker non-votes are not included in the determination of the number of votes cast at the Meeting, but are counted for purposes of determining whether a quorum is present.
CORPORATE GOVERNANCE
In accordance with the Delaware General Corporation Law, the Company’s Amended and Restated Certificate of Incorporation (“Amended and Restated Charter”), and Amended and Restated Bylaws, the Company’s business, property and affairs are managed under the direction of the Board of Directors. Although the Company’s non-employee directors are not involved in day-to-day operations, they are kept informed of the Company’s business through written financial and operations reports and other documents provided to them from time to time by management, as well as by operating, financial and other reports presented by management in preparation for, and at meetings of, the Board of Directors and the four standing committees of the Board of Directors.
The Board of Directors is ultimately responsible for the Company’s corporate governance and it is the responsibility of the Board of Directors to ensure that the Company complies with federal securities laws and regulations, including those promulgated under the Sarbanes-Oxley Act of 2002. We believe that a range of tenure among Board members from a variety of backgrounds ensures a balanced mix of longer tenured directors with deep perspectives on our business with fresh perspectives in the boardroom.
The Board of Directors has adopted a Code of Ethics for Chief Executive Officer, Chief Financial Officer and Other Executive Officers as well as a Code of Ethics for Directors (collectively, the “Codes of Ethics”), which are posted on the Company’s website at www.usecology.com. Please note that none of the information on the Company’s website is incorporated by reference in this Proxy Statement. There have been no waivers to the Codes of Ethics since their adoption. Any future waivers or changes to the Codes of Ethics would be disclosed on the Company’s website in accordance with SEC rules.
Independence.   The Company is required by Nasdaq listing standards to have a majority of independent directors. The Board of Directors has determined that nine of the Company’s current 10 directors are independent as defined by the applicable Nasdaq listing standards. The nine independent directors are:
• Richard Burke • E. Renae Conley • Katina Dorton • Glenn A. Eisenberg • Daniel Fox	• Mack L. Hogans • Ronald C. Keating • John T. Sahlberg • Melanie Steiner
The Board of Directors has determined that each of these directors is free of any relationship that would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. Mr. Feeler is the Company’s President and Chief Executive Officer and therefore not considered independent under the applicable Nasdaq listing standards.
Meetings of the Board of Directors.   During the year ended December 31, 2020, the Board of Directors held four regularly scheduled meetings. Five special meetings of the Board were also held. Each of the directors attended at least 75% of the total meetings of the Board of Directors and meetings held by the committees on which he or she served. Director attendance at the Annual Meeting of Stockholders is encouraged but not required. All directors who stood for election at the 2020 Annual Meeting of Stockholders on June 3, 2020 attended (virtually) that meeting. The Board holds an executive session at each regularly scheduled Board meeting where non-employee directors meet without management participation. The Board of Directors met in executive session without management present at all regularly scheduled Board of Directors meetings in fiscal year 2020. As a matter of good corporate governance, an executive session is typically held at all other meetings of the Board of Directors.
Risk Oversight.   The Board of Directors oversee an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value while managing risk. A fundamental part of risk management is not only understanding the risks the Company faces and what steps management is taking to understand and manage those risks, but also evaluating what level of risk is appropriate for the Company. The involvement of the Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s risk tolerance and determination of what constitutes an appropriate level of risk for the Company.
While the Board of Directors has the ultimate oversight responsibility for the risk management process, committees of the Board also have responsibility for certain aspects of risk management. At each regularly scheduled meeting of the Corporate Responsibility and Risk Committee, the Company’s enterprise risk management and risk environment is discussed. Please refer to the “Committees of the Board of Directors” section of this Proxy Statement for additional details on the duties of the Corporate Responsibility and Risk Committee. The Board of Directors participates in and discusses the results of an annual enterprise risk management assessment, which is monitored and coordinated by the Corporate Responsibility and Risk Committee. In this process, risk is assessed throughout the business, focusing on key areas of risk such as financial, legal, operational, strategic and information technology. The Audit Committee focuses on financial risk, including internal controls. In setting compensation, the Compensation Committee strives to create incentives and equity ownership programs that will align the interests of management with the interests of stockholders and encourage an appropriate level of risk-taking behavior consistent with the Company’s business strategy. The Corporate Governance Committee evaluates the effectiveness of the Board and its members, reviews potential or actual conflicts of interest between Board members and the Company and helps address and mitigate risk by providing guidance on business conduct, ethics, insider trading and other business code of conduct matters. For additional details on equity ownership requirements and prohibitions against pledging and hedging of Company stock, please refer to the “Equity and Security Ownership Guidelines” and “Prohibition Against Pledging and Hedging” sections of this Proxy Statement.
Board of Directors Assessment and Board Evaluation.   The Company believes that good governance requires a focus on continual improvement of each director and the Board as a whole. Annually, at the Board’s direction, evaluations of both the Board as a whole and the skills of each director are conducted. In 2020, the Board solicited feedback from each director on a variety of matters such as Board size and composition, Board leadership, Board committees, Board policies, accountability and effectiveness of addressing action items identified in the prior year’s evaluation. Directors were also given the opportunity to include comments to each question and comment generally on the performance of the Board. The Board also solicited each director’s evaluation of his or her own skills. The Board reviewed the results of the Board evaluation and identified areas of strengths and weaknesses and action items to improve the performance and effectiveness of the Board. The Board reviewed the skills of the directors to identify areas where additional training or education may be appropriate and to assist with evaluating director candidates.
Committees of the Board of Directors.   The four standing committees of the Board of Directors are:
•
Audit

•
Corporate Governance

•
Compensation

•
Corporate Responsibility and Risk

Assignments ensure each committee has an appropriate mix of tenure and experience. Committee membership shown below is as of March 29, 2021.
	Audit Committee	Compensation Committee	Corporate Governance Committee	Corporate Responsibility and Risk Committee
Richard Burke
E. Renae Conley
Katina Dorton
Glenn A. Eisenberg
Daniel Fox
Ronald C. Keating
John T. Sahlberg
Melanie Steiner
Chair	Member	Financial Expert
Audit Committee — The current members of the Audit Committee are Messrs. Eisenberg and Burke, and Mmes. Dorton and Steiner. Mr. Eisenberg is the committee chair. The Audit Committee, which met five times in 2020, has duties that include the following:
•
Reviewing the proposed plan and scope of the Company’s annual audit, as well as the audit results, and reviewing and approving the selection of and services provided by the Company’s independent registered public accountant and its fees;

•
Meeting with management to assure the adequacy of accounting principles, financial controls and policies;

•
Meeting at least quarterly to review financial results, discuss financial statements and SEC reporting, and make recommendations to the Board;

•
Reviewing and discussing with management the Company’s compliance programs;

•
Reviewing the Board-approved dividend policy based on financial information provided by management; and

•
Reviewing the independent registered public accountant’s recommendations for internal controls, adequacy of staff and management performance concerning audit and financial controls.

The Board of Directors has determined that each of Mmes. Dorton and Steiner and each of Messrs. Burke and Eisenberg meets the independence requirements for Audit Committee service set forth in the applicable rules under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and that Mr. Eisenberg and Ms. Dorton qualify as “audit committee financial experts” as defined in Item 407 of Regulation S-K. The written charter for the Audit Committee is available on the Company’s website at www.usecology.com.
Corporate Governance Committee — The current members of the Corporate Governance Committee are Messrs. Fox and Keating and Ms. Conley. Mr. Fox is the committee chair. The Corporate Governance

Committee, which met four times in 2020, fulfills the requirement of a nominating committee composed solely of independent directors as required by the applicable Nasdaq listing standards. The Corporate Governance Committee is responsible for identifying and recommending qualified and experienced individuals to fill vacancies and potential new director seats if the Board is expanded. On March 2, 2021, the Corporate Governance Committee recommended, and the Board of Directors discussed and approved, the 10 director nominees standing for election at the Annual Meeting, nine of whom the Board of Directors has determined are independent as defined by the applicable Nasdaq listing standards.
The Corporate Governance Committee considers candidates for director who are recommended by its members, by other Board members, by stockholders and by management and evaluates candidates based upon numerous factors, including, but not limited to:
•
Integrity;

•
Education and business experience;

•
Broad-based business acumen;

•
Understanding of the Company’s business, industry and related regulatory environment; and

•
Expertise in a particular skill(s) determined to be important through the Board of Directors skills assessment and Board evaluation process.

The Company believes that consideration of these and other factors leads to a Board consisting of individuals with viewpoints, professional experience, education, skills and other qualities that contribute to Board heterogeneity. The Corporate Governance Committee is committed to enhancing the diversity of the Board and actively seeks out highly qualified diverse candidates to include in the pool from which Board nominees are chosen. Representation of gender, ethnic or other diverse perspectives expands the Board’s understanding of the viewpoints of our customers, employees and other stakeholders. The Corporate Governance Committee and Board evaluated the qualifications of the Board as a whole, considering a number of key skills. The Corporate Governance Committee concluded that the individuals nominated to stand for election at the Annual Meeting collectively offer a mix of skills, expertise and experience that is well suited to the Company’s needs. The written charter for the Corporate Governance Committee is available on the Company’s website at www.usecology.com. The following charts reflect the current makeup of the Board members, assuming each of the director candidates receives the number of votes required to be elected to the Board.
Compensation Committee — The current members of the Compensation Committee are Messrs. Burke, Keating and Sahlberg, and Ms. Dorton. Mr. Sahlberg is the committee chair. The Board of Directors has determined that each of Messrs. Burke, Keating and Sahlberg, and Ms. Dorton meets the independence requirements for Compensation Committee service set forth by the applicable rules under the Exchange Act and Nasdaq listing standards. The Compensation Committee, which met six times in 2020, oversees the Company’s overall compensation policies, reviews and approves performance targets for the Company’s incentive compensation programs, designs and administers the Company’s equity compensation plans, reviews and recommends to the Board the compensation of the Chief Executive Officer, and approves the compensation of each of the other executive officers, including the amount of base salary, incentive compensation and equity compensation payable. The Compensation Committee also makes recommendations to the Board regarding compensation of the non-employee directors and performs other Board-delegated functions related to compensation. The written charter for the Compensation Committee is available on the Company’s website at www.usecology.com.
Corporate Responsibility and Risk Committee — The current members of the Corporate Responsibility and Risk Committee are Ms. Steiner and Messrs. Eisenberg, Fox and Sahlberg. Ms. Steiner is the committee chair. Duties of the Corporate Responsibility and Risk Committee, which met two times in 2020, include, among others, the following:
•
Monitoring and coordinating enterprise-wide approach to risk management, including the Company’s annual enterprise risk management process;

•
Reviewing, evaluating and providing guidance to management with respect to significant issues related to social, employment, environmental and other matters of interest to the Company and its stakeholders;

•
Reviewing the Company’s performance and progress towards sustainability strategic goals and objectives; and

•
Overseeing the Company’s management of risks related to its information technology systems and processes, including privacy, network security and data security.

Beginning in 2021, the Corporate Responsibility and Risk Committee will meet at least quarterly to address the topics above, as well as other matters of concern and relevance to the Company. At least annually, the Board is briefed by senior leadership on information security matters. The written charter for the Corporate Responsibility and Risk Committee is available on the Company’s website at www.usecology.com.
Board Leadership Structure.   Each year the Board selects a Chairman of the Board and a Chief Executive Officer. The Chairman of the Board is responsible for helping establish the Company’s strategic priorities, presiding over Board meetings and communicating the Board’s guidance to management. The Chief Executive Officer, on the other hand, is responsible for the day-to-day management of the Company’s operations and business and reports directly to the Board.
During the 2020 – 2021 Board year, the roles of Chairman of the Board and Chief Executive Officer were both held by Mr. Feeler. Mr. Feeler has been with the Company since 2006, which has given him a unique understanding of the environmental services industry, market trends, and the Company’s strategic position, strengths and weaknesses, as well as day-to-day operational details. The Board believes that these attributes make Mr. Feeler uniquely qualified to serve in both positions and helps the Board and management operate in an efficient and effective manner.
The Company’s Corporate Governance Guidelines specify that when the Chairman of the Board also serves as an employee of the Company, the chair of the Corporate Governance Committee will serve as “Lead Independent Director” and, among other things, serve as a liaison between the non-independent chairman and the independent directors; review and approve the schedule, agenda and materials for all meetings of the Board; chair executive sessions of the independent Board members at scheduled Board meetings without the non-independent chairman present; provide consultation and direct communication to major stockholders, if requested; and call special meetings of the independent directors if needed. From the date of Mr. Feeler’s appointment as Chairman of the Board on May 27, 2015, an independent director has served as Lead Independent Director. Mr. Fox currently serves in such role.
Although the Board believes the current leadership structure is in the best interests of the Company and its stockholders, the Board will, each year, reevaluate whether to separate the responsibilities of Chief Executive Officer and Chairman of the Board and consider a rotation of the Lead Independent Director position.
Proposed Amendments to Organizational Documents.   At the Annual Meeting, stockholders will be asked to consider three proposed amendments to the Company’s organizational documents to modernize the corporate governance of the Company consistent with current corporate governance best practices and governance practices of other public companies. As discussed in Proposal No. 5 below, the Company seeks to amend its Amended and Restated Charter to remove cumulative voting in connection with director elections. As discussed in Proposal No. 6 below and conditioned upon stockholder approval of Proposal No. 5, the Company seeks to amend its Amended and Restated Bylaws to adopt a plurality voting standard for contested director elections. Finally, as discussed in Proposal No. 7 below and conditioned upon stockholder approval of Proposal No. 5, the Company seeks to amend its Amended and Restated Bylaws to provide for proxy access for stockholders.
RESPONSE TO THE COVID-19 PANDEMIC
This Proxy Statement is being published during a very turbulent time, with an ongoing public health crisis due to the COVID-19 pandemic that has affected the U.S. and the wider world. The past year has been virtually without precedent for their impacts on peoples’ lives and health, the economy and the financial markets. The Board’s goal remains to deliver the best value to stockholders. The Board has particular priorities related to the pandemic: (i) to safeguard the physical health and safety of our team members; (ii) to be particularly responsive to our customers and supportive of their needs; (iii) to preserve free cash flow and enhance liquidity; and (iv) to be vigilant and careful stewards of our stockholders’ investments.
The Company has taken various actions to address the market volatility and economic uncertainty as a consequence of the COVID-19 pandemic. In addition to progressive cost control initiatives and reduced capital expenditures, the Company suspended quarterly cash dividends, beginning with the second quarter of 2020. We also implemented safety protocols and new procedures to protect our employees, our subcontractors and our customers. These protocols include complying with social distancing and other health and safety standards as required by federal, state and local government agencies, taking into consideration guidelines of the Centers for Disease Control and Prevention and other public health authorities. In addition, we modified the way we conduct many aspects of our business to reduce the number of in-person interactions. For example, we significantly expanded the use of virtual interactions in all aspects of our business, including customer facing activities, and made available in 2020 and 2021 up to 80 hours of COVID-19 PTO (Paid Time Off) for employees. Many of our administrative and operational functions during this time have required modification as well, including most of our administrative and support staff switching to remote work where feasible. Our employees are the lifeblood of US Ecology and we continue to take great measures to help address their concerns and safeguard their wellbeing.
ENVIRONMENTAL AND SOCIAL SUSTAINABILITY
Sustainability is a pillar of the Company’s long-term strategy and we are committed to responsible and dynamically sustainable operations. The central concepts of environmental and social sustainability are inherent in the Company’s core values which include:
Protecting the Environment	Living Humble, Hungry, and Smart
Safety and Compliance	Being a Trusted Partner
Service Excellence	Innovative Solutions
Doing the Right Thing, the Right Way	Being “One” Team
These values guide the Company’s engagement with its business partners, management of its project sites and facilities, support and development of its team members, and connections with its communities. The Company focuses on environmental stewardship every day to make the world a cleaner and safer place, prioritizes the health and safety of our workforce and encourages community engagement. Taken together, these themes create a setting where team members feel a sense of pride in what they do, help develop a diverse, inclusive, and collaborative work environment, and benefit the communities in which our team members live and work. Our values also help us facilitate the recruitment, development and retention of our exceptional team.
Environmental.   Improper waste management and chemical releases can expose ecosystems and communities to unacceptable risks. Fortunately, protecting and preserving our earth’s precious resources for current and future generations is at the heart of what the Company does every day, and we are committed more than ever to communicate our efforts to stakeholders. We continuously challenge our teams to set a leading example of how to minimize the impact we and our customers have on the environment. Some of the Company’s greatest contributions toward sustainability are through the projects we perform every day for our customers by providing emergency response services and secure, environmentally protective solutions for the treatment, disposal, and recycling of waste generated by industrial processes, households and the cleanup of contaminated sites. Our innovative services provide the solutions our customers need, and we consistently enable them to protect the environment and meet their own sustainability goals as we manage their wastes and operations and help them more consciously utilize, reuse and recycle their resources. We do this through our many service offerings, including glycol recycling, aerosol recycling, managed services and recertification of drums and other containers for reuse. We also provide environmentally friendly alternatives to direct disposal such as use of our thermal remediation and recovery practices. By providing our wide array of services and committing to sustainability in our own operations, we help protect our environment over the long term and avoid depletion and degradation of natural resources. Additional details about these solutions, and other sustainability efforts, can be found on our website at https://www.usecology.com/page/ESG.
The Company launched an assessment of its own energy use in 2021 and aims to track its annual nationwide renewable energy sources. Our robust environmental compliance tracking programs ensure we stay on track to maintain compliance and meet our goals in 2021. We continuously assess options for utilizing innovative technology, preserving resources and recycling, which leads to regular expansions of the sustainable waste solutions services we offer to our customers. One of the ways we show our deep-rooted commitment to environmental stewardship in our own operations is by our commitment to overall reductions of greenhouse gas emissions. This is demonstrated day after day at our landfills and across our entire transportation fleet. Our landfills do not receive putrescible or other organic waste that contribute to the generation of greenhouse gas emissions, establishing minimal greenhouse gas emission impacts compared to municipal and general solid waste landfills. Our transportation fleet reduces fuel consumption and lowers emissions through more efficient routing, use of newer technologies and replacement of older units.
Social.   We take pride in offering a variety of comprehensive and industry-leading programs and resources to support the health and well-being of our team members and their families, including, among others:
•
Employer Match 401(k) Savings and Retirement Plan with Roth IRA contribution option;

•
Incentive bonus programs for all team members (not under collective bargaining agreements) that are tied to Company performance;

•
Military leave;

•
Volunteer leave;

•
Medical, dental and vision insurance options for team members and dependents;

•
Health Savings Account options;

•
Education reimbursement (see below);

•
Discounts on goods and services; and

•
Employee Assistance.

An engaged workforce is integral to the long-term success of our business. We are committed to fostering and promoting a diverse and inclusive workforce, and a collaborative and respectful environment for our team members. We practice this daily through programs aimed at workforce recruiting and retention, mentoring, advancement and engagement. The Company aims to continue increasing diversity of gender, race/ethnicity and minority group representation across its organization. As of December 31, 2020, we had 3,465 employees, comprised of 21.7% female and 78.3% male team members.
One of our strategic goals for 2021 is to increase our focus on culture and people through specific program investments. We are on track to achieve this goal and plan to increase diversity candidate employment applications by 5% through:
•
Training leadership and human resources teams on affirmative action plan results to target diverse talent sources in underrepresented communities;

•
Establishing a new inclusion and diversity council to manage initiatives, act as a liaison among our teams to ensure open communication and provide company-wide support and guidance for achieving our priorities;

•
Improving overall engagement survey diversity and inclusion scores by 3% and improving those scores by 5+% for business units with scores of less than 60%;

•
Training human resources teams to develop relationships with diversity recruiting sources;

•
Facilitating new inclusion training to promote a culture where all individuals feel respected, are treated fairly and are provided equal access to career development and promotional opportunities; and

•
Leveraging job requisition processes to ensure competitive hiring process and equal opportunity for all leadership roles.

Transformative leadership, career advancement and broadening opportunities, and community outreach, comprise the Company’s three strategic pillars of inclusion and diversity. Many of our 2021 initiatives are aimed at supporting these pillars. We set clear expectations for our leaders through annual leadership and engagement goals, and plan to provide enhanced training and guidelines to enable them to facilitate more inclusive and diverse work environments. In 2021, the Company is introducing new attraction, development and retention tools to position itself as a leader and employer of choice in its industry and ensure an appropriate balance between acquiring new talent and advancing from within. The Company sponsors numerous internal and external training programs for all team members and its generous education reimbursement program contributes up to $4,500 a year for each participating team member.
The Company’s core values help guide our team members to be humble, hungry and people smart, and allow each team member to flourish in their role for the Company’s “One Team” spirit. The strength of our team is realized when each member’s voice is heard. Our 2020 annual Speak Up engagement survey confirmed that 74.7% of team members are engaged, energized and passionate about their work. By acting on feedback gained through that survey and fostering teams that include people from various backgrounds, groups and cultures, we enable continuous innovation that builds the foundation for better solutions. The Company aims to continue to cultivate an organization that values and reflects the variety of thought, experience and culture inherent in our global workforce, and to empower the voices of those who continue to make the Company an extraordinary place to work.
We regularly invest in third-party partnerships to help recruit the best employee candidates across diverse groups. Our partnership with the U.S. Army’s Partnership for Youth Success program helps connect new and transitioning soldiers with civilian employment opportunities, and 7.4% of our new hires were veterans in 2020. Our hiring initiatives consistently demonstrate our dedication to fostering diversity in our workforce, and attracting and retaining more women, First Nations/Indigenous and other minority group affiliated team members. We believe it is critical to create a culture of gender equity and diversity, empower our workforce and set an example of how everyone can succeed and excel in our industry.
The Company is dedicated to equal employment opportunity hiring practices, policies and employee management practices. We have an anti-harassment policy that prohibits hostility, aversion and harassment in any form, details how to report and respond to such issues and prohibits retaliation against any team member for so reporting. We have implemented company-wide training on these important policies through numerous outlets, including direct training, integration into new hire onboarding and our manager’s toolkit resources.
SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
In accordance with SEC rules and regulations, the Company must receive stockholder proposals submitted for inclusion in the Company’s proxy materials and for consideration at the 2022 Annual Meeting of Stockholders (“2022 Annual Meeting”) no later than December 14, 2021. Any such proposals are requested to be submitted to Secretary, US Ecology, Inc., 101 S. Capitol Blvd., Suite 1000, Boise, Idaho 83702 and should comply with the SEC rules governing stockholder proposals submitted for inclusion in proxy materials.

Under the Amended and Restated Bylaws, the deadline for advance notice of stockholder proposals or director nominations to be brought to the annual meeting of stockholders is generally no earlier than 120 days and no later than 90 days before the first anniversary of the date of the prior year’s annual meeting of stockholders. In addition, under the Amended and Restated Bylaws, the deadline for advance notice of director nominations for a special meeting of stockholders where directors will be elected is no earlier than 120 days prior to such special meeting and no later than the later of 90 days prior to such special meeting and the tenth day after the date on which notice of such special meeting was first made or publicly disclosed. All proposals and/or nominations must comply with the requirements set forth in the Amended and Restated Bylaws.
Stockholders wishing to submit proposals or director nominations at our 2022 Annual Meeting that are not to be included in our proxy statement materials must be submitted to Secretary, US Ecology, Inc., 101 S. Capitol Blvd., Suite 1000, Boise, Idaho 83702, no earlier than January 25, 2022 and no later than February 24, 2022. In considering any nominee proposed by a stockholder, the Corporate Governance Committee will apply the same criteria it uses in evaluating all director candidates. Nominees should reflect suitable expertise, skills, attributes, and personal and professional backgrounds for service as a director of the Company.
Other stockholder communications to the Board of Directors may be sent at any time to US Ecology, Inc., c/o Secretary, 101 S. Capitol Blvd., Suite 1000, Boise, Idaho 83702. Management intends to summarize and present all such communications to the Board of Directors.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
At the Meeting, the 10 director nominees receiving the greatest number of votes cast will be elected, provided that each nominee receives a majority of the votes cast. Directors so elected will hold office until the 2022 Annual Meeting or until their death, resignation or removal, in which case the Board of Directors may or may not appoint a successor. It is the intent of the person named in the proxy, Jeffrey R. Feeler, to vote proxies that are not marked to the contrary for the director nominees named below. If any nominee is unable to serve, the named proxies may, in their discretion, vote for any or all other persons who may be nominated.
The Corporate Governance Committee recommended 10 directors to stand for election to the Board of Directors. All nominees have agreed to serve if elected. In 2020 and 2021, the Company did not receive any nominee recommendations from stockholders for consideration by the Corporate Governance Committee for this Annual Meeting.
Nominees for Directors
Name	Age	Position with Company	Residence	Director Since
Richard Burke	56	Independent Director	Ponte Vedra Beach, FL	2020
E. Renae Conley	63	Independent Director	Chicago, IL	2020
Katina Dorton	63	Independent Director	Raleigh, NC	2014
Glenn A. Eisenberg	59	Independent Director	Charlotte, NC	2018
Jeffrey R. Feeler	51	Chairman, President, CEO, and Director	Boise, ID	2013
Daniel Fox	70	Independent Director	Goodyear, AZ	2010
Mack L. Hogans	72	Independent Director	Kirkland, WA	2021
Ronald C. Keating	52	Independent Director	Pittsburgh, PA	2017
John T. Sahlberg	67	Independent Director	Boise, ID	2015
Melanie Steiner	54	Independent Director	Toronto, ON	2019
Richard Burke joined the Board of Directors in 2020 and previously served as Chairman of the Board and Chief Executive Officer of Advanced Disposal Services, Inc. (2012 – 2020), an integrated environmental services company. He previously served as President and Chief Executive Officer of Veolia Environmental Services North America Corp., a waste management company (2009 – 2012) and from 2007 – 2009 as President and Chief Executive Officer of Veolia ES Solid Waste, Inc., a solid waste management company. Mr. Burke began his employment with Veolia, Inc. in 1999 as Area Manager for the Southeast Wisconsin area and served as Regional Vice President for the Eastern and Southern markets until he was appointed Chief Executive Officer. Prior to joining Veolia, Inc., he spent 12 years with Waste Management, Inc., a waste management company, in a variety of leadership positions. Mr. Burke holds a Bachelor of Arts degree in Political Science from Randolph Macon College.
The Board of Directors concluded that Mr. Burke is qualified to serve as a director because of his extensive industry and senior management experience and deep knowledge of corporate strategy, operations and finance.
E. Renae Conley joined the Board of Directors in 2020 and currently serves as the Chief Executive Officer of ER Solutions, LLC (since 2013), an energy consulting firm. Ms. Conley previously served from 2010 – 2013 as Executive Vice President, Human Resources & Administration and Chief Diversity Officer of Entergy Corporation (NYSE: ETR) (“Entergy”), an integrated energy company. She also previously served as Chair, President and Chief Executive Officer of Entergy Louisiana and Entergy Gulf States Louisiana, an operating subsidiary of Entergy, that serves over one million electric customers. Ms. Conley also serves as a director of PNM Resources Corp. (NYSE: PNM) (since 2014), an electric utility that serves New Mexico and Texas, and is chair of its Compensation and Human Resources Committee and member of its Audit and

Ethics Committee. She previously served as a director of Advanced Disposal Services, Inc. (2017 – 2020), an integrated environmental services company, and was a member of its Compensation Committee and Nominating and Corporate Governance Committee. Additionally, Ms. Conley is on the board of The Indiana Toll Road Concession LLC, a subsidiary of IFM Investors that operates and maintains the Indiana East-West Toll Road. Ms. Conley has a Bachelor of Science degree in Accounting and Master of Business Administration, both from Ball State University.
The Board of Directors concluded that Ms. Conley is qualified to serve as a director because of her extensive experience in the area of corporate strategy, human resources, operations, the energy industry and complex transactions.
Katina Dorton joined the Board of Directors in 2014 and currently serves as Chief Financial Officer of Nodthera, a private biotechnology company. Ms. Dorton also currently serves on the board and as chair of the Audit Committee of Fulcrum Therapeutics, Inc. (NASDAQ: FULC) (since 2020) and on the board and as chair of the Audit Committee of Pandian Therapeutics, Inc. (NASDAQ: PAND) (since 2020). She most recently served as Executive Vice President and Chief Financial Officer of Repare Therapeutics, Inc., a biotechnology company focused on new therapies for cancer (2019 – 2020). She was previously Chief Financial Officer of AVROBIO (NASDAQ: AVRO), a biotechnology company (2017 – 2018). Ms. Dorton served as Chief Financial Officer of Immatics GmbH, also a biotechnology company, from 2015 – 2017. Previously, Ms. Dorton spent more than 15 years as an investment banker where she advised companies and their boards on capital markets, fund raising, mergers and acquisitions, and other strategic transactions. She was a Managing Director at Morgan Stanley and an attorney in private practice at Sullivan & Cromwell. Ms. Dorton is on the Board of the National Association of Corporate Directors (“NACD”) Research Triangle Chapter where she has served since 2014. She is an NACD Corporate Governance Fellow. Ms. Dorton holds a Juris Doctorate degree from the University of Virginia School of Law, a Master of Business Administration degree from George Washington University and a Bachelor of Arts degree in Economics from Duke University.
The Board of Directors concluded that Ms. Dorton is qualified to serve as a director because of her extensive knowledge of strategic finance, over 20 years of investment banking experience, senior management experience and experience as a practicing attorney.
Glenn A. Eisenberg joined the Board of Directors in 2018. He is currently the Executive Vice President and Chief Financial Officer at Laboratory Corporation of America Holdings (NYSE: LH) (since 2014), a leading global life sciences company. Mr. Eisenberg brings more than 30 years of financial and leadership experience with sizeable and diversified publicly traded companies. He previously served as Executive Vice President (Finance and Administration) at The Timken Company (2002 – 2014) and held senior executive and leadership positions at United Dominion Industries (1990 – 2001) and The Citizens and Southern Corporation (1985 – 1990). In addition to these executive leadership positions, Mr. Eisenberg serves on the board of Perspecta (NYSE: PRSP) (since 2019), where he also serves on the Audit Committee, and previously served on the boards of Family Dollar Stores, Inc. (2002 – 2015) and Alpha Natural Resources, Inc. (2005 – 2015), each of which is publicly traded. Mr. Eisenberg holds a Master of Business Administration degree with a concentration in Finance from Georgia State University and a Bachelor of Arts degree in Economics and Environmental Studies from Tulane University.
The Board of Directors concluded that Mr. Eisenberg is qualified to serve as a director because of his senior executive and board member experience with publicly traded companies and expertise in finance, accounting, capital structures, M&A, corporate governance and investor relations.
Jeffrey R. Feeler joined the Board of Directors in 2013, was appointed Chairman of the Board in 2015, and is the Company’s President and Chief Executive Officer. He joined the Company in 2006 as Vice President, Chief Accounting Officer, Treasurer and Controller. He was promoted in 2007 to Vice President and Chief Financial Officer; positions he held until his promotion to senior executive in October 2012. Prior to 2006, Mr. Feeler held financial and accounting management positions with MWI Veterinary Supply, Inc. (a distribution company), from 2003 to 2005 with Albertson’s, Inc. (a grocery retailer and predecessor to Albertsons Companies, Inc. (NYSE: ACI)) and from 2002 to 2003 with Hewlett-Packard Company. From 1993 to 2002, he held various accounting and auditing positions, including the position of Sr. Manager, for

PricewaterhouseCoopers LLP. Mr. Feeler is a Certified Public Accountant and holds Bachelor of Business Administration of Accounting and a Bachelor of Business Administration of Finance degrees, both from Boise State University.
The Board of Directors concluded that Mr. Feeler is qualified to serve as a director because of his intimate knowledge of the Company’s business operations and the industry in which it competes. Mr. Feeler also has an extensive knowledge of and experience in capital markets, mergers, acquisitions and strategic planning gained through his professional experiences.
Daniel Fox joined the Board of Directors in 2010. He is a Certified Public Accountant. He was an active Faculty Associate in the W.P. Carey School of Business at Arizona State University where he developed and taught undergraduate accounting courses from August 2016 to May 2018. While not currently actively teaching, he remains in the pool of Arizona State University qualified Faculty Associates. Mr. Fox was a full-time lecturer in the College of Business and Economics at Boise State University from 2007 through May 2016 where he developed and taught graduate and upper division undergraduate accounting and finance courses. Mr. Fox held various management and leadership positions over a 28 year career at PricewaterhouseCoopers LLP, retiring as a senior partner and Global Capital Markets Leader for the firm's regional hub in Switzerland. During his public accounting career, Mr. Fox provided a wide range of services to a diverse mix of clients ranging in size from small privately held start-up companies to mature global public companies. In 2018, he received a Cyber-Risk Oversite Certificate for completing the NACD Cyber-Risk Oversight Certificate program, developed alongside the CERT Division of the Software Engineering Institute at Carnegie Mellon University.
The Board of Directors concluded that Mr. Fox is qualified to serve as a director because of his wide-ranging experience working with audit committees, boards, and senior management as well as his knowledge of Generally Accepted Accounting Principles (“GAAP”) and SEC accounting and reporting gained through his career in public accounting and activities as a lecturer and speaker on auditing, accounting, finance, reporting and regulatory matters. The Board of Directors also views Mr. Fox’s qualifications around enterprise risk management and cybersecurity as skills important to the overall success of the Board.
Mack L. Hogans provides consulting services to executive officers and businesses in leadership, strategy, M&A, governance, public policy, diversity, equity and inclusion, and environmental policy. He held various positions over a 25 year period at Weyerhaeuser Company (NYSE: WY), a timberlands and wood products company, retiring in 2004 as Senior Vice President of Corporate Affairs. Before joining Weyerhaeuser Company, Mr. Hogans worked for the U.S. Forest Service, Maryland National Capital Parks and Planning Commission and the National Park Service. He also serves as director of Boise Cascade Company (NYSE: BCC) (since 2014), a producer of plywood and engineered wood products in North America, where he serves as Lead Independent Director. Mr. Hogans has a Bachelor of Science degree in Forestry and Natural Resources from the University of Michigan and a Master of Science degree in Forest Resources from the University of Washington. Mr. Hogans was recommended for appointment to our Board by an existing director.
The Board of Directors concluded that Mr. Hogans is qualified to serve as a director because of his extensive experience in the areas of leadership, strategy, M&A, governance, and Environmental, Social and Governance programs.
Ronald C. Keating joined the Board of Directors in 2017. He brings more than 25 years of operations and leadership experience with companies providing solutions to municipal, industrial and infrastructure customers. Mr. Keating is currently the President, Chief Executive Officer and a director at Evoqua Water Technologies Corp. (NYSE: AQUA), a global provider of water and wastewater treatment solutions and services (since 2014). He previously served as President and Chief Executive Officer at Contech Engineered Solutions (2008 – 2014), a provider of site solutions for contractors, owners, engineers, and architects and held senior leadership positions at Kennametal Inc. and Ingersoll-Rand Inc. Mr. Keating holds a Master of Business Administration from the Kellogg School of Management at Northwestern University and a Bachelor of Science degree in Industrial Distribution from Texas A&M.
The Board of Directors concluded that Mr. Keating is qualified to serve as a director because of his significant operational, strategic and senior leadership experience in industries serving commercial and industrial markets.

John T. Sahlberg joined the Board of Directors in 2015. Mr. Sahlberg previously served as Senior Vice President of Human Resources and General Counsel for Boise Cascade Company (NYSE: BBC), a producer of plywood and engineered wood products, from which he retired in 2019. During his 35 years with Boise Cascade Company and its predecessors, he held numerous legal and human resource positions, responsible for human resources, labor relations, environmental compliance, legal, government relations, communications and board administration. From 2000 through 2018, Mr. Sahlberg served as a director and chair (2014) of Vigilant, a non-profit employer association. He also served as Management Trustee of Bledsoe Health Care Trust (2000 – 2019) and as Management Trustee of TOC/Carpenters Pension Trust from 2000 – 2009. Mr. Sahlberg is a member of the Idaho State Bar and holds a Bachelor of Arts degree in Economics from Harvard University and a Juris Doctorate from Georgetown University.
The Board of Directors concluded that Mr. Sahlberg is qualified to serve as a director because of his human resource and board governance knowledge and his experience in integrating acquisitions and in environmental and sustainability matters gained through his professional experiences.
Melanie Steiner joined the Board of Directors in 2019. She is a former global retail and fashion executive with over 30 years of experience in risk, strategy, all aspects of Environmental, Social and Governance, as well as international law and policy. Ms. Steiner brings a broad cross-functional background, with expertise in the key disruptive forces facing industry including digital, cybersecurity and Environmental Social Governance (ESG). From 2012 to 2020, she served as the Chief Risk Officer of PVH Corp. (NYSE: PVH), a Fortune 500 global apparel company with ownership of lifestyle brands Calvin Klein and Tommy Hilfiger among others. In this role, she oversaw a diverse set of global functions including internal audit, cybersecurity and digital risk management, Corporate Social Responsibility (CSR), enterprise risk management, crisis management, insurance and procurement, while also acting as a key advisor to the Senior Management Team on important areas of risk and strategy. Previously, Ms. Steiner held a leadership position with EY, and began her career in commercial and environmental law and policy. She was a litigator as well as an international policy advisor, managing delegations and lobbying strategies relating to various United Nations-level, Heads of State and Ministerial events and treaty processes. Ms. Steiner holds an LLM Master of Laws from the University of London (UK) and an LLB (J.D.) Bachelor of Laws from Osgoode Hall Law School, York University, Toronto.
The Board of Directors concluded that Ms. Steiner is qualified to serve as a director because of her extensive background in strategy, risk management, and deal integration, combined with her global leadership experience with environmental, social and governance matters.
The Board of Directors unanimously recommends a vote “FOR” each of the listed nominees.

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accountant for the 2021 fiscal year. A Deloitte representative plans to be present telephonically or in person (virtually) at the Annual Meeting, will be available to answer appropriate questions and will have an opportunity to make a statement if he or she desires to do so.
While stockholder ratification of Deloitte as the Company’s independent registered public accountant is not required by the Company’s Amended and Restated Charter, Amended and Restated Bylaws, or otherwise, the Board is submitting its selection of Deloitte for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board, in conjunction with its Audit Committee, will further evaluate whether to retain Deloitte. If the selection is ratified, the Board and the Audit Committee, in their discretion, may direct the appointment of a different independent accounting firm at any time if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the votes cast is required to ratify the appointment of Deloitte. Abstentions and broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this proposal has been ratified.
Audit, Audit-Related, Tax and Other Fees
The aggregate fees billed or expected to be billed for the audit of the Company’s financial statements for the fiscal years ended December 31, 2020 and 2019 by the Company’s principal accounting firm, Deloitte, were as follows:
	2020	2019
Audit Fees	$2,350,000	$2,107,763
Audit-Related Fees	—	300,000
Tax Fees	404,120(1)	236,826
All Other Fees	1,895(2)	1,895
Total Fees	$2,756,015	$2,646,484

(1)
Amount due for federal, state, and foreign tax compliance and consulting.

(2)
Amount due for access to Deloitte’s accounting research tool.

Deloitte prepared an annual engagement letter that was submitted to the Audit Committee for approval for the 2020 audit. The Audit Committee approved all of the non-audit services provided by Deloitte in fiscal year 2020 in advance of the services being performed. The engagement letter created a contract between the Company and Deloitte that specified the responsibilities of each party. It was signed on behalf of the Company by the chair of the Audit Committee and the Chief Financial Officer. The Company paid Deloitte a fixed amount for the annual audit and each quarterly review and for other services agreed to in the engagement letter and subsequent amendments. The Audit Committee believes that Deloitte’s provision of non-audit services has been compatible with maintaining the firm’s independence.
The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

PROPOSAL NO. 3:
ADVISORY VOTE ON EXECUTIVE COMPENSATION
As required by Section 14 of the Exchange Act, the Company is providing its stockholders with the opportunity to cast an advisory vote on the compensation of its Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K in the “Compensation Discussion and Analysis” section and accompanying tables of this Proxy Statement. The Board of Directors believes it is appropriate to seek the views of the Company’s stockholders on the design and effectiveness of the Company’s executive compensation program.
At the 2017 Annual Meeting, the Company’s stockholders also voted that the advisory vote on executive compensation should be held once every year. Consistent with that vote, the Board of Directors resolved to hold an advisory vote on executive compensation once every year in connection with the Company’s annual meeting of stockholders.
The Company’s goal for its executive compensation program is to attract and retain exceptional, highly motivated individuals as executive officers who will provide leadership for the Company’s success in dynamic, highly competitive markets. The Company seeks to accomplish this goal in a way that is aligned with the long-term interests of the Company’s stockholders. The Company believes that its executive compensation program achieves this goal with its emphasis on long-term equity awards and performance-based compensation.
As an advisory vote, this proposal is not binding upon the Company. However, the Board of Directors values the opinions expressed by the Company’s stockholders in their vote on this proposal and, to the extent that a significant percentage of votes are cast against the compensation of the Named Executive Officers, the Compensation Committee will evaluate potential changes for consideration by the Board to address the concerns reflected in such votes. The Company expects to hold its next advisory vote on executive compensation at its 2022 Annual Meeting.
Accordingly, the Company asks the stockholders to vote on the following resolution:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis, compensation tables and narrative discussion sections of this Proxy Statement, is hereby APPROVED.”
The Board of Directors unanimously recommends a vote “FOR” the resolution approving the compensation of the Company’s Named Executive Officers.

PROPOSAL NO. 4:
APPROVAL OF AMENDMENT 1 TO THE
AMENDED AND RESTATED US ECOLOGY, INC. OMNIBUS INCENTIVE PLAN
The Board recommends that stockholders approve Amendment 1 to the Amended and Restated US Ecology, Inc. Omnibus Incentive Plan (“Amendment”), which amendment was adopted by the Board on March 31, 2021 (subject to stockholder approval). The purpose of the Amendment is to:
•
increase the number of shares of Company common stock that may be issued under the Amended and Restated US Ecology, Inc. Omnibus Incentive Plan (“Omnibus Plan”) by 1,772,000 shares (from 1,500,000 shares to 3,272,000 shares);

•
remove the limit on the number of shares covered by awards that may be granted to any participant (other than a non-employee director) in any one calendar year; and

•
extend the term of the Omnibus Plan from April 7, 2025 to March 31, 2031.

The Omnibus Plan, as amended through the date of this Proxy Statement (including to reflect the three amendments described above), is filed as Annex A to this Proxy Statement. Because of the materiality of the Amendment, the approval by our stockholders of this Proposal No. 4 will constitute their approval of the Omnibus Plan as a whole.
As described below in the Compensation Discussion and Analysis section of this Proxy Statement, equity-based awards are one of the three main components of our executive compensation program. One of their principal benefits is that they directly align executive interests with those of our stockholders, through ownership in the Company. We believe that when a significant portion of our executives’ total compensation is linked to the performance of our stock through the grant of equity-based awards, it encourages decision making designed to increase the long-term value of the Company’s stock. If we were unable to grant equity-based awards, the Company would have to compete for executive talent by increasing the cash-based components of our executive compensation program. We believe that the benefits of equity-based compensation, as described above, cannot be adequately replicated by cash-based compensation alone.
Basis for Board’s Adoption of the Amendment
The Amendment is intended to give the Company the flexibility to grant new equity-based awards over the next several years to employees, consultants and non-employee directors. In determining the increase in the number of shares available for issuance under and the extension of the term of the Omnibus Plan, the Compensation Committee and the Board considered a number of factors. These factors included:
•
The Company’s three-year average burn rate — Our three-year average “burn rate” was 0.8% for fiscal years 2018 through 2020 (this does not include awards assumed by us in connection with our acquisition of NRC Group Holdings Corp. (“NRC”) in 2019). We define burn rate as the total number of time-based awards granted to participants in a single year, plus the total number of performance-based awards that become earned in such year, expressed as a percent of our weighted average shares outstanding. We believe our historical burn rate is reasonable for a company of our size in our industry. For more information on our burn rate, please see below under “Outstanding Awards; Burn Rate.”

•
Estimated duration of shares available for issuance under the Omnibus Plan — Based on the requested increase in the number of shares to be reserved under the Omnibus Plan and on our three-year average burn rate as described above, we expect that the requested increase in the share reserve will cover awards for the term of the Omnibus Plan (provided that the actual duration may differ based on a number of factors, including future stock price, long-term incentive participation levels, equity award mix and acquisitions and divestures). We believe the estimated duration of the requested increase in the share reserve is reasonable for a company of our size in our industry.

•
Expected dilution — As of January 31, 2021, there were a total of 31,186,160 shares of our common stock outstanding. The proposed increase in the number of shares of common stock available for issuance under the Omnibus Plan (1,772,000 shares) represents 5.7% of the total number of shares of our common stock outstanding on a fully diluted basis on January 31, 2021. The total number of shares of common stock that will remain available for issuance under the Omnibus Plan if the Amendment is approved by our stockholders (2,059,073 shares) based on the total number of shares remaining available for issuance under the Omnibus Plan on January 31, 2021 and the increase in shares authorized by the Amendment) represents 6.6% of the total number of shares of our common stock outstanding on a fully diluted basis on January 31, 2021. For the purposes of the calculations set forth in this paragraph, “fully diluted basis” includes all outstanding shares of common stock. We believe that the expected dilution that will result from the Amendment is reasonable for a company of our size in our industry.
•
Overhang — As of January 31, 2021, our estimated existing overhang as it relates to the Omnibus Plan was 3.8%. We define existing overhang as the sum of the following items expressed as a percentage of our weighted average shares outstanding during 2020: (i) the total number of shares subject to outstanding awards and (ii) the total number of shares available for future grants under the Omnibus Plan. Our total overhang (including the shares requested by the Amendment) as of January 31, 2021 would be 9.5% if stockholders approve the Amendment.

Prior to adopting the Amendment, the Compensation Committee and the Board also considered the cost of issuing additional shares and the central role of equity-based incentive compensation in the Company’s executive compensation program, as described more fully in the Compensation Discussion and Analysis section of this Proxy Statement. The Board also considered the advice of Meridian Compensation Partners, LLC (“Meridian”), who served as the compensation consultant to the Compensation Committee. The Board’s purpose in adopting the Amendment is to ensure the longevity, effectiveness and administrative flexibility of the long-term equity incentive component of the Company’s executive compensation program.
Based on the foregoing considerations, the Board concluded that it is in the best interests of the Company and its stockholders for its stockholders to approve the Amendment. The Board has determined that the cost to stockholders of the Amendment is outweighed by the benefits to be achieved by appropriately compensated and motivated employees, consultants and non-employee directors. Our Compensation Committee will continue to monitor and evaluate the benefits, risks and costs to the Company and its stockholders and the effectiveness of our equity compensation program in granting the shares available for issuance under the Omnibus Plan.
Best Practices
The Omnibus Plan includes a number of features that reinforce the alignment between the interests of the participants in the Omnibus Plan and those of our stockholders. Such provisions include, but are not limited to, the following:
•
No Discounted Options or SARs — Stock options and stock appreciation rights (“SAR”) may not be granted with exercise prices that are lower than the fair market value of the underlying shares on the grant date.

•
No Repricing, Replacement or Repurchase without Stockholder Approval — The Omnibus Plan prohibits the repricing, replacement or cash buyout/repurchase of any option, SAR or other award without stockholder approval.

•
No Evergreen Provision — The Omnibus Plan does not include a so-called “evergreen” provision that automatically increases the number of shares available for issuance pursuant to awards. Thus, we must seek stockholder approval in order to authorize more shares for awards under the Omnibus Plan.

•
No Tax Gross-Ups — The Omnibus Plan does not provide tax gross-ups to participants with respect to any awards.

•
Restrictions on Single-Trigger Vesting on Change in Control — The Omnibus Plan generally provides that a change in control of the Company will not, in and of itself, automatically accelerate the vesting, settlement or exercisability of outstanding awards.

•
No Liberal Share Recycling — Awards that are denominated in shares will count against the total number of shares authorized under the Omnibus Plan according to the number of shares underlying the award, even if the award is settled in cash, or shares are tendered by the participant in payment of the applicable exercise price or tax liability.

•
Recoupment and Clawback — Awards under the Omnibus Plan are subject to repayment pursuant to the terms of any Company clawback or recoupment policy. For additional information on the Company’s recoupment policy, please see the “Recoupment Policy” section in this Proxy Statement.

•
No Automatic Grants — The Omnibus Plan does not provide for “reload” or other automatic grants to participants.

•
Restrictions on Transferability — Awards under the Omnibus Plan may not be pledged or encumbered and will be exercisable during a participant’s lifetime only by the participant (or a guardian or legal representative). In addition, awards under the Omnibus Plan are not transferrable other than by the laws of descent and distribution or to the participant’s immediate family members (or trusts in which immediate family members are the only beneficiaries, or partnerships in which immediate family members are the only partners).

Outstanding Awards; Burn Rate
The following table sets forth information regarding stock options, unvested performance stock unit (“PSU”) awards, unvested restricted stock awards and unvested restricted stock unit (“RSU”) awards, in each case, as of January 31, 2021 under the Omnibus Plan. Awards assumed by us in connection with our acquisition of NRC in 2019 are not reflected in the table below. As of January 31, 2021, 287,073 shares of common stock remain available for grant under the Omnibus Plan.
Options Outstanding	Weighted Average Exercise Price ($)	Weighted Average Remaining Contractual Term of Outstanding Options (in years)	Unvested PSUs Outstanding	Unvested Restricted Stock Outstanding	Unvested RSUs Outstanding
562,833	$44.58	7.4	71,970	106,164	146,647
The Company’s “burn rate” is a measure of the speed at which the Company uses (or “burns”) shares available for grant under the Omnibus Plan and shows the potential dilutive effect of equity grants on the Company’s outstanding equity over the course of a year. The following table sets forth information regarding time-based awards granted during each of the last three years, performance-based awards earned during each of the last three years, the burn rate for each of the last three years and the average burn rate over the period of the last three years.
Year	Options Granted(1)	PSU Awards Earned	Restricted Stock Awards Granted	RSU Awards Granted	Total Granted/ Earned	Weighted Average Number of Shares of Common Stock Outstanding	Burn Rate(2)
2020	78,700	8,619	51,700	111,830	250,849	31,125,632	0.8%
2019	70,500	19,414	28,900	151,263	270,077	23,521,464	1.1%
2018	40,900	5,996	32,700	39,674	119,270	21,888,427	0.5%
3-year average							0.8%

(1)
Does not include options and RSUs assumed in connection with our acquisition of NRC in 2019.

(2)
Burn Rate is the quotient of (x) the total number of options, restricted stock awards and RSU awards granted in a specific period, plus the total number of PSU awards that were earned during such period, divided by (y) the weighted average number of shares of common stock outstanding in such period. Only our PSUs vest based on the achievement of performance goals.

Summary of the Omnibus Plan
The following general description of certain provisions of the Omnibus Plan is qualified in its entirety by reference to the Omnibus Plan, which is filed as Annex A to this Proxy Statement. In the event of any inconsistency between this summary and the Omnibus Plan, the Omnibus Plan will control.
Administration — The Omnibus Plan will be administered by the Compensation Committee. The Compensation Committee will have full and final authority in its discretion to (1) select the employees, non-employee directors and consultants who will receive awards, provided that awards granted to non-employee directors will be subject to ratification by the full Board; (2) determine the type or types of awards to be granted; (3) determine the number of shares to which an award will relate, the terms and conditions of any award (including, but not limited to, restrictions as to vesting, performance goals, transferability or forfeiture, exercisability or settlement and waivers or accelerations thereof, and waivers of or modifications to performance goals) and all other matters to be determined in connection with an award; (4) determine the exercise price, base price or purchase price (if any) of an award; (5) determine whether, to what extent, and under what circumstances an award may be cancelled, forfeited or surrendered; (6) determine how a leave of absence will impact an award, (7) determine whether, and to certify that, performance goals to which an award is subject are satisfied; (8) correct any defect or supply any omission or reconcile any inconsistency in the Omnibus Plan; (9) adopt, amend and rescind rules, regulations, guidelines, forms of agreements and instruments relating to the Omnibus Plan as it may deem necessary or advisable; (10) construe and interpret the Omnibus Plan; and (11) make all other determinations as it may deem necessary or advisable for the administration of the Omnibus Plan.
Eligibility — Any person who serves as an employee of or consultant to the Company or any of its subsidiaries, as well as any of the non-employee directors of the Company, will be eligible to receive awards under the Omnibus Plan. As of December 31, 2020, the Company employed approximately 3,471 people, had [*] consultants providing services to the Company and had eight non-employee members of the Board.
Limitation on Shares Available — The total number of shares available for awards under the Omnibus Plan, after giving effect to the Amendment, is 2,059,073. Awards covering no more than 25,000 Shares may be awarded to a non-employee director in any one calendar year. For purposes of determining the number of shares available for awards, each award that is denominated in shares will count against this limit based on the number of shares underlying the award rather than any lesser number of shares that may be issued in settlement of the award. Any shares tendered by a participant in payment of an exercise price for or settlement of an award or the tax liability with respect to an award, will not be available for future awards under the Omnibus Plan. Any shares subject to an award or portion thereof that is cancelled or forfeited or otherwise does not result in the issuance of all shares subject thereto will again be available for grant under the Omnibus Plan. Shares may be reserved or made available from the Company’s authorized and unissued shares or from treasury shares. Shares issued on account of the assumption or substitution of outstanding grants from an acquired company will not reduce the number of shares available for awards. For the avoidance of doubt, shares of Company common stock issued pursuant to awards granted under the US Ecology, Inc. Omnibus Incentive Plan that were assumed by the Company in connection with its restructuring as part of the NRC transaction in 2019 and converted to be in respect of Company common stock will be treated as if they were issued under the Omnibus Plan and will reduce the number of shares available for issuance under the Omnibus Plan.
Types of Awards — Under the Omnibus Plan, the Company may grant awards of restricted stock, performance stock, options, SARs, RSUs, PSUs and other stock-based awards or cash awards.
Options.   Options give a participant the right to purchase a specified number of shares from the Company for a specified time period at a fixed exercise price. Options granted may be either incentive stock options (“ISO”) or non-qualified stock options. The price at which an underlying share may be purchased will not be less than the fair market value of one share on the date of grant, or, in the case of an ISO granted to a ten-percent stockholder, less than 110% of the fair market value of a share on the date of grant. The Compensation Committee may grant options that have a term of up to 10 years, or, in the case of an ISO granted to a 10% stockholder, five years. The award agreement will specify the exercise price, term, vesting requirements, including any performance goals, and any other terms and conditions applicable to the option.

Stock Appreciation Rights.   A grant of a SAR entitles a participant to receive, upon exercise of the SAR, the excess of (1) the fair market value of one share on the date of exercise, over (2) the per share base price of the SAR. No payment from the participant is required upon the exercise of a SAR. Each award agreement will specify the number of SARs granted, the base price of the SAR (which will not be less than 100% of the fair market value of a share on the date of grant), the time or times at which a SAR may be exercised in whole or in part, the method of exercise, the method of settlement, the method by which shares will be delivered or deemed to be delivered to a participant, the term of the SAR (which will not be greater than ten (10) years) and any other terms and conditions of the SAR.
Restricted Stock.   An award of restricted stock is a grant of a specified number of shares to the participant, which shares are subject to forfeiture upon the happening of specified events during the restriction period. Each award of restricted stock will specify the duration of the restriction period, the conditions under which the shares may be forfeited, and the amount, if any, the participant must pay to receive the shares. During the restriction period, unless otherwise specified in an award agreement, the participant will have all of the rights of a stockholder with respect to the restricted stock, including the right to vote the shares and to receive dividends with respect to the shares at the same time such dividends are paid on Company common stock.
Performance Stock.   An award of performance stock is a grant of a specified number of shares to the participant subject to the achievement of performance goals during a specified performance period and subject to forfeiture upon the occurrence of specified events during the restriction period. Each award agreement will specify the duration of the performance period and restriction period (if any), performance goals applicable to the performance stock, the conditions under which the performance stock may be forfeited and the amount (if any) that the participant must pay to receive the performance stock. Unless otherwise provided in an award agreement, during the specified performance period the participant will not have the right to receive or accumulate dividends paid on or with respect to performance stock. However, the participant will have the right to receive dividends paid after the expiration of the performance period with respect to earned shares, whether or not such shares are subject to further restrictions.
Restricted Stock Units.   A RSU award is a grant of the right to receive a payment in shares or cash, or a combination thereof, equal to the fair market value of one share on the expiration of the specified restriction period. During the restriction period, the participant will have no rights as a stockholder with respect to shares underlying RSUs. Each award agreement with respect to RSUs will specify the duration of the restriction period, if any, and/or each installment thereof and the conditions under which such award may be forfeited.
Performance Stock Units.   A PSU award is a grant of the right to receive a payment in shares or cash, or a combination thereof, equal to the fair market value of one share (with or without a performance multiplier) on the expiration of the specified restriction period conditioned on the achievement of performance goals. During the restriction period, the participant will have no rights as a stockholder with respect to shares underlying PSUs. Each award agreement with respect to PSUs will specify the duration of the performance period and the restriction period, if any, the performance goals applicable to the PSUs and the conditions under which the PSUs may be forfeited.
Other Stock-Based Awards.   The Compensation Committee may grant under the Omnibus Plan, subject to applicable law, any other type of award that is payable in, or valued in whole or in part by reference to, shares, and that is determined by the Compensation Committee to be consistent with the purposes of the Omnibus Plan. Such awards may include deferred shares or share purchase awards, as well as an outright grant of shares that are not subject to any vesting or other forfeiture conditions. Other stock-based awards will be subject to additional terms as determined by the Compensation Committee, in its sole discretion, consistent with the Omnibus Plan.
Cash-based Awards.   Under the Omnibus Plan, the Compensation Committee may grant cash-based awards in such amounts and subject to such terms and conditions as it may determine consistent with the Omnibus Plan. Each cash-based award will specify a payment amount or payment range. Cash-based awards may be based on the attainment of performance goals.
Effect of a Termination of Employment or Other Service — Unless otherwise provided in an award agreement or an effective employment, consulting, severance or similar agreement between a participant and the Company or one of its subsidiaries, or as otherwise may be determined by the Compensation Committee, upon a participant’s termination of employment or other service (1) at any time, due to death or disability or (2) within 24 months following a change in control, without cause or by the participant for good reason, the unvested portion of each award held by the participant will vest in full, with any applicable performance goals being deemed to have been achieved at target or, if greater, actual levels, and any restricted period, if applicable, will lapse and such award will be settled (if necessary). If the participant holds an award of options or SARs, the award will remain exercisable by the participant or the participant’s beneficiary or legal representative for 90 days following the participant’s termination.
Unless otherwise provided in an award agreement or an effective employment, consulting, severance or similar agreement between a participant and the Company or one of its subsidiaries, or as otherwise may be determined by the Compensation Committee, upon a participant’s termination of employment or other service for any reason other than those specified in the immediately preceding paragraph, the unvested portion of each award held by the participant will cease to vest and will be forfeited with no further compensation due. If the participant holds an award of options or SARs, the vested portion of such award will remain exercisable for 30 days following the participant’s termination unless the termination was for cause, in which case options or SARs that were vested but unexercised will also be forfeited upon such termination.
Performance Goals — In the discretion of the Compensation Committee, the vesting, earning or settlement of any award may be conditioned upon the achievement of specified performance goals that are substantially uncertain to be met during the specified performance period at the time such goals are established. Performance goals may be described in terms of company-wide objectives or objectives that are related to the performance of the individual participant or a subsidiary, division, department or function within the company or subsidiary in which the participant is employed or to which the participant provides services. Performance goals may be measured on an absolute or relative basis.
Relative performance may be measured by a group of peer companies, by a financial market index or by another external measure. Performance goals may be based upon: specified levels of or increases in return on capital, equity or assets; earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (EBIT) and earnings before interest, taxes, depreciation and amortization (EBITDA); net economic profit; net income; operating income; safety and/or environmental record; sales; sales growth; gross margin; direct margin; share price (including but not limited to growth measures and total stockholder return), operating profit; operating efficiency; costs; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; enterprise value; economic value added or other value added measurements; revenue; market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation, including but not limited to entering into, substantially completing, or receiving payments under, relating to, or deriving from a joint development agreement, licensing agreement, or similar agreement; completion of acquisitions, business expansion or divestitures; implementation of critical projects or related milestones; achievement of operational or efficiency milestones; customer or employee satisfaction; individual objectives; any financial or other measurement deemed appropriate by the Compensation Committee as it relates to the results of operations or other measurable progress; and any combination of any of the foregoing criteria. If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or a subsidiary, or other events or circumstances render the performance goals unsuitable, then the Compensation Committee may modify such performance goals and/or the related minimum, target, maximum and/or other acceptable levels of achievement as may be deemed appropriate and equitable.
Changes in Capitalization and Change in Control — In the event that the Compensation Committee determines that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event, affects the Company’s shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants in the Omnibus Plan, then the Compensation Committee will proportionately and equitably adjust any or all of (1) the number and kind of shares which may thereafter be issued in connection with awards, (2) the number and kind of shares issuable in respect of outstanding awards, (3) the aggregate number and kind of shares available for issuance, and (4) the exercise price or grant price relating to any award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding award.
Unless otherwise provided in an award agreement or an effective employment, consulting, severance or similar agreement, a change in control will not, in and of itself, accelerate the vesting, settlement or exercisability of outstanding awards. Notwithstanding the foregoing (and unless otherwise provided in an award agreement or an effective employment, consulting, severance or similar agreement), if, in connection with a change in control, (1) the successor corporation (or its parent) does not assume an outstanding award or does not agree to substitute or replace such award with an award involving the ordinary common shares of such successor corporation (or its parent) on terms and conditions that preserve the rights of the applicable participant with respect to such award, (2) the securities of the Company or the successor corporation after the change in control will not be publicly traded on a U.S. securities exchange or (3) the change in control is not approved by a majority of incumbent directors immediately prior to such change in control, the Compensation Committee, in its sole discretion, may take one or more of the following actions with respect to all, some or any such awards: (a) accelerate the vesting, settlement and, if applicable, exercisability of such awards such that the awards are fully vested, settled and, if applicable, exercisable (effective immediately prior to such change in control); provided that awards subject to performance-based vesting conditions will be paid or settled in full based on the greater of the actual or target level (or, in the case of a change in control described in clause (2), maximum level) of achievement of the applicable performance goals through the date of the change in control; (b) cancel outstanding options or SARs in exchange for a cash payment in an amount equal to the excess, if any, of the fair market value of the options or SARs unexercised as of the date of the change in control over the exercise price or base price, as the case may be, of such shares (provided that any option or SAR with an exercise price or base price, as the case may be, that equals or exceeds the fair market value of one share on the date of the change in control will be cancelled with no payment due); or (c) take such other actions as the Compensation Committee deems appropriate to preserve the rights of participants with respect to their awards. The determination of the Compensation Committee with respect to any action taken in connection with a change in control will be conclusive and binding upon each participant.
Amendment and Termination — The Board may amend, alter, suspend, discontinue or terminate the Omnibus Plan without the consent of any participant or stockholders, except that any such amendment, alteration, suspension, discontinuation or termination will be subject to the approval of the stockholders if (1) such action would increase the number of shares available for awards, (2) such action results in the repricing, replacement or cash buyout/repurchase of any option, SAR or other award, or (3) stockholder approval is required by applicable law or regulation or the rules of any stock exchange on which the shares may then be listed. Notwithstanding the foregoing, without the consent of an affected participant, no amendment, alteration, suspension, discontinuation or termination of the Omnibus Plan may materially adversely affect the rights of a participant under any outstanding award, except insofar as any such action is necessary to ensure compliance with applicable law or regulation or the listing requirements of an applicable securities exchange, including, without limitation, Sections 162(m) or 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Unless earlier terminated, the Omnibus Plan will terminate on March 31, 2031.
Certain U.S. Federal Income Tax Consequences
The following discussion is a summary of certain U.S. federal income tax considerations that may be relevant to participants in the Omnibus Plan. The discussion is for general informational purposes only and does not purport to address specific U.S. federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address state, local or foreign income taxes or other tax considerations that may be relevant to a participant.
Restricted Stock and Performance Stock — Restricted stock and performance stock will be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a participant who receives restricted stock or performance stock does not make the election described below, the participant will not recognize any taxable income upon the grant of the award and the Company or a subsidiary, as applicable, is not entitled to a deduction at such time. When the forfeiture restrictions applicable to the award lapse, the participant will recognize compensation taxable as ordinary income equal to the fair market value of the shares at that time, less any amount paid for the shares and, subject to Code Section 162(m), the Company or a subsidiary, as applicable, will be entitled to a corresponding deduction. A participant’s tax basis in restricted stock or performance stock will be equal to the fair market value of the stock on the date on which the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin on such date. Upon a sale of the shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the participant’s tax basis in such shares.
Participants granted restricted stock or performance stock may make an election under Code Section 83(b) to recognize compensation taxable as ordinary income with respect to the shares when the shares are received rather than when the forfeiture restrictions lapse. The amount of compensation income will be equal to the fair market value of the shares on the date of grant (valued without taking into account restrictions other than restrictions that by their terms will never lapse) less any amount paid for the shares. Subject to Code Section 162(m), the Company or one of our subsidiaries, as applicable, will be entitled to a corresponding deduction. By making a Section 83(b) election, the participant will recognize no additional ordinary compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize short-term or long-term capital gain or loss with respect to the shares when they are sold, depending upon whether the shares have been held for more than one year. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value on the date of grant, and the participant’s holding period for such shares will begin on that date. If the restricted stock or performance stock is subsequently forfeited, the participant will not be entitled to a deduction as a result of such forfeiture, but will be entitled to claim a short-term or long-term capital loss (depending upon whether the shares have been held for more than one year prior to forfeiture) with respect to the shares, but only to the extent of the consideration paid, if any, by the participant for such shares.
Generally, during the restriction period, dividends and distributions paid with respect to restricted stock will be treated as compensation taxable as ordinary income (not dividend or qualified dividend income) received by the participant and, subject to Code Section 162(m), the Company or one of our subsidiaries, as applicable, will receive a corresponding deduction. Dividend payments received with respect to shares of restricted stock or performance stock for which a Section 83(b) election has been made or which are paid after the restriction period lapses generally will be treated and taxed as dividend or qualified dividend income.
Incentive Stock Options — Upon the grant of an incentive stock option, the option holder does not recognize any income and the Company (or a subsidiary, as applicable) is not entitled to a deduction. In addition, no income for regular income tax purposes will be recognized by an option holder upon the exercise of an incentive stock option if the requirements of the Omnibus Plan and the Code are satisfied, including, without limitation, the requirement that the option holder remain employed by the Company or a subsidiary during the period beginning on the date of grant and ending on the day three months (or, in the case of the option holder’s death or disability, one year) before the date the option is exercised. If an option holder has not remained an employee of the Company or a subsidiary during the period beginning on the date of grant of an incentive stock option and ending on the day three months (or one year in the case of the option holder’s death or disability) before the date the option is exercised, the exercise of such option will be treated as the exercise of a non-qualified stock option and will have the tax consequences described below in the section entitled “Non-Qualified Stock Options.”
The federal income tax consequences of a disposition of common stock acquired pursuant to the exercise of an incentive stock option depends upon when the disposition of such shares occurs.
•
If the disposition of such shares occurs more than two years after the date of grant of the incentive stock option and more than one year after the date of exercise, any gain or loss recognized upon such disposition will be long-term capital gain or loss and neither the Company nor a subsidiary, as applicable, will be entitled to any income tax deduction with respect to such incentive stock option.

•
If the disposition of such shares occurs within two years after the date of grant of the incentive stock option or within one year after the date of exercise (“Disqualifying Disposition”), the excess, if any, of the amount realized over the option price will be recognized and treated as taxable income to the option holder and, subject to Code Section 162(m), the Company or a subsidiary, as applicable, will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder on such disposition. The amount of ordinary income recognized by the option holder in a Disqualifying Disposition (and the corresponding deduction, if any, to the Company or a subsidiary, as applicable) is generally limited to the lesser of the gain recognized on such sale and the difference between the fair market value of the shares on the date of exercise and the option’s exercise price. Any gain recognized in excess of this amount will be treated as short-term or long-term capital gain (depending upon whether the shares have been held for more than one year). If the option’s exercise price exceeds the amount realized upon such a disposition, the difference will be recognized and treated as short-term or long-term capital loss (depending upon whether the shares have been held for more than one year).
If a participant is subject to the Alternative Minimum Tax (“AMT”), the tax consequences to the participant may differ from those described above. Generally, a participant will recognize ordinary income upon the exercise of an incentive stock option for AMT purposes equal to the amount by which the fair market value of the common stock acquired exceeds the amount paid therefore. Participants are urged to consult their tax advisors regarding the impact of the AMT on their exercise of incentive stock options.
Incentive stock options may, if permitted under the applicable award agreement and the Omnibus Plan, be exercised in whole or in part with shares of common stock held by the option holder. Except as provided in the paragraph immediately below, if an option holder elects to tender shares of common stock in partial or full payment of the option’s exercise price for shares to be acquired upon the exercise of an incentive stock option, the option holder will not recognize any gain or loss on such tendered shares. No income will be recognized by the option holder in respect of the shares received by the option holder upon the exercise of an incentive stock option if the requirements of the Omnibus Plan and the Code described above are met. The number of shares received equal to the number of shares surrendered will have a tax basis equal to the tax basis of the surrendered shares. Shares of common stock received in excess of the number of shares surrendered will have a tax basis of zero. The holding period of the shares received equal to the number of shares tendered will be the same as such tendered shares’ holding period, and the holding period for the excess shares received will begin on the date of exercise. Solely for purposes of determining whether a Disqualifying Disposition has occurred with respect to such shares received upon the exercise of the incentive stock option, all shares are deemed to have been acquired on the date of exercise.
If an option holder tenders shares of common stock that were previously acquired upon the exercise of an incentive stock option in partial or full payment of the option’s aggregate exercise price for shares to be acquired upon the exercise of another incentive stock option, and the tender of such shares occurs within two years after the date of grant of the first such incentive stock option or within one year after such shares were transferred to the option holder upon the exercise of such incentive stock option, the tender of such shares will be a Disqualifying Disposition with the tax consequences described above regarding Disqualifying Dispositions. The common stock acquired upon such exercise will be treated as common stock acquired upon the exercise of an incentive stock option. Common stock received upon such exercise equal to the number of shares of common stock tendered to satisfy the exercise price will have an aggregate tax basis equal to the tax basis of the tendered shares, increased by the amount of ordinary income recognized by the holder in connection with the Disqualifying Disposition, and the holding period for capital gains purposes of the shares so acquired will be the same as the holding period of the shares tendered. Any common stock acquired upon exercise in excess of the number of shares tendered will have a tax basis of zero and a holding period for capital gains purposes that starts on the date of exercise. Solely for purposes of determining whether a Disqualifying Disposition has occurred with respect to such shares received upon the exercise of the incentive stock option, all shares are deemed to have been acquired on the date of exercise.
Non-Qualified Stock Options — Upon the grant of a non-qualified stock option, an option holder does not recognize taxable income, and the Company (or a subsidiary, as applicable) is not entitled to a deduction. Upon the exercise of a non-qualified stock option, an option holder will recognize compensation taxable as ordinary income equal to the excess of the fair market value of the shares received over the option’s aggregate exercise price and, subject to Code Section 162(m), the Company or a subsidiary, as applicable, will be entitled to a corresponding deduction. An option holder’s tax basis in the common stock received upon the exercise of a non-qualified stock option will be equal to the amount paid for such shares plus the amount required to be included in income, and the option holder’s holding period for such shares will begin at the date of such exercise. Upon the sale of the shares received from the exercise of a non-qualified stock option, the option holder will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the option holder’s tax basis in such shares.
If, as may be permitted under the applicable award agreement, a non-qualified stock option is exercised in whole or in part with common stock held by the option holder, the option holder will not recognize any gain or loss on such tendered shares, except insofar as the tender of such shares constitutes a Disqualifying Disposition (as described above). The number of shares received by the option holder upon such an exchange that are equal in number to the number of tendered shares will retain the tax basis and the holding period of the tendered shares for capital gain purposes, while the number of shares received in excess of the number of shares tendered will have a tax basis equal to their fair market value upon exercise and a holding period that begins upon exercise.
Stock Appreciation Rights — A participant recognizes no taxable income and the Company is not entitled to a deduction when a SAR is granted. Upon exercising a SAR, a participant will recognize ordinary income in an amount equal to the cash or the fair market value of the stock received minus any amount paid for the stock, and, subject to Code Section 162(m), the Company will be entitled to a corresponding deduction. A participant’s tax basis in the shares of common stock received upon exercise of a SAR will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of common stock received upon exercise of a SAR, the participant will recognize short-term or long-term capital gain or loss, depending on whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the participant’s tax basis in such shares.
Restricted Stock Units and Performance Stock Units — Upon the grant of RSUs or PSUs, a participant does not recognize taxable income and the Company (or a subsidiary, as applicable) is not entitled to a deduction. When a participant receives payment of RSUs or PSUs, the participant will recognize compensation taxable as ordinary income in an amount equal to the cash or fair market value of the shares received and, subject to Code Section 162(m), the Company or one of our subsidiaries, as applicable, will be entitled to a corresponding deduction. If a participant receives shares in settlement of RSUs or PSUs, the participant will have a tax basis in such shares equal to their fair market value on the date of settlement and the participant’s holding period with respect to such shares will begin on such date. Upon the sale of shares received by the participant in settlement of RSUs or PSUs, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares. In addition, as discussed below, some RSU or PSU awards may be considered deferred compensation and must comply with the requirements of Code Section 409A in order to avoid early income inclusion, additional taxes and interest.
Other Stock-Based Awards — The tax treatment of other share-based awards will generally be governed by the principles set forth in Code Sections 61, 83, 162 and 451. This tax treatment will vary depending on the type of award but should generally be analogous to the tax treatment of restricted stock, performance stock, options, SARs, RSUs and PSUs as described above. Accordingly, in most cases, other stock-based awards payable in shares will be subject to ordinary income taxation when the forfeiture restrictions applicable to the award, if any, lapse and the shares are transferred to the participant, whichever occurs later. If another share-based award is payable in cash, such award will be taxable upon the actual or constructive receipt of any such cash payment. Generally, subject to Code Section 162(m), the Company (or a subsidiary, as applicable) will be entitled to a deduction at the time the participant recognizes ordinary income in respect of another share-based award, equal to the amount of ordinary income recognized by the participant. A participant’s tax basis in any shares received will generally be equal to the fair market value of such shares when the forfeiture restrictions lapse or the shares are transferred, whichever occurs later. The participant’s holding period for the shares will generally begin when the forfeiture restrictions lapse or when the shares are transferred, whichever occurs later. Upon the sale of such shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year.
However, participants granted certain awards of shares subject to forfeiture restrictions may make an election under Code Section 83(b) to recognize compensation taxable as ordinary income with respect to the shares when such shares are received rather than when the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares on the date of receipt (valued without taking into account restrictions other than restrictions that by their terms will never lapse), less any amount paid for the shares. Subject to Code Section 162(m), the Company or a subsidiary, as applicable, will be entitled to a corresponding deduction. By making a Section 83(b) election, the participant will recognize no additional ordinary compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize short-term or long-term capital gain or loss with respect to the shares when they are sold, depending upon whether the shares have been held for more than one year. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value on receipt, and the participant’s holding period for such shares will begin on that date. If the shares are subsequently forfeited, the participant will not be entitled to a deduction as a result of such forfeiture, but will be entitled to claim a short-term or long-term capital loss (depending upon whether the shares have been held for more than one year prior to forfeiture) with respect to the shares, but only to the extent of the consideration paid, if any, by the participant for such shares. In addition, as discussed below, some other share-based awards may be considered deferred compensation and must comply with the requirements of Code Section 409A in order to avoid early income inclusion, additional taxes and interest.
Cash Award — Cash-based awards will be taxable to a participant as ordinary income upon the actual or constructive receipt of the cash payment and, subject to Code Section 162(m), the Company (or a subsidiary, as applicable) will be entitled to a corresponding deduction, at such time.
Withholding — Participants will be responsible for making appropriate provision for all taxes required to be withheld in connection with any awards, exercises and transfers of common stock pursuant to the Omnibus Plan. This includes responsibility for all applicable federal, state, local and non-U.S. withholding taxes. The Company or any subsidiary has the right, but not the obligation, to withhold from any amounts payable to a participant such withholding and other taxes as may be required by law, or to otherwise require the participant to pay such withholding and other taxes. If the participant fails to make such tax payments as are required, the Company or its subsidiaries will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind (including by withholding from any payroll, cash, shares or other payments or property) otherwise due to such participant or to take such other action as may be necessary to satisfy such tax obligations. With respect to a participant who is subject to Section 16 of the Exchange Act with respect to the Company, the participant may direct the Company to reduce the number of shares that would otherwise be deliverable upon the exercise, settlement or vesting of the participant’s awards having a fair market value on the date of exercise, settlement or vesting (as the case may be) equal to the withholding taxes payable (up to the withholding rate permitted by the immediately following sentence) in connection with such exercise, settlement or vesting (as the case may be). Withholding of taxes in the form of shares with respect to an award shall not occur at a rate that equals or exceeds the rate that would result in liability accounting treatment.
Code Section 162(m) — For 2017 and prior years, under Code Section 162(m), a publicly traded company that is required to report executive compensation under the U.S. securities laws generally was not permitted to deduct remuneration paid to its chief executive officer and its three highest paid executive officers other than the chief executive officer and the chief financial officer to the extent that such remuneration exceeded $1,000,000 in any fiscal year, unless such remuneration constituted qualified performance-based compensation. The Tax Cuts and Jobs Act, enacted on December 22, 2017, substantially modified Code Section 162(m) and, among other things, eliminated the performance-based compensation exception to this deduction limitation effective as of January 1, 2018. As a result, beginning in 2018, compensation paid to certain executive officers in excess of $1,000,000 generally is not deductible, whether or not it is performance-based. In addition, beginning in 2018, the executive officers who are subject to Code Section 162(m) (“Covered Employees”) include any individual who served as the chief executive officer or the chief financial officer at any time during the taxable year and the three other most highly compensated officers (other than the chief executive officer and the chief financial officer) for the taxable year, and once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual remains a Covered Employee for all future years, including following any termination of employment. The Tax Cuts and Jobs Act includes a transition rule under which the changes to Code Section 162(m) described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date.
Code Section 409A — Code Section 409A contains certain restrictions on the ability to defer receipt of compensation to future tax years. Any award that provides for the deferral of compensation, such as RSUs and PSUs, must comply with Code Section 409A in order to avoid the adverse tax consequences set forth below. If the requirements of Code Section 409A are not met, all vested amounts deferred under the Omnibus Plan (and all other plans providing deferred compensation that are required to be aggregated with the Omnibus Plan) during the taxable year and all prior taxable years (to the extent not already included in gross income) will be included in the participant’s taxable income in the year of such violation, even if such amounts have not been actually received. In addition, such violation will result in a penalty tax to the participant of 20% of the deferred amounts required to be included in income, plus an additional tax based on the hypothetical underpayments of the participant’s federal income taxes for the year in which such amounts were first deferred or, if later, vested. Participants are urged to consult their tax advisors to determine if Code Section 409A has any impact on their awards.
Code Section 280G — If the vesting or payment of an award made to a “disqualified individual” (as defined in Code Section 280G) occurs in connection with a change in control of the Company, such vesting or payment, either alone or when combined with other compensation payments, may result in an “excess parachute payment” (as defined in Code Section 280G). Code Section 4999 generally imposes a 20% excise tax on the amount of any such “excess parachute payment” received by such “disqualified individual” and Code Section 280G would prevent the Company or a subsidiary, as applicable, from deducting such “excess parachute payment.”
Patient Protection and Affordable Care Act Taxes — Under the Patient Protection and Affordable Care Act, individuals with adjusted gross income in excess of certain limits will be subject to an additional Medicare tax on certain items of investment income, including dividends and capital gains. The Company urges participants to consult with their tax advisor regarding whether such participant is subject to these additional taxes.
Other Requirements — Additional special rules may apply to certain participants who are subject to Section 16 of the Exchange Act.
Omnibus Plan Benefits
The future benefits that will be awarded or paid under the Omnibus Plan are not currently determinable. Awards granted under the Omnibus Plan are within the discretion of our Compensation Committee, and our Compensation Committee has not yet made any determinations with respect to future awards, or who might receive them.
16,400 of the shares of restricted stock granted on January 4, 2021 to Mr. Feeler under the Omnibus Plan (valued at approximately $685,028 as of March 29, 2021) are conditioned on the approval of the Amendment by the Company’s stockholders. Absent such approval, such shares of restricted stock will be forfeited by Mr. Feeler.
The Board of Directors unanimously recommends a vote “FOR” approval of the Amendment to the Omnibus Plan.

PROPOSAL NO. 5:
APPROVAL OF THE AMENDMENT
TO OUR AMENDED AND RESTATED CHARTER TO ELIMINATE
CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS
On March 31, 2021, the Board unanimously approved, subject to stockholder approval, the certificate of amendment (“Charter Amendment”) of our Amended and Restated Charter to eliminate cumulative voting in the election of directors.
Our stockholders currently may elect directors by a procedure called “cumulative voting.” Cumulative voting enables a stockholder to cumulate such stockholder’s votes for the election of a director nominee by casting a number of votes for such nominee equal to the number of directors to be elected multiplied by the number of votes to which the stockholder is entitled. The stockholder also may distribute his or her votes among two or more nominees on the same basis. This procedure allows a stockholder to cumulate his or her votes for one or more of the nominees for director, meaning that his or her votes may be cast for one or more of the nominees. For example, in an election of 10 directors where a stockholder has one vote per share of common stock, the stockholder would have 10 votes if cumulative voting was in effect. The stockholder could cast those 10 votes in a variety of ways (e.g., cast all 10 votes for one of the director nominees or allocate the votes among director nominees).
The Board believes this procedure is overly complicated to implement, seldom if ever used by stockholders, and is no longer in the best interests of the Company and our stockholders. In addition, a stockholder or group of stockholders holding a relatively small number of shares that cumulatively votes its shares in an election of directors could elect one or more directors, whose loyalty may primarily be to the minority group responsible for their election rather than to the Company and all of our stockholders. The Board believes that each director is responsible to, and should represent the interests of, all stockholders, as opposed to a minority stockholder group that may have special interests and goals inconsistent with those of the majority of stockholders. The election of directors who view themselves as representing a particular minority stockholder group could result in partisanship and discord on the Board, and may impair the ability of our directors to act in the best interests of the Company and all of our stockholders. In addition, the Board believes that cumulative voting is not a customary practice among other public companies. Accordingly, the Board is proposing to eliminate cumulative voting.
The elimination of cumulative voting might under certain circumstances render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our common shares or the removal of incumbent management. Neither management nor the Board is aware of any attempt by any stockholder to accumulate sufficient shares to obtain control of the Company.
In order to implement the removal of cumulative voting, the Company proposes to replace FIFTH Article, Section 3 of the Amended and Restated Charter, which provides for cumulative voting in elections of directors, with the following sentence:
“The stockholders of the Corporation shall not be entitled to cumulative voting in an election of directors.”
A copy of the proposed Charter Amendment, including this proposed revision, is attached as Annex B. The foregoing amendment of the Amended and Restated Charter has been approved by the Board but is subject to stockholder approval.
Vote Required
Approval of Proposal No. 5 requires the affirmative vote of the majority of the outstanding shares of common stock entitled to vote at the Annual Meeting. Proxies solicited by management for which no specific direction is included will be voted “FOR” the approval of the foregoing amendment to the Amended and Restated Charter. Abstentions and broker non-votes, if any, will have the same effect as votes against this Proposal No. 5.

Approval of this Proposal No. 5 is not conditioned upon the approval by our stockholders of any other proposal. However, Proposals No. 6 (Approval of the Amendment to Our Amended and Restated Bylaws to Adopt a Plurality Voting Standard for Contested Director Elections) and No. 7 (Approval of the Amendment to the Amended and Restated Bylaws to Adopt Proxy Access) are conditioned on the approval of Proposal No. 5. If Proposal No. 5 is not approved by our stockholders, then neither Proposal No. 6 nor Proposal No. 7 will be implemented by the Company regardless of whether it receives enough affirmative votes to pass independently.
The Board of Directors unanimously recommends that stockholders vote “FOR” the approval of an amendment to our Amended and Restated Charter to eliminate cumulative voting in the election of directors.

PROPOSAL NO. 6:
APPROVAL OF THE AMENDMENT
TO OUR AMENDED AND RESTATED BYLAWS TO ADOPT A PLURALITY VOTING STANDARD FOR CONTESTED DIRECTOR ELECTIONS
The Delaware General Corporation Law provides that, unless otherwise addressed in a company’s certificate of incorporation or bylaws, directors are elected by a plurality of the votes cast by the shares entitled to vote at a meeting. The Amended and Restated Bylaws provide that, unless otherwise required by law or the Amended and Restated Charter, all matters shall be determined by a majority of votes cast.
While historically all stockholder actions, including director elections, have been subject to a majority vote standard, the Board periodically analyzes current corporate governance trends and considers the arguments in favor of and against maintaining the existing voting standard. As a result of this analysis, the Board has determined that many public companies currently provide for a majority voting standard rather than a plurality voting standard for uncontested director elections, but a plurality voting standard for contested director elections. The Board has determined that the existing default majority voting standard for all matters, including director elections, could result in confusion or the potential of a failed election in connection with a contested election of directors (i.e., an election in which no candidate received a majority of the “FOR” votes).
Therefore, the Board has determined that it would be in the best interests of the Company to amend the Amended and Restated Bylaws to include a plurality voting standard for contested director elections, and to seek stockholder approval of such amendment prior to adoption. A plurality voting standard for contested director elections will help the Company avoid the distraction and uncertainty caused by potential Board vacancies resulting from elections where one or more director nominees fail to receive a majority of the votes cast. In addition, the Board believes that a plurality standard for contested director elections and majority vote standard for uncontested director elections accompanied by the resignation policy described below is a customary practice among other public companies.
In order to implement a new plurality standard for contested director elections, the Company proposes to amend and restate the last sentence of Article II, Section 6 of the Amended and Restated Bylaws as follows (“Plurality Voting Amendment”):
“Except as otherwise required by law of Certificate of Incorporation, all matters shall be determined by a majority of the votes cast; provided, that if, in an election of directors, the number of director nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes cast in such election. For purposes of this Section 6, a majority of the votes cast means that the number of shares voted “for” a matter must exceed the number of shares voted “against” a matter.”
A copy of the proposed amendment to the Amended and Restated Bylaws, including this proposed revision, is attached as Annex C.
After considering various factors with respect to the implementation of plurality voting standard for contested directors, the Board approved the Plurality Voting Amendment, subject to approval by stockholders at the Annual Meeting.
In connection with Plurality Voting Amendment, the Board intends to adopt a resignation policy applicable only to uncontested director elections which requires that any incumbent director who receives more “against” or “withhold” votes than votes “for” his or her election to tender to the Board for its consideration his or her resignation from the Board and from all of the Board committees on which he or she serves. The Board will then assess the appropriateness of such incumbent continuing to serve as a director. In its discussion, the Board will then decide whether or not to accept or reject the resignation. The policy also provides that any director who tenders his or her resignation will not participate in the Board action regarding the consideration of such resignation. The resignation policy will provide a mechanism for the Board to cause holdover directors to resign from the Board if they are defeated in an uncontested director election.

Vote Required
Approval of the Plurality Voting Amendment requires the affirmative vote of the majority of the votes cast at the Annual Meeting. Proxies solicited by management for which no specific direction is included will be voted “FOR” the approval of the foregoing amendment to the Amended and Restated Bylaws. Abstentions and broker non-votes, if any, will have no effect on this Proposal No. 6.
Approval of this Proposal No. 6 is conditioned upon the approval by our stockholders of Proposal No. 5 (Approval of the Amendment to Our Amended and Restated Charter to Eliminate Cumulative Voting in the Election of Directors). If Proposal No. 5 is not approved by our stockholders, then Proposal No. 6 will not be implemented by the Company regardless of whether it receives enough affirmative votes to pass independently.
The Board of Directors unanimously recommends that stockholders vote “FOR” the approval of an amendment to the Amended and Restated Bylaws to adopt a plurality voting standard for contested director elections.

PROPOSAL NO. 7:
APPROVAL OF THE AMENDMENT
TO THE AMENDED AND RESTATED BYLAWS TO ADOPT PROXY ACCESS
The Board has unanimously approved and recommends that our stockholders approve amendments (“Proxy Access Amendments”) to the Amended and Restated Bylaws to include proxy access. Proxy access allows Eligible Stockholders (as defined below) who comply with the requirements set forth in the Amended and Restated Bylaws to include their own nominees for director in the Company’s proxy materials along with the candidates nominated by the Board. After considering various factors with respect to the implementation of proxy access, the Board approved the Proxy Access Amendments, subject to approval by stockholders at the Annual Meeting.
Rationale for the Proposal and Recommended Thresholds
This Proposal represents the Board’s view of proxy access that it believes is most beneficial to all stockholders. The Board believes that proxy access should be structured in a way that:
•
provides minority stockholders who hold a significant and continuing ownership interest in the Company with the opportunity to include Board candidates in our proxy statement;

•
aligns with similar proxy access bylaws adopted by other public companies;

•
requires a sustained commitment to the Company in terms of the stockholder’s ownership holding period, which is consistent with our focus on managing our business for the long term;

•
avoids significant director turn-over with candidates not nominated by the Board, which may adversely impact the effectiveness of the Board; and

•
provides sufficient substantive and procedural rules to permit the timely and cost-effective evaluation and implementation of stockholder nominations.

The Board believes that permissive proxy access, unless accompanied by meaningful requirements and thresholds, risks damaging the effectiveness of the Board, and by extension, the Company’s operational performance and long-term growth.
The Board determined that proxy access should require a nominating stockholder to own a minimum of 3% of the issued and outstanding shares of common stock of the Company. The majority of other public companies that have adopted proxy access have accepted this limitation. In adopting 3% as the applicable threshold, the Board considered, among other things, the number of outstanding shares, the number of stockholders with disclosed ownership positions of at least 1%, the ownership thresholds used by other public companies that have adopted proxy access, the ownership standards recommended by stockholder advisory groups, and the Board’s desire to avoid nominees who could be backed by stockholders with specific interests that may not represent the interests of stockholders generally.
The Board believes that allowing aggregation of up to 20 stockholders to meet the ownership requirement preserves the possibility of proxy access for relatively small stockholders and also alleviates unjustified demands on management’s time and resources.
The Board also determined that proxy access should require a nominating stockholder to have held the qualifying shares for at least three years. The Board believes that the interests and goals of stockholders who have demonstrated a long-term financial commitment to the Company are more likely to be aligned with the Company’s longer-term strategies, which the Board believes are essential to the Company’s success and beneficial to all stockholders. Granting proxy access to stockholders with holding periods of less than three years could result in a shorter-term focus at the Board level that may not promote the best interest of all stockholders.
The Board further determined that to foster good corporate governance, it was important to give our stockholders proxy access rights, as described in this Proposal No. 7. If this Proposal No. 7 is approved and proxy access is adopted by the Company, the Proxy Access Amendments will go into effect and provide stockholder proxy access for next year’s annual meeting.

The following description of the proposed Proxy Access Amendments is only a summary and is qualified in its entirety by reference to the complete text of Article Section 10, Article II of the amendment to the Amended and Restated Bylaws attached hereto as Annex C.
Eligibility of Stockholders to Nominate Directors Pursuant to the Proxy Access Provisions
A stockholder or group of up to 20 stockholders (such stockholder or stockholder group, an “Eligible Stockholder”) that has maintained continuous qualifying ownership of at least 3% of the Company’s issued and outstanding common stock for at least the previous three years would be permitted to nominate and include up to a specified number of proxy access nominees in the Company’s proxy materials for its annual meeting of stockholders provided that the Eligible Stockholder and proxy access nominee(s) satisfy the requirements of the Proxy Access Amendments.
Calculation of Qualifying Ownership
To ensure that the interests of stockholders seeking to include proxy access nominees in the Company’s proxy materials are aligned with those of other stockholders, an Eligible Stockholder would be deemed to own only those outstanding common shares of the Company as to which the Eligible Stockholder possesses both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares. The following shares would not count as “owned” shares for purposes of the Proxy Access Amendment:
•
shares purchased or sold by the Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale;

•
shares borrowed by the Eligible Stockholder or any of its affiliates for any purposes or purchased by the Eligible Stockholder or any of its affiliates pursuant to an agreement to resell such shares; and

•
shares subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by the Eligible Stockholder or any of its affiliates which has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, the Eligible Stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by the Eligible Stockholder or its affiliate.

Number of Proxy Access Nominees
The maximum number of proxy access nominees that the Company would be required to include in its proxy materials would not exceed 25% of the directors in office on the last day on which a nomination could be submitted (rounded down to the nearest whole number). If, after the nomination deadline, one or more vacancies occur on the Board and the Board decides to reduce the size of the Board in connection therewith, the proxy access nominee limit would be calculated based on the reduced number of directors. Any proxy access nominee who is either subsequently withdrawn or included in the Company’s proxy materials as a nominee of the Board, would be counted against the proxy access nominee limit. Nominees who cease to satisfy, or nominees of nominating stockholders who cease to satisfy, the eligibility requirements of the Proxy Access Amendments would also be counted against the proxy access nominee limit. Any director currently serving on the Board who was a proxy access nominee at any of the two preceding annual meetings and whose reelection at the upcoming annual meeting of the stockholders is being recommended by the Board at the upcoming annual meeting would also be counted against the proxy access nominee limit.
Procedure for Selecting Proxy Access Nominees if Proxy Access Nominee Limit Exceeded
If the number of proxy access nominees exceeds the proxy access nominee limit, then each nominating stockholder will select one nominee for inclusion in the proxy statement until the maximum number of director nominees is reached, beginning with the Eligible Stockholder with the largest qualifying ownership and proceeding through the list of Eligible Stockholders in descending order of qualifying ownership.
Nominating Procedure
In order to provide adequate time to assess proxy access nominees, requests to include proxy access nominees in the Company’s proxy materials must be received no earlier than 150 days and no later than

120 days before the anniversary of the date that the Company issued its proxy statement for the previous year’s annual meeting of stockholders, subject to adjustment in the event the annual meeting is held more than 30 days before or after the anniversary of the date of the prior year’s annual meeting.
Information Required of All Eligible Stockholders
Each Eligible Stockholder seeking to include a proxy access nominee in the Company’s proxy materials would be required to provide certain information to the Company, including, but not limited to:
•
a copy of the Schedule 14N filed by the Eligible Stockholder with the SEC;

•
information (including representations and warranties) regarding (i) a lack of intent to effect a change in control; (ii) the nominee’s candidacy compliance with applicable law or exchange rules; (iii) certain relationships with the Company and other attributes and biographical information of the nominee; (iv) continued compliance with stockholder eligibility requirements; (v) limitations on nominating stockholder solicitations, other than with respect to the nominee; and (vi) use of proxy cards;

•
an agreement to comply with all applicable laws in connection with the nomination, solicitation and election and to file any and all written solicitations relating to director nominees; and

•
an agreement to assume certain liabilities and indemnify the Company and its directors, officers, and employees against certain losses, including liabilities and losses relating to the stockholder’s nomination.

Information Required of All Proxy Access Nominees
Each proxy access nominee would be required to make certain written representations to and agreements with the Company, including, but not limited to:
•
providing to the Company reasonably requested information;

•
agreeing to adhere to the Company’s corporate governance guidelines and code of ethical conduct and any other Company policies and guidelines applicable to directors as adopted from time to time; and

•
agreeing that such nominee is not and will not become party to any compensatory arrangements or voting commitments with a person or entity in connection with such proxy access nominee’s service or action as a nominee or director that have not been disclosed to the Company.

Exclusion of Proxy Access Nominees
The Company would not be required to include a proxy access nominee in the Company’s proxy materials if:
•
the nominating stockholder or the designated representative thereof does not appear at the meeting of stockholders to present the nomination or the nominating stockholder withdraws its nomination, or the presiding officer of the annual meeting declares that such nomination was not made in accordance with the Proxy Access Amendments;

•
the Board determines that such nominee’s nomination or election to the Board would result in the Company’s violating or failing to be in compliance with the Amended Bylaws or the Amended Charter or any applicable law, rule or regulation to which the Company is subject, including any rules or regulations of any stock exchange on which the Company’s securities are traded;

•
the nominee was nominated for election to the Board pursuant to the Proxy Access Amendments at one of the Company’s two (2) preceding annual meetings of stockholders of the Company and either withdrew or became ineligible or received less than 25% of the votes that all stockholders are entitled to cast for such nominee;

•
the nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or

•
the Company is notified, or the Board determines, that a nominating stockholder has failed to continue to satisfy the eligibility requirements included in the Proxy Access Amendments, any of the representations and warranties made in the applicable notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), the nominee becomes unwilling or unable to serve on the Board or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Proxy Access Amendments.

Supporting Statement
Eligible Stockholders would be permitted to include in the proxy statement a statement of up to 500 words in support of each proxy access nominee. The Company may omit any information or statement that the Board determines is untrue in any material respect, directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to any person or would violate any applicable law or regulation and may solicit against and include in the proxy statement its own statement relating to any proxy access nominee.
Vote Required
Approval of the proposed Proxy Access Amendments the affirmative vote of the majority of the votes cast at the Annual Meeting. Proxies solicited by management for which no specific direction is included will be voted “FOR” the approval of the foregoing amendment to the Amended and Restated Bylaws. Abstentions and broker non-votes, if any, will have no effect on this Proposal No. 7.
Approval of this Proposal No. 7 is conditioned upon the approval by our stockholders of Proposal No. 5 (Approval of the Amendment to Our Amended and Restated Charter to Eliminate Cumulative Voting in the Election of Directors). If Proposal No. 5 is not approved by our stockholders, then Proposal No. 7 will not be implemented by the Company regardless of whether it receives enough affirmative votes to pass independently.
The Board of Directors unanimously recommends that stockholders vote “FOR” the approval of an amendment to the Amended and Restated Bylaws to adopt proxy access.

AUDIT COMMITTEE REPORT
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.
The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee has also discussed with Deloitte, the Company’s independent registered public accountant for fiscal year 2020, the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. These include, among other items, the audit of the Company’s financial statements. The Audit Committee has reviewed with the independent registered public accountant its judgment as to the quality, not just the acceptability, of the Company’s accounting principles, as well as its opinion on the effectiveness of the Company’s internal controls over financial reporting.
The Audit Committee has received written disclosures and the letter from Deloitte required by the PCAOB Ethics and Independence Rule 3526 relating to the registered public accountant’s independence from the Company and its related entities and has discussed with Deloitte the registered public accountant’s independence from the Company. The Audit Committee has considered whether the provision of services by the registered public accountant, other than audit services and review of Forms 10-Q, is compatible with maintaining the registered public accountant’s independence.
In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the Company’s earnings releases and quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2020, and the fiscal year earnings release and audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. This included discussion of the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
Based on the review of the Company’s audited financial statements and discussion with management and the independent registered public accountant described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
In addition, the Audit Committee, in consultation with executive management, has selected Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The Board has recommended to the stockholders that they ratify and approve the selection of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
While the Audit Committee has provided oversight, advice and direction regarding the Company’s financial reporting process, management is responsible for establishing and maintaining the Company’s internal controls, the preparation, presentation and integrity of financial statements, and for the appropriateness of the accounting principles and reporting policies used by the Company. It is the responsibility of the independent registered public accountant, not the Audit Committee, to conduct the audit and opine on the conformity of the financial statements with accounting principles generally accepted in the United States, to opine on the effectiveness of the Company’s internal control over financial reporting and to review the Company’s unaudited interim financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews.
This report is respectfully submitted by the Audit Committee of the Board of Directors:
AUDIT COMMITTEE
Glenn A. Eisenberg, Chair
Richard Burke
Katina Dorton
Melanie Steiner

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis covers the compensation paid to the Company’s Named Executive Officers for fiscal year 2020. The Company’s Named Executive Officers for fiscal year 2020 were:
•
Jeffrey R. Feeler (President and Chief Executive Officer)

•
Simon G. Bell (Executive Vice President and Chief Operating Officer)

•
Steven D. Welling (Executive Vice President of Sales and Marketing)

•
Eric L. Gerratt (Executive Vice President, Chief Financial Officer and Treasurer)

•
Andrew P. Marshall (Executive Vice President of Regulatory Compliance and Safety)

US Ecology’s executive compensation program is performance-based and otherwise designed to ensure that the interests of our executive officers, including the Named Executive Officers, are closely aligned with those of our stockholders. The Compensation Committee believes this program is effective in allowing the Company to attract and motivate highly qualified executive talent capable of delivering outstanding business performance. The following discussion presents the Company’s executive compensation program and policies. The Compensation Committee has provided oversight on the design and administration of the Company’s executive compensation program and policies, participated in the preparation of the Compensation Discussion and Analysis and recommended to the Board that it be included in this Proxy Statement.
This Compensation Discussion and Analysis contains statements regarding certain performance targets and goals the Company has used or may use to determine appropriate compensation. These targets and goals are disclosed in the limited context of the Company’s compensation program and should not be understood to be statements of management’s expectations or estimates of financial results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.
Non-Binding Vote on Executive Compensation
As set forth in the table below, the Company’s stockholders have, in the past, overwhelmingly approved the Company’s executive compensation program. Of the shares voted at the Company’s last annual meeting, approximately 95% voted for approval. Although this vote is non-binding, the Compensation Committee viewed this as a strong endorsement of the Company’s executive compensation decisions and policies. It is also an additional factor supporting the Compensation Committee’s conclusion that the Company’s existing approach to executive compensation has been successful for the Company and its stockholders.
Impact of COVID-19 Pandemic on Executive Compensation
The economic impact of COVID-19 and its related effects (e.g., the decline in energy prices in 2020) had a significant impact on the Company, its financial results and its share price in 2020. This impact extended to the average value of senior executive realizable compensation, compared to the average target compensation for the years 2018, 2019 and 2020. The chart below sets forth Mr. Feeler’s average realizable compensation compared to the average target compensation for the years 2018, 2019 and 2020:

(1)
Amounts are as reported on the Company’s Form 8-K disclosing compensation targets for 2018, 2019 and 2020.

(2)
STI (Short-term Incentive) and salary are as reported in the Summary Compensation Table of the Company’s Proxy Statements for 2018, 2019 and 2020. For LTI (Long-Term Incentive), the value assigned to restricted stock granted in 2018, 2019 and 2020 is equal to the closing price of the stock on the respective vesting date multiplied by the number of shares vesting. For unvested shares, a value was assigned equal to the fair market value on December 31, 2020 multiplied by the number of unvested shares. None of the options granted in 2018, 2019 and 2020 have been exercised. The value assigned to options is equal to the difference between the fair market value on the respective vesting date, less the respective exercise price, multiplied by the number of options vesting. For unvested options, a value was assigned equal to the fair market value on December 31, 2020 less the respective exercise price, multiplied by the respective number of unvested options. PSUs granted in 2018 paid out at zero. PSUs granted in 2019 were assumed, for this purpose, to pay out at zero and 2020 PSUs were assumed to pay out at target, multiplied by the fair market value of the Company’s stock on December 31, 2020. The closing price of the Company’s stock on December 31, 2020 was $36.33

.
As it relates to the Named Executive Officers, the Compensation Committee did not adjust the structure, performance measures or goals for the Management Incentive Plan (“MIP”) approved by the Board for 2020 (“2020 MIP”), the Company’s annual cash bonus plan. The Compensation Committee did not exercise significant discretion over the final payouts under this plan either — the only discretion used was over adjustments to operating income, and to the elements that incorporate Compensation Committee judgment by design. As discussed under the “Annual Short-Term Incentives” section of this Proxy Statement, the financial results, as adjusted, did not meet the threshold for payment of the financial component of the 2020 MIP.
The 2018-2020 PSU cycle paid out at zero percent of target PSUs. Further, the 2019-2021 PSU cycle is currently tracking to pay out at zero percent as well. Both of these awards were significantly impacted by the COVID-19 pandemic and its impact on 2020 financial results and stock performance. US Ecology was experiencing the impacts of the COVID-19 pandemic before the Compensation Committee approved the 2020 – 2022 PSU grants. Given the significant economic uncertainty created by the pandemic, the Compensation Committee determined to keep the originally planned 40% weight to PSUs by value within the long-term incentive mix, but have these PSUs be earned 100% based on relative total stockholder return (“TSR”). Relative performance measurement had the advantage of not requiring the Committee to set a multi-year financial performance goal in an environment of considerable uncertainty. Because of such uncertainty, the grant of 2020 PSUs was delayed until July 2020, pending the Compensation Committee’s evaluation of the impact of the COVID-19 pandemic and determination of the appropriate targets. Other details of the 2020 PSUs are discussed further under the “Long-Term Incentives” section of this Proxy Statement. The Compensation Committee also made certain other changes to the design of the 2021 pay program. These are discussed under the “Certain 2021 Compensations Decisions” section of this Proxy Statement. Notably, the value of Mr. Feeler’s 2021 long-term incentive (equity) award was reduced, at his recommendation, by $200,000, or 10%, from the value of his 2020 award, in response to the impact of the COVID-19 pandemic.
Compensation Philosophy and Objectives
The Company’s long-term goal is to increase stockholder value. The objective of the executive compensation program is to attract, motivate, reward and retain highly qualified executive officers with the ability to help the Company achieve this long-term goal. The executive compensation program is designed to provide a foundation of fixed compensation and a significant portion of performance-based compensation to align the interests of the Company’s executive officers, including the Named Executive Officers, with those of the Company’s stockholders.
Oversight of the Executive Compensation Program — The Compensation Committee, which is composed entirely of independent directors, administers the Company’s executive compensation program. The Compensation Committee has direct responsibility to review and recommend corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer, and make recommendations to the Board regarding his compensation. The Compensation Committee also reviews the evaluation process and compensation structure for the Company’s other Named Executive Officers, approves their compensation and administers the Company’s programs for incentive cash and equity payments.
Principles and Compensation Best Practices — The Company believes that in order to meet its goal of increasing stockholder value, compensation must be both reasonable and competitive with what the Named Executive Officers would otherwise obtain if employed elsewhere in a similar position with similar responsibilities. The Compensation Committee believes that performance-based executive compensation should reflect value created for stockholders consistent with the Company’s strategic goals. The following principles are among those applied by the Compensation Committee:
•
Executive compensation programs should support short and long-term strategic goals and objectives;

•
Executive compensation programs should reflect the Company’s overall value and business growth and reward individuals for outstanding contributions; and

•
Short and long-term executive compensation programs are critical factors in attracting and retaining well-qualified executive officers.

The Compensation Committee seeks to apply best governance practices in developing and administering executive compensation and benefit programs, and has taken steps to enhance its ability to effectively carry out its responsibilities and to ensure that the Company maintains strong links between pay and performance.
What We Do	What We Don’t Do
Capped payouts under the Company’s annual Management Incentive Plan and long-term incentive plan

Stock ownership requirements for directors and Named Executive Officers

Following a change-in-control, acceleration of equity awards (if they are not assumed or substituted in connection with such change-in-control) and payment of cash severance occur only upon a qualifying termination (i.e., “double-trigger”)

No excise tax gross ups

No dividends paid on performance stock units prior to vesting

No repricing, replacing or cash buyouts of underwater options or stock appreciation rights without stockholder approval

No supplemental retirement benefits during 2020 and no more than limited perquisites to the Named Executive Officers

Prohibition against pledging and hedging of equity based awards
Independent compensation consultant who provides an annual report to the Compensation Committee on Named Executive Officer pay alignment
Recoupment of incentive compensation following a restatement of our financial statements resulting from an executive’s intentional misconduct
Role of Executive Officers and Consultants — While the Compensation Committee determines the Company’s overall compensation philosophy and independently recommends the compensation of the Chief Executive Officer to the Board, it consults with the Chief Executive Officer with respect to both overall compensation policy and specific compensation decisions for the other Named Executive Officers. The Compensation Committee has the authority to retain independent compensation consultants to provide advice relating to market and compensation trends and to assist with data gathering and analysis. The Compensation Committee engaged Meridian in 2019 to assist the Compensation Committee in its review of 2020 executive and non-employee director compensation matters. The Compensation Committee did not direct Meridian to perform its services in any particular manner.
Meridian has no other business relationships with the Company and provides no other services to the Company. The Compensation Committee adopted a written policy to review the independence of any compensation consultants it uses for executive compensation matters. The Compensation Committee considered Meridian in light of the six independence factors mandated by SEC rules and related Nasdaq listing standards and concluded that Meridian is independent.
Competitive Considerations — The Company reviews relevant compensation market data, from time to time, in order to help determine appropriate overall compensation for the Named Executive Officers. Peer group-based compensation market data and Named Executive Officer pay history data are provided to the Compensation Committee by Meridian.

In 2019, the Compensation Committee, with advice from Meridian, approved a 17 company peer group for comparing 2020 executive compensation (“2020 Industry Peer Group”). The companies in the 2020 Industry Peer Group were as follows:
Aegion Corporation	McGrath RentCorp
Badger Daylighting, Ltd.	Mobile Mini, Inc.
Casella Waste Systems, Inc.	NV5 Global, Inc.
CECO Environmental Corp.	Secure Energy Services, Inc.
Clean Harbors, Inc.	Stericycle, Inc.
Covanta Holding Corp.	Team, Inc.
Harsco Corporation	Tetra Tech, Inc.
Heritage-Crystal Clean, Inc.	TETRA Technologies, Inc.
Matrix Service Company
The median of revenue, total assets, and market capitalization of these companies at the time of their selection in 2019 were $1.21 billion, $1.23 billion and $1.28 billion, respectively. At that time, the Company was positioned at the 42nd percentile of the group in revenue terms, the 59th percentile in asset terms and the 53rd percentile in market capitalization terms.
The Compensation Committee reviewed the base salary, annual short-term incentive opportunity, annual equity-based/long-term incentive award and total compensation data from the 2020 Industry Peer Group, which was provided by Meridian. The Company does not target a particular percentile of the peer data when making compensation decisions. Instead, total compensation for the Named Executive Officers is reviewed to determine whether the Company is generally competitive (i.e., within a competitive range of market median) in the market in which it operates, taking into consideration, among other things:
•
Executive compensation at peer group companies (compared primarily based on total target compensation), taking into account the relative size of US Ecology compared to those companies;

•
Performance of the Company and the contributing roles of individual Named Executive Officers;

•
Performance of each Named Executive Officer;

•
Each Named Executive Officer’s experience and responsibilities; and

•
Internal pay equity and hierarchy.

The Compensation Committee does not assign a particular weight to any of these factors. The Compensation Committee considered the data provided by Meridian, among other things, when making 2020 compensation decisions (including in setting base salaries, target bonus opportunities and equity compensation grants). Although the Compensation Committee does not target a particular percentile of the peer data when making compensation decisions, executive pay has generally trailed the peer group median over time.
Relevance to Performance — The executive compensation program emphasizes performance measured by goals or equity vehicles that align the interests of executives with those of the Company and its stockholders. For the Named Executive Officers to earn cash-based incentive payments, the Company must meet or exceed specified performance targets based on the achievement of operating income, health and safety, and environmental compliance targets, each determined by the Compensation Committee to align the Named Executive Officer’s pay with the creation of stockholder value. The Compensation Committee may also approve equity-based compensation such as restricted stock and/or options to purchase the Company’s common stock based on the Company’s performance and the performance of executives and other employees considered for such grants. The performance-based incentive programs for fiscal year 2020 are addressed in detail under the “Elements of Compensation” section of this Proxy Statement.
Recoupment Policy — In the event of a restatement of the Company’s financial statements for any period (“Restatement”), the Compensation Committee shall review the facts and circumstances leading to such Restatement and determine whether the need for such Restatement was the result of an Executive’s intentional misconduct. Upon a determination that there was intentional misconduct, the Compensation

Committee may take such actions as it considers appropriate with respect to the recovery of cash under short-term management incentive plans and equity-based compensation that is granted, awarded or paid under any compensation plan or arrangement of the Company that became payable, earned or vested, in whole or in part, based wholly or in part on attainment of any financial reporting measure, excluding measures based on or linked to the market value of the Company’s stock price. This policy applies to current and former employees of the Company who are, or were, as determined by the Compensation Committee in its sole judgment, Section 16 officers (as defined in the Exchange Act) of the Company and other direct reports to the Chief Executive Officer during the period in which the policy is in effect.
Elements of Compensation
Executive compensation is based primarily on three components: base salary, annual short-term incentive opportunities and long-term equity-based awards. The Compensation Committee regularly reviews each element of the compensation program to ensure consistency with the Company’s objectives. The Compensation Committee believes that each compensation element complements the other compensation elements and that together they serve to achieve the Company’s compensation objectives. The Compensation Committee does not require that a particular component comprise a set portion of the total compensation mix. The Compensation Committee believes that a significant portion of the compensation should be performance-based and at-risk, and that the performance-based (incentive) compensation should align an executive’s interests with those of its stockholders. The Compensation Committee reviews total direct compensation (the sum of base salary, incentive opportunities and equity awards) for the Named Executive Officers and targets median total compensation levels of the peer data. The charts below show a comparison of the mix of pay elements included in our Chief Executive Officer’s total compensation opportunity for 2020 and the average mix of pay elements included in our other Named Executive Officers’ total compensation opportunities for 2020.
2020 Total Target Compensation Compared to 2020 Industry Peer Group — The table below compares the total 2020 target compensation for each of the Named Executive Officers to the 2020 Industry Peer Group median. Data for the 2020 Industry Peer Group was sourced, at the time, from the most recent peer proxy filings (generally 2019 filings, reflecting 2018 compensation), updated for forward looking 2019 pay actions where disclosed.

Name and Principal Position	2020 Total Target Compensation ($)	2020 Industry Peer Group Median Total Compensation ($)
Jeffrey R. Feeler	3,250,000	3,663,649
President & Chief Executive Officer
Simon G. Bell	1,442,750	1,535,397
Executive Vice President & Chief Operating Officer
Steven D. Welling	1,368,750	1,165,926
Executive Vice President of Sales & Marketing
Eric L. Gerratt	1,368,750	1,426,500
Executive Vice President, Chief Financial Officer & Treasurer
Andrew P. Marshall	935,000	898,981
Executive Vice President of Regulatory Compliance & Safety
The following chart compares the components of target compensation for Mr. Feeler to that of the 2020 Industry Peer Group.
As demonstrated by the chart below, approximately 81% of Mr. Feeler’s 2020 target compensation was at-risk and/or performance based, compared to 76% of the compensation of the 2020 Industry Peer Group chief executive officers.
Base Salary — The Company provides competitive base salaries to attract and retain executive talent. The Compensation Committee believes that a competitive base salary provides a degree of financial stability for the Named Executive Officers. Therefore, pay levels are based on market assessment, individual performance, scope of the roles and responsibilities of each incumbent and internal pay equity. Salaries may also form the basis for other elements of compensation. For example, annual short-term incentive opportunities are calculated as a percentage of base salary. Base salaries for the Named Executive Officers as of January 1, 2020, are set forth in the table below:

Named Executive Officer	Base Salary for 2019 ($)	Base Salary for 2020 ($)	Change (%)
Jeffrey R. Feeler	525,000	625,000	19.1
Simon G. Bell	380,000	453,000	19.2
Steven D. Welling	370,000	425,000	14.9
Eric L. Gerratt	350,000	425,000	21.4
Andrew P. Marshall	290,000	320,000	10.3
The Named Executive Officers had historically been paid conservatively relative to market median. Following the NRC acquisition and the revisions made to the peer group in 2019, US Ecology was a substantially larger company and pay differentials from market were larger. The Compensation Committee determined that salaries and target pay opportunities should be increased, consistent with the Company’s larger business.
Annual Short-Term Incentives — The Named Executive Officers and other employees are eligible to earn annual incentive cash payments based on Company and individual performance (“Cash Incentive”). The payout available for each Named Executive Officer is established as a percentage of annual base salary (“Target Cash Incentive”). These percentages are developed by the Compensation Committee according to such employee’s duties, level, range of responsibility and other compensation. Upon the availability of audited financial statements, Cash Incentives are determined and paid for the prior fiscal year.
The Target Cash Incentive and maximum Cash Incentive for each of the Named Executive Officers for 2020 is set forth in the following table:
Named Executive Officer	Target Cash Incentive (expressed as a percentage of base salary)	Maximum Cash Incentive (expressed as a percentage of base salary)
Jeffrey R. Feeler	100%	200%
Simon G. Bell	75%	150%
Steven D. Welling	75%	150%
Eric L. Gerratt	75%	150%
Andrew P. Marshall	75%	150%
Cash Incentives for Named Executive Officers and certain other employees are determined based on performance under the Company’s MIP. On November 6, 2019, the Board approved the 2020 MIP. Under the 2020 MIP, each Named Executive Officer was eligible to earn a Cash Incentive payment for fiscal year 2020 based on the achievement of four independent objectives established by the Compensation Committee (each, a “Plan Objective”):
(1)
financial (Consolidated Operating Income, as adjusted);

(2)
individual performance;

(3)
health and safety; and

(4)
compliance.

The amount available for achievement of each Plan Objective was allocated as a fraction of a Named Executive Officer’s Target Cash Incentive and could be earned even if an amount was not earned for another Plan Objective — i.e., performance under each Plan Objective is measured independently. A summary of the 2020 MIP targets is provided below:

Objective/Weight	Target
Financial (60%) – Consolidated Operating Income(1)	$189,636,000
Individual Performance (20%)	Achievement of Established Priorities
Health and Safety (10%)
TRIR (2%)	=<1.87
DART (3%)	=<1.20
LTI (5%)	=<0.49
Compliance (10%)	Non-Formulaic but Based on Actual Results

(1)
Before 2020 MIP Expenses and Associated Payroll taxes and NRC Depreciation and Amortization.

The portion of a Named Executive Officer’s Target Cash Incentive based on Financial performance was scalable beginning with every one percentage point over 84% of the Company’s approved consolidated operating income target (“Base MIP Target”) and was weighted at up to 60% of the Named Executive Officer’s Target Cash Incentive (“Finance Target Incentive”). If actual consolidated operating income is less than 85% of the Base MIP Target, no bonuses are paid for the financial Plan Objective. For performance at 85% of the Base MIP Target, 50% of the Named Executive Officer’s Finance Target Incentive (or 30% of the Named Executive Officer’s Target Cash Incentive) would be earned. For every percentage point achievement over 85% of the Base MIP Target, up to and including 100% (rounded to the nearest percentage) of the Base MIP Target, such Named Executive Officer would earn approximately an additional 3.33% of his Finance Target Incentive. Upon 100% achievement of the Base MIP Target, 100% of the Named Executive Officer’s Finance Target Incentive (or 60% of the Named Executive Officer’s Target Cash Incentive) would be awarded to the Named Executive Officer. The Named Executive Officers were eligible for an additional incentive payment in an amount calculated by multiplying their respective Target Cash Incentive by an additional 6.67% for every 1% increase over the Base MIP Target. The additional incentive was capped at one times the participant’s Target Cash Incentive (achieved at 115% of Base MIP Target). The Financial component is the only Plan Objective that has an upside (above-target) payout opportunity.
Up to an additional 20% of a Named Executive Officer’s Target Cash Incentive could be earned based on the Compensation Committee’s assessment of individual performance, including through achievement of established annual priorities, effective use of Company resources and other evaluative factors as determined by the Compensation Committee. Individual performance objectives were established at the beginning of fiscal year 2020 and included matters specific to each Named Executive Officer’s area of responsibility.
Named Executive Officer	2020 Individual Priorities
Jeffrey R. Feeler	Overall success of strategic priorities, execution on integration, sales, operations, financial, information systems, human resources, regulatory and compliance initiatives supporting long-term market positioning.
Simon G. Bell	Support and promote organic growth initiatives with disciplined review of sustainability and Return on Investment expectations, including continued review and validation of results. Increase free cash flow generation through measuring and streamlining operations. Maintain safe and compliant operations at all locations.
Steven D. Welling	Drive revenue generation, new market development and customer experience initiatives to build brand awareness, increase customer loyalty and position the Company for long-term growth.
Eric L. Gerratt	Manage the Company’s debt and capital structure, accounting, reporting and treasury initiatives. Oversee the development and implementation of information systems supporting the long-term infrastructure requirements of the organization. Monitor and oversee compliance with reporting and accounting requirements and regulations.
Andrew P. Marshall	Drive continuous improvement and validate effectiveness of the Company’s regulatory compliance and safety programs.
The three metrics for the Health and Safety objective (as enumerated below) were weighted cumulatively at up to 10% of the Named Executive Officer’s Target Cash Incentive.
(i)
Total Recordable Incident Rates or “TRIR” (number of safety incidents that meet OSHA recordable criteria) (2%);

(ii)
Days Away Restricted Time or “DART” (safety incidents that result in the employee being placed on restricted duty or time away from work) (3%); and

(iii)
Lost Time Incidents or “LTI” (number of safety incidents that result in an employee having to spend time away from work or be re-assigned to another job function to recover from a work-related injury) (5%).

Up to 10% of a Named Executive Officer’s Target Cash Incentive was based on compliance. The performance evaluation for the compliance objective was based on the Compensation Committee’s judgment of the Company’s overall compliance program effectiveness and considered the avoidance of “notices of violation or enforcement” with monetary penalties and achievement of permitting initiatives. The corresponding incentive was earned based on a determination by the Compensation Committee taking into consideration, among other things, the dollar amount of a monetary penalty paid (or accrued under GAAP) in fiscal year 2020, the nature of the notices of violation or enforcement, the regulatory basis for any such penalty and the respective fact patterns.
The Company’s 2020 consolidated operating income before 2020 MIP expense and associated payroll taxes and NRC depreciation and amortization was ($302,313,910). At the discretion of the Compensation Committee, certain adjustments were made in accordance with pre-established adjustment principles, to determine an adjusted 2020 consolidated operating income of $114,206,570 as set forth in the table below:
Financial – Objective/Weight (60%)	Actual
Operating Income as Reported(1)	($302,313,910)
Adjustments
Impairment Charges	$404,900,000
Business Development and Integration Expenses	$11,620,480
Adjusted Operating Income	$114,206,570
Target Operating Income	$189,636,000

(1)
Before 2020 MIP Expenses and Associated Payroll taxes and NRC Depreciation and Amortization.

The Compensation Committee has ultimate discretion on all adjustments. The adjustments noted in the table above reflect principles to remove distortions created by accounting differences, or address incentive misalignments that might otherwise occur. The adjusted 2020 consolidated operating income of $114,206,570 was 60.22% of the Base MIP Target. As a result, the Company awarded the Named Executive Officers 0% of their respective Finance Target Incentive for consolidated operating income achievement.
The Company achieved the 2020 MIP target for TRIR and DART, but did not for LTI. Therefore, the Cash Incentive earned for achievement of the health and safety objective was 5% of each Named Executive Officer’s Target Cash Incentive.
The Cash Incentive earned by each Named Executive Officer for the Compliance objective was 9% of his Target Cash Incentive, reflecting the Compensation Committee’s view of the success of the overall compliance program at various operating divisions. In 2020, the Company received 102 regulatory inspections and 90% (84% in 2019) were conducted with no concerns or follow up from our regulatory agencies.
A summary of the 2020 MIP actual results compared to the applicable targets is provided in the table below. The amount paid to each Named Executive Officer under the 2020 MIP is set forth in the “Summary Compensation Table” of this Proxy Statement.
Objective/Weight	Target	Actual	Comment
Financial (60%)	$189,636,000	$114,206,570 (Adjusted)	Did Not Achieve Threshold of 85% of the Base MIP Target (Achieved 60.22%)
Individual Performance (20%)	Achievement of Individual and Team Objectives	Individual and Team Priorities Substantially Achieved
Jeffrey R. Feeler	20%	19%
Simon G. Bell	20%	19.5%
Steven D. Welling	20%	19.5%
Eric L. Gerratt	20%	18%
Andrew P. Marshall	20%	19.5%
Health and Safety (10%)
TRIR (2%)	=<1.87	1.50	Achieved
DART (3%)	=<1.20	0.87	Achieved
LTI (5%)	=<0.49	0.53	Did Not Achieve
Compliance (10%)	Compliance Program Effectiveness	9%
Long-Term Incentives — The Company’s long-term incentive program in 2020 was based on the following three vehicles:
• Restricted stock (approximately 40% of total value);
• PSUs linked to relative TSR (approximately 40% of total value); and
• Stock options (approximately 20% of total value).
Restricted Stock.   Restricted stock granted to the Named Executive Officers in 2020 vest in equal annual installments over three years. The value of restricted stock is tied to the market price of the Company’s common stock and further aligns the Named Executive Officers’ interests with the interests of the Company’s stockholders, while also providing the Company with a significant retention tool. Named Executive Officers receive dividends with respect to the restricted stock as and when paid on the Company’s common stock.
PSU Awards.   On November 1, 2019, the Board authorized the granting of PSUs to the Named Executive Officers based on the Company’s achievement of targets with respect to the Company’s adjusted earnings per share (“EPS”) and return on invested capital (“ROIC”), with such grants to be made in the first quarter of 2020. The Board and the Compensation Committee subsequently determined before the 2020 PSUs were granted that because of the COVID-19 pandemic and related economic uncertainty, future financial targets, such as EPS and ROIC, would be difficult, if not impossible, to determine. Because of the uncertain duration of the COVID-19 pandemic and its impact on the broader economy and the Company, the Board believed that the Company’s TSR over the performance period was a better measurement of performance and more aligned with stockholder expectations. The total number of PSUs granted in 2020 that each Named Executive Officer is eligible to earn ranges from 0% to 200% of the target number of PSUs granted (for each, the “Target PSUs”), based on the Company’s TSR relative to two groups weighted equally:
•
The S&P 600 companies; and

•
The companies in the 2020 Industry Peer Group, plus SEACOR Holdings, Inc. and excluding Mobile Mini, Inc. (see “Certain 2021 Compensation Decisions” below for additional detail).

Performance is measured over a two and one-half year performance period beginning July 1, 2020 and ending December 31, 2022. TSR is determined by reference to a change in the value of the Company’s common stock (based on the stock price and dividends paid) for the relevant measurement period. The performance measures and potential payouts for the PSUs awarded in 2020 are set forth in more detail in the following table:
Three-year Company TSR Relative to S&P 600 (50% of Target PSUs)		Three-year Company TSR Relative to Peer Group (50% of Target PSUs)
Percentile Rank	Resulting PSUs Earned (% of Target)	Percentile Rank	Resulting PSUs Earned (% of Target)
90th Percentile or Higher	200%	90th Percentile or Higher	200%
50th Percentile	100%	50th Percentile	100%
35th Percentile	50%	35th Percentile	50%
Below 35th Percentile	0	Below 35th Percentile	0
With respect to both PSUs earned based on the Company’s TSR relative to the S&P 600 companies and the PSUs earned based on the Company’s TSR relative to the modified 2020 Industry Peer Group, PSUs are earned on a pro-rata basis in the event that the Company’s TSR is greater than the 35th percentile but less than the 50th percentile or greater than the 50th percentile but less than the 90th percentile.
Stock Option Awards.   Stock options granted to Named Executive Officers in 2020 vest in equal annual installments over three years. The Company believes that, because the option holder will not realize value from a stock option unless the value of the stock increases after the grant date, stock options are performance-based awards that directly align the interests of the option holder with those of our stockholders. In addition, the long-term vesting of the awards provides a key retention tool while providing a long-term focus on driving increased stockholder value.
Equity Awards Granted in 2020.   The equity awards granted to the Named Executive Officers in 2020 are set forth in the table below:
Named Executive Officer	Performance Stock Units Granted (Target) (#)	Restricted Stock Granted (#)	Stock Options Granted (#)
Jeffrey R. Feeler	24,324	14,000	31,800
Simon G. Bell	7,905	4,600	10,300
Steven D. Welling	7,601	4,400	9,900
Eric L. Gerratt	7,601	4,400	9,900
Andrew P. Marshall	4,561	2,600	6,000

Other In-Cycle PSU Awards in 2020.   PSU awards granted in 2018 were scheduled to vest on December 31, 2020. The Company’s cumulative total stockholder return relative to that of the companies in the S&P 600 and certain of its peers was, in each case, below the 35th percentile. As a result, 0% of the target award was received.
Named Executive Officer	Performance Stock Units Granted (Target) (#)	Performance Stock Units Received (#)
Jeffrey R. Feeler	5,300	—
Simon G. Bell	2,400	—
Steven D. Welling	2,400	—
Eric L. Gerratt	2,400	—
Andrew P. Marshall	1,600	—
Discretionary Bonuses — The Company may, from time-to-time, grant discretionary bonuses to Named Executive Officers in order to achieve defined objectives. Discretionary bonuses were not paid to the Named Executive Officers in 2020.
Other Compensation — The Company provides employee benefits that are intended to meet current and future health and financial security needs for its employees, including the Named Executive Officers, and their families. Such employee benefits include medical, dental and life insurance benefits, short-term disability pay, long-term disability insurance, flexible or health savings accounts for medical expense reimbursements and a 401(k) retirement savings plan that includes a partial Company match, which are provided to the Named Executive Officers on the same terms and conditions that apply to all other full-time regular employees. In addition, in November 2019, the Board approved the US Ecology, Inc. Nonqualified Deferred Compensation Plan (“Deferred Compensation Plan”), which is offered to certain of our highly compensated employees, including the Named Executive Officers, and certain other service providers starting with the 2020 calendar year. Pursuant to this plan, eligible participants can elect to defer a portion of their base salary, performance-based compensation earned under the MIP, commissions or Form 1099 compensation, as applicable, to a later year. These contributions, and all income, gains and losses attributable thereto, are always vested. The plan does not provide for any discretionary or matching contributions by the Company. For additional details regarding the Deferred Compensation Plan, please refer to the “Non-Qualified Deferred Compensation” section of this Proxy Statement.
Certain 2021 Compensation Decisions
2021 Peer Group — The 2020 Industry Peer Group was reviewed again in 2020 and it was determined that, for evaluating 2021 executive compensation, the group should be modified to add SEACOR Holdings Inc. and remove Mobile Mini, Inc., leaving the total number at 17. SEACOR Holdings Inc. was added as a size and industry-appropriate peer particularly following the NRC acquisition, and Mobile Mini, Inc. was removed due to acquisition.
Base Salary — On December 17, 2020, the Company approved the 2021 base salary for the Named Executive Officers, which reflects no increase from the base salary paid in 2020. As noted in the following table, the initial base salary for each Named Executive Officer in 2021 remains at or below the 50th percentile of the base salary paid the corresponding officer in the updated peer group.
Name and Principal Position	Base Salary for 2020 ($)	Base Salary for 2021 ($)	Change (%)	Percentile Within Updated Peer Group
Jeffrey R. Feeler	625,000	625,000	—	41st
Simon G. Bell	453,000	453,000	—	41st
Steven D. Welling	425,000	425,000	—	43rd
Eric L. Gerratt	425,000	425,000	—	41st
Andrew P. Marshall	320,000	320,000	—	33rd

2021 Short-Term Incentive Award — The four independent objectives (financial, individual performance, health and safety, and compliance) remain the same for 2021 as they were for 2020 (though the targets for each objective may differ from 2020), except that the health and safety metric is limited to TRIR as opposed to the three metrics of TRIR, DART and LTI. TRIR is the most common metric for measuring OSHA injuries. There are less interpretation issues with TRIR outside of the United States allowing for categorization consistency, and total Company DART and LTI are negatively influenced by cultural differences, national healthcare and inability to have occupational medical professionals to address workplace injuries in some regions.
2021 Long-Term Equity Award — Given the significant economic uncertainty and business disruption created by the COVID-19 pandemic, the Board reviewed the Company’s long-term incentive program to determine whether it appropriately aligns compensation with the Company’s goals and ensures the stability of the Company’s executive team. Following its review, the Board, approved the award of stock options and restricted stock to each of the Named Executive Officers with a grant date of January 4, 2021. The total value awarded Mr. Feeler represents a reduction of $200,000 from the total value of his 2020 equity awards. This reduction was recommended by Mr. Feeler and approved by the Board, considering the economic impact, including to US Ecology’s share price, of COVID-19.
The Board elected not to award PSUs for 2021 because COVID-19 continues to present significant business uncertainty. The Board believes it does not have sufficient visibility to the timing of the Company’s recovery that would be necessary to set meaningful multi-year financial performance targets. The Board considers this a temporary decision and anticipates a return to granting PSUs in fiscal year 2022. The Board believes that the options awarded, increased from 20% to 50% of the total equity award value, aligns management’s interest with that of stockholders and the performance element of the award adequately addresses the unprecedented uncertainty and lack of visibility given that a recipient will not realize any value of the award unless the share price exceeds a certain value.
Equity and Security Ownership Guidelines
In 2015, the Board approved a Share Ownership Policy in which target share ownership levels were established for the Named Executive Officers and non-employee directors (each, a “Participant”) based on a multiple of annual salary in the case of Named Executive Officers and a multiple of the annual cash retainer in the case of non-employee directors (“Target Ownership Level”). Target ownership levels in 2020 were as follows:
Participant	Target Ownership Level
Chief Executive Officer	4 times base salary
Other Named Executive Officers	2 times base salary
Non-Employee Directors	5 times annual cash retainer
The following forms of equity interests are included in determining the ownership value held:
•
Common shares of the Company owned directly by the Participant or owned through the Company retirement or savings plans;

•
Restricted stock or restricted stock units held pursuant to the Company’s equity plans; and

•
Vested performance stock or PSUs held pursuant to the Company’s equity plans.

For purposes of evaluating degree of attainment of the applicable Target Ownership Level, the following definitions of “value” are used:
•
For common shares owned outright, the value is equal to the greater of the cost of acquisition and the market value as of the date of measurement;

•
For unvested restricted stock or restricted stock units, the value is equal to the greater of the grant date value and the market value as of the date of measurement; and

•
For vested performance stock or PSUs, the value is equal to the market value at the date of measurement.

Under the Share Ownership Policy, a Participant must retain 100% of the net after-tax proceeds from exercised stock options or vested shares received until the Target Ownership Level is met. A Participant who wishes to sell shares and who has not attained the Target Ownership Level must obtain the written permission of the Compensation Committee. All of the Participants were in compliance with the Share Ownership Policy as of December 31, 2020.
Prohibition Against Pledging and Hedging
The Company’s stockholder approved Omnibus Plan provides that no award or other right or interest granted under the plan may be pledged, encumbered or hypothecated to, or in favor of, or subject to any lien, obligation or liability of the grantee to, any party, other than the Company or any subsidiary, or assigned or transferred by the grantee other than by will or the laws of descent and distribution. The Company’s Stock Trading Policy further provides that directors, officers and employees of the Company and its subsidiaries shall not enter into hedging or monetization transactions or similar arrangements with respect to the Company’s securities.
Severance Arrangements
Effective December 22, 2020, the Company entered into an Amended and Restated Employment Agreement with each of the Named Executive Officers. These agreements are collectively referred to herein as the “Employment Agreements.” The changes made to the Employment Agreements included, among other things, extending the term of employment to December 31, 2023 for Mr. Feeler and December 31, 2021 for Messrs. Bell, Welling, Marshall and Gerratt, in each case, subject to automatic one-year renewals, and modifying the Named Executive Officer’s severance rights as described in the “Potential Payments Upon Termination or Change of Control” section of this Proxy Statement.
Each Employment Agreement establishes a minimum initial annual base salary and a minimum target annual bonus as a percentage of base salary, each as set forth below:
Executive	Base Salary ($)	Target Annual Incentive (Percentage of Base Salary)
Jeffrey R. Feeler	625,000	100%
Simon G. Bell	453,000	75%
Steven D. Welling	425,000	75%
Eric L. Gerratt	425,000	75%
Andrew P. Marshall	320,000	75%
The Employment Agreements establish the executives’ rights to receive severance benefits in the event of certain qualifying terminations of employment or under certain circumstances related to a change of control. Change-of-control payments are contingent on the occurrence of a termination of the executive’s employment by the Company “without cause” or by the executive for “good reason,” as those terms are defined in the Employment Agreements, in either case, within 24 months after the applicable change of control. The Compensation Committee believes these severance protections are an effective tool for attracting and retaining key employees and are reasonably similar to those of other comparable companies. For more information on potential severance payments and change-of-control benefits in 2020, refer to the “Potential Payments Upon Termination or Change of Control” section of this Proxy Statement.
Under the Employment Agreements, the non-compete and non-solicit restricted periods for each Named Executive Officer after a termination of employment are (i) 18 months upon a termination of employment by the Company without “cause” (including non-renewal of the employment term) or by the Executive for good reason or (ii) 12 months upon a termination of employment by the Executive without “good reason.” Each Named Executive Officer also has indefinite confidentiality and non-disparagement obligation.

Risk Considerations
The Compensation Committee considers, in establishing and reviewing the executive compensation program, whether the program encourages unnecessary or excessive risk-taking and has concluded that it does not. Base salaries are fixed in amount and thus do not encourage risk-taking. While the performance-based Cash Incentive awards focus on achievement of annual goals, the Company’s Cash Incentive program is only one element of the Named Executive Officers’ total compensation. The Compensation Committee believes that the Cash Incentive program appropriately balances risk and the desire to focus the Named Executive Officers on specific short-term goals important to the Company’s success, and that it does not encourage unnecessary or excessive risk-taking. Further, the Company grants equity awards that focus the attention of Named Executive Officers on long-term strategic goals through multi-year vesting formulas. Moreover, the Named Executive Officers are required to own and hold significant amounts of stock in the Company. Such long-term equity awards and stock ownership interests further reduce the incentive for the Company’s Named Executive Officers to engage in actions designed to achieve only short-term results. The Company has reviewed its compensation policies and practices for all employees, including for the Named Executive Officers, and concluded that any risks arising from its compensation policies and programs are not reasonably likely to have a material adverse effect on the Company.
Tax and Accounting Considerations
Code Section 162(m) limits the amounts that may be deducted (for federal income tax purposes) by a public company for compensation paid to certain individuals to $1,000,000, except that, in 2017 and prior years, compensation in excess of the $1,000,000 threshold could be deducted if it met the requirements to be considered “qualifying performance-based compensation” within the meaning of Code Section 162(m). The Tax Cuts and Jobs Act, passed by Congress in December 2017, eliminated the “performance-based” compensation exemption under Code Section 162(m). Therefore, for 2018 and subsequent years, compensation paid to our chief executive officer, our chief financial officer and to each of our other Named Executive Officers generally will not be deductible for federal income tax purposes to the extent such compensation exceeds $1,000,000, regardless of whether such compensation would have been considered “performance-based” under prior law. This limitation on deductibility applies to each individual who is a “Covered Employee” (as defined in Code Section 162(m)) in 2017 or who becomes a Covered Employee in any future year, and continues to apply to each such individual for all future years, regardless of whether such individual remains a Named Executive Officer. There is, however, a transition rule that allows “performance-based” compensation in excess of $1,000,000 to continue to be deductible if the remuneration is provided pursuant to a binding contract which was in effect on November 2, 2017 and which was not subsequently materially modified. Although deductibility of compensation is preferred, tax deductibility is not a primary objective of the Company’s executive compensation program. Rather, the Company seeks to maintain flexibility in its executive compensation program and may structure compensation that is not deductible if it determines that doing so is appropriate and consistent with the objectives of the executive compensation program described above. Accordingly, the Company may be limited in its ability to deduct amounts of compensation from time to time.
Accounting rules require the Company to expense the cost of equity grants. Because of equity expensing and the impact of dilution on the Company’s stockholders, the Compensation Committee carefully considers the type of equity awards that are granted and the number and value of the shares underlying such awards.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with the Company’s management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

This report is respectfully submitted by the Compensation Committee of the Board of Directors:
COMPENSATION COMMITTEE
John T. Sahlberg, Chair
Richard Burke
Katina Dorton
Ronald C. Keating

SUMMARY COMPENSATION TABLE
The following table sets forth information regarding the compensation of the Named Executive Officers for the years ended December 31, 2020, 2019, and 2018.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)(5)
Jeffrey R. Feeler President & Chief Executive Officer	2020	629,809	1,831,600	400,362	206,250	15,744	3,083,765
	2019	529,712	881,684	219,678	633,150	51,104	2,315,328
	2018	488,096	785,668	180,420	476,513	32,658	1,963,355
Simon G. Bell Executive Vice President & Chief Operating Officer	2020	456,485	598,109	129,677	113,816	26,240	1,324,327
	2019	383,427	376,400	95,038	338,010	33,156	1,226,031
	2018	362,000	351,444	80,316	270,000	19,482	1,083,242
Steven D. Welling Executive Vice President of Sales & Marketing	2020	428,270	573,790	124,641	106,781	12,893	1,246,375
	2019	372,904	376,400	95,038	334,665	18,004	1,197,011
	2018	361,692	351,444	80,316	265,950	19,518	1,078,920
Eric L. Gerratt Executive Vice President, Chief Financial Officer & Treasurer	2020	428,270	573,790	124,641	102,000	13,058	1,241,759
	2019	353,365	376,400	95,038	308,700	18,071	1,151,574
	2018	318,748	351,444	80,316	235,001	19,455	1,004,964
Andrew P. Marshall Executive Vice President of Regulatory Compliance & Safety	2020	322,462	342,010	75,540	80,400	12,156	832,568
	2019	291,923	261,975	65,436	264,480	15,013	898,827
	2018	276,519	239,396	54,708	202,125	13,753	786,501

(1)
The amounts listed represent the aggregate grant date fair value of restricted stock and PSUs granted during the applicable year, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”) (without regard to the effect of estimated forfeitures). The values of restricted stock are determined by multiplying the closing stock price on the date of grant by the number of stock awards. The PSU grant date fair values were determined based on a Monte Carlo simulation (which probability weights multiple potential outcomes). The amounts may not be indicative of the realized value of the awards if and when they vest. See the “Grants of Plan-Based Awards” table of this Proxy Statement for additional details on the stock awards granted to the Named Executive Officers during 2020. Assuming that the highest level of performance conditions will be achieved with respect to the PSUs (and thus the maximum number of shares will be issued under the PSUs), using the closing stock price of the Company’s common stock on the grant date for such PSUs; (i) the grant date value of the 2020 PSUs would be: $1,600,033 for Mr. Feeler, $519,991 for Mr. Bell, $499,994 for each of Messrs. Welling and Gerratt, and $300,023 for Mr. Marshall; (ii) the grant date value of the 2019 PSUs would be: $1,154,918 for Mr. Feeler, $498,794 for each of Messrs. Bell, Welling and Gerratt, and $346,546 for Mr. Marshall; and (iii) the grant date value of the 2018 PSUs would be $540,600 for Mr. Feeler and $244,800 for each of Messrs. Bell, Welling and Gerratt, and $163,200 for Mr. Marshall. The performance measures and potential payouts for the PSUs are described in more detail in the “Long-Term Incentives” section of this Proxy Statement. Additional information regarding the awards, including the assumptions made in determining their value under FASB ASC Topic 718, are disclosed in Note 19 of Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

(2)
The amounts listed represent the aggregate grant date fair value of stock options granted during the applicable year, as determined in accordance with FASB ASC Topic 718. The assumptions made in determining the grant date fair values of the options are disclosed in Note 19 of Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

(3)
Represents the amount awarded for performance during the applicable year under the 2018 MIP, 2019 MIP and 2020 MIP as applicable.

(4)
Includes matching contributions the Company made on behalf of each Named Executive Officer under the Company-sponsored 401(k) plan ($9,405 in the case of Messrs. Feeler, Bell, Gerratt and Marshall for 2020, and $9,204 for Mr. Welling for 2020), dividends paid on unvested restricted stock ($3,672 in the case of Mr. Feeler for 2020, $1,326 in the case of Mr. Bell for 2020, $1,290 in the case of each of Messrs. Welling and Gerratt for 2020, and $814 in the case of Mr. Marshall for 2020), and the dollar value of insurance premiums paid by the Company with respect to life and disability insurance policies ($2,667 in the case of Mr. Feeler, $2,477 in the case of Mr. Bell, $2,363 in the case of each of Messrs. Welling and Mr. Gerratt, and $1,937 in the case of Mr. Marshall for 2020). Also included is the total value of all perquisites provided to Mr. Bell (these include, for 2020, fees paid for memberships in professional leadership organizations, a personal data security subscription and a credit card membership renewal fee). Total perquisites provided to each of Messrs. Feeler and Gerratt did not exceed $10,000 and are not included. There were no perquisites provided to Messrs. Marshall and Welling in 2020.

(5)
Mr. Feeler did not have any above-market or preferential earnings on non-qualified deferred compensation in 2020 under the Deferred Compensation Plan. Therefore, earnings credited to Mr. Feeler’s non-qualified deferred compensation in 2020 under the Deferred Compensation Plan are not required to be, nor are they, reflected in the “Summary Compensation Table.” Messrs. Bell, Welling, Marshall and Gerratt did not participate in the Deferred Compensation Plan in 2020. For a description of the Deferred Compensation Plan, refer to the “Non-qualified Deferred Compensation” section of this Proxy Statement.

2020 GRANTS OF PLAN-BASED AWARDS
The following table sets forth information for each Named Executive Officer regarding the equity and non-equity awards granted during the year ended December 31, 2020. All non-equity awards set forth below were granted under the 2020 MIP and all equity-based awards set forth below were granted under the Omnibus Plan.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards; Number of Shares of Stock or Units (#)(5)	All Other Option Awards; Number of Shares Underlying Options (#)(6)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(7)
Name	Board	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)
Jeffrey R. Feeler	11/1/19	12,500	625,000	1,250,000	—	—	—	—	—	—	—
	11/1/19 / 1/2/20	—	—	—	—	—	—	14,000	—	—	798,560
	11/1/19 / 1/2/20	—	—	—	—	—	—	—	31,800	57.04	400,362
	11/1/19 / 7/16/20	—	—	—	6,081	24,324	48,648	—	—	—	1,033,040
Simon G. Bell	11/1/19	6,795	339,750	679,500	—	—	—	—	—	—	—
	11/1/19 / 1/2/20	—	—	—	—	—	—	4,600	—	—	262,384
	11/1/19 / 1/2/20	—	—	—	—	—	—	—	10,300	57.04	129,677
	11/1/19 / 7/16/20	—	—	—	1,976	7,905	15,810	—	—	—	335,725
Steven D. Welling	11/1/19	6,375	318,750	637,500	—	—	—	—	—	—	—
	11/1/19 / 1/2/20	—	—	—	—	—	—	4,400	—	—	250,976
	11/1/19 / 1/2/20	—	—	—	—	—	—	—	9,900	57.04	124,641
	11/1/19 / 7/16/20	—	—	—	1,900	7,601	15,202	—	—	—	322,814
Eric L. Gerratt	11/1/19	6,375	318,750	637,500	—	—	—	—	—	—	—
	11/1/19 / 1/2/20	—	—	—	—	—	—	4,400	—	—	250,976
	11/1/19 / 1/2/20	—	—	—	—	—	—	—	9,900	57.04	124,641
	11/1/19 / 7/16/20	—	—	—	1,900	7,601	15,202	—	—	—	322,814
Andrew P. Marshall	11/1/19	4,800	240,000	480,000	—	—	—	—	—	—	—
	11/1/19 / 1/2/20	—	—	—	—	—	—	2,600	—	—	148,304
	11/1/19 / 1/2/20	—	—	—	—	—	—	—	6,000	57.04	75,540
	11/1/19 / 7/16/20	—	—	—	1,140	4,561	9,122	—	—	—	193,706

(1)
Represents the minimum amount to which the Named Executive Officers would have been entitled to receive based on achieving the 2020 MIP targets with the lowest weighted percentage of the Target Cash Incentive.

(2)
Represents the amount to which the Named Executive Officers would have been entitled to receive based on achieving 100% of each of the 2020 MIP targets. For the amount actually paid, please refer to the “Summary Compensation Table” in this Proxy Statement. For additional details regarding the 2020 MIP, please refer to the “Annual Short-Term Incentives” section of this Proxy Statement.

(3)
The Company established a maximum payout level under the 2020 MIP equal to two times the participant’s applicable Target Cash Incentive.

(4)
On July 16, 2020, each of the Named Executive Officers received awards of PSUs that will vest on December 31, 2022 based on the Company’s total stockholder return relative to the S&P 600 (weighted at 50%) and a peer group of certain companies in the environmental and facilities services industry (weighted at 50%) over the two and one-half year performance period beginning July 1, 2020. The performance measures and potential payouts for the PSUs are described in more detail in the “Long-Term Incentives” section of this Proxy Statement. These columns show the potential number of shares to be paid out to the Named Executive Officers under the PSU grant at threshold, target or maximum performance.

(5)
These restricted stock awards for each of the Named Executive Officers, awarded with an effective date of January 2, 2020, vest in equal annual installments over three years.

(6)
These stock options, for each of the Named Executive Officers, awarded effective as of January 2, 2020, vest in equal annual installments over three years.

(7)
The amounts listed represent the aggregate grant date fair value of each restricted stock, stock option and PSU award granted to the Named Executive Officers during 2020, as determined in accordance with FASB ASC Topic 718 (without regard to the effect of estimated forfeitures). The grant date fair value of PSUs was determined based on a Monte Carlo simulation (which probability weights multiple potential outcomes.)

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END — 2020
The following table sets forth information for each Named Executive Officer with respect to (i) each option to purchase the Company’s common stock that had not been exercised and remained outstanding as of December 31, 2020; (ii) each award of restricted stock that had not vested and remained outstanding as of December 31, 2020; and (iii) each award of PSUs that had not vested and remained outstanding as of December 31, 2020.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Units, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units, Shares or Other Rights That Have Not Vested ($)(10)
Jeffrey R. Feeler	6,266	—	35.05	1/3/2026	—	—	—	—
	11,066	—	49.15	1/1/2027	—	—	—	—
	10,334	5,166(1)	51.00	1/1/2028	—	—	—	—
	4,700	9,400(2)	63.85	1/1/2029	—	—	—	—
	—	31,800(3)	57.04	1/1/2030	—	—	—	—
	—	—	—	—	2,933(4)	106,556	—	—
	—	—	—	—	5,200(5)	188,916	—	—
	—	—	—	—	14,000(6)	508,620	—	—
	—	—	—	—	—	—	3,296(8)	119,744
	—	—	—	—	—	—	12,162(9)	441,845
Simon G. Bell	8,500	—	49.97	3/9/2025	—	—	—	—
	2,300	—	35.05	1/3/2026	—	—	—	—
	6,000	—	49.15	1/1/2027	—	—	—	—
	4,600	2,300(1)	51.00	1/1/2028	—	—	—	—
	2,034	4,066(2)	63.85	1/1/2029	—	—	—	—
	—	10,300(3)	57.04	1/1/2030	—	—	—	—
	—	—	—	—	1,300(4)	47,229	—	—
	—	—	—	—	2,200(5)	79,926	—	—
	—	—	—	—	4,600(6)	167,118	—	—
	—	—	—	—	—	—	1,424(8)	51,734
	—	—	—	—	—	—	3,953(9)	143,612
Steven D. Welling	9,300	—	49.97	3/9/2025	—	—	—	—
	2,300	—	35.05	1/3/2026	—	—	—	—
	6,000	—	49.15	1/1/2027	—	—	—	—
	4,600	2,300(1)	51.00	1/1/2028	—	—	—	—
	2,034	4,066(2)	63.85	1/1/2029	—	—	—	—
	—	9,900(3)	57.04	1/1/2030	—	—	—	—
	—	—	—	—	1,300(4)	47,229	—	—
	—	—	—	—	2,200(5)	79,926	—	—
	—	—	—	—	4,400(6)	159,852	—	—
	—	—	—	—	—	—	1,424(8)	51,734
	—	—	—	—	—	—	3,801(9)	138,090

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Units, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units, Shares or Other Rights That Have Not Vested ($)(10)
Eric L. Gerratt	8,500	—	49.97	3/9/2025	—	—	—	—
	2,300	—	35.05	1/3/2026	—	—	—	—
	6,000	—	49.15	1/1/2027	—	—	—	—
	4,600	2,300(1)	51.00	1/1/2028	—	—	—	—
	2,034	4,066(2)	63.85	1/1/2029	—	—	—	—
	—	9,900(3)	57.04	1/1/2030	—	—	—	—
	—	—	—	—	1,300(4)	47,229	—	—
	—	—	—	—	2,200(5)	79,926	—	—
	—	—	—	—	4,400(6)	159,852	—	—
	—	—	—	—	—	—	1,424(8)	51,734
	—	—	—	—	—	—	3,801(9)	138,090
Andrew P. Marshall	2,110	—	49.97	3/9/2025	—	—	—	—
	4,530	—	39.10	3/7/2026	—	—	—	—
	3,487	—	50.50	1/1/2027	—	—	—	—
	3,134	1,566(1)	51.00	1/1/2028	—	—	—	—
	1,400	2,800(2)	63.85	1/1/2029	—	—	—	—
	6,000(3)	57.04	1/1/ 2030	—	—	—	—
	—	—	—	—	900(4)	32,697	—	—
	—	—	—	—	1,533(5)	55,694	—	—
	—	—	—	—	2,600(6)	94,458	—	—
	—	—	—	—	—	—	989(8)	35,930
	—	—	—	—	—	—	2,281(9)	82,869

(1)
These stock options, which were granted on January 2, 2018, vested on January 1, 2021. Vesting was generally subject to the Named Executive Officer remaining employed through the applicable vesting date.

(2)
These stock options, which were granted on January 2, 2019, vest as follows: 50% vested on January 1, 2021 and 50% are scheduled to vest on January 1, 2022. Vesting is generally subject to the Named Executive Officer remaining employed through the applicable vesting date.

(3)
These stock options, which were granted on January 2, 2020, vest as follows; one-third vested on January 1, 2021 and one-third is scheduled to vest on each of January 1, 2022 and January 1, 2023. Vesting is generally subject to the Named Executive Officer remaining employed through the applicable vesting date.

(4)
These restricted stock awards, which were granted on January 2, 2018, vested on January 1, 2021. Vesting was generally subject to the Named Executive Officer remaining employed through such vesting date.

(5)
These restricted stock awards, which were granted on January 2, 2019, vest as follows: 50% vested on January 1, 2021 and 50% are scheduled to vest on January 1, 2022. Vesting is generally subject to the Named Executive Officer remaining employed through such vesting date.

(6)
These restricted stock awards, which were granted on January 2, 2020, vest as follows: one third vested on January 1, 2021 and one third is scheduled to vest on each of January 1, 2022, and January 1, 2023. Vesting is generally subject to the Named Executive Officer remaining employed through such vesting date.

(7)
Market value was calculated by using $36.33, the Company’s common stock price on December 31, 2020.

(8)
These PSUs, which were granted on March 1, 2019, have a three-year performance period commencing January 1, 2019 and concluding on December 31, 2021. The amount reported in the table represents the available shares underlying the PSUs, assuming the threshold performance is satisfied for each performance measure.

(9)
These PSUs, awarded with an effective date of July 16, 2020, have a three-year performance period commencing January 1, 2020 and concluding on December 31, 2022. The amount reported in the table represents the available shares underlying the PSUs, assuming the threshold performance is satisfied for each performance measure.

(10)
Market value was calculated by using $36.33, the Company’s common stock price on December 31, 2020.

2020 OPTION EXERCISES AND STOCK VESTED
The following table sets forth information for each Named Executive Officer with respect to the vesting of restricted stock and restricted stock units during the 2020 fiscal year. There were no options exercised during the same period and PSUs vesting in 2020 resulted in a zero payout to the Named Executive Officers.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Jeffrey R. Feeler	14,733	853,188
Simon G. Bell	5,700	330,087
Steven D. Welling	5,700	330,087
Eric L. Gerratt	5,700	330,087
Andrew P. Marshall	3,551	195,400

(1)
Reflects the product of (i) the number of shares acquired upon vesting of restricted stock and restricted stock units; and (ii) the closing price of one share of the Company’s common stock on the vesting date.

NON-QUALIFIED DEFERRED COMPENSATION AT FISCAL YEAR-END — 2020
The following table sets forth information for each Named Executive Officer with respect to his non-qualified deferred compensation under the Deferred Compensation Plan during the 2020 fiscal year.
Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Jeffrey R. Feeler	194,616	—	31,814	—	226,430
Simon G. Bell	—	—	—	—	—
Steven D. Welling	—	—	—	—	—
Eric L. Gerratt	—	—	—	—	—
Andrew P. Marshall	—	—	—	—	—

(1)
All amounts in this column are reported as a component of “Salary” in the “Summary Compensation Table” of this Proxy Statement.

(2)
None of the amounts in this column are reported for 2020 in the “Summary Compensation Table” of this Proxy Statement. Please refer to the footnote to “Total” in the “Summary Compensation Table” of this Proxy Statement.

(3)
None of the amounts reported in this column were previously reported as compensation to the Named Executive Officer in the Company’s “Summary Compensation Table” for previous years.

Summary of Deferred Compensation Plan
The Named Executive Officers and certain other key managerial employees and other service providers of the Company and its subsidiaries are eligible to participate in the Deferred Compensation Plan, which is an unfunded, non-qualified deferred compensation plan. Each year, participants can elect to defer up to 100% of their base salary, performance-based compensation earned under the MIP, commissions and Form 1099 compensation, as applicable, under the Deferred Compensation Plan. The Company does not make any matching, discretionary or other similar contributions to the Deferred Compensation Plan.
Participants may elect to receive compensation they have deferred upon certain qualifying distribution events (e.g., separation from service, death, disability or at a specified date) at which time account balances are distributed in cash either in a lump sum or annual installments as elected by the participant. If no election is made, account balances are distributed in a lump sum. Annual installments can be for up to five years if the qualifying distribution event is a specified date or 10 years if the qualifying distribution event is due to a separation from service or disability. Account balances are distributed in a lump sum to the participant’s beneficiary upon the participant’s death.
Account balances under the Deferred Compensation Plan are credited with a deemed investment return (or credited with a deemed investment loss), determined as if the account was invested in one or more investment funds made available by the administrator. Participants elect the investment fund(s) in which accounts will be deemed invested. Participants may change their investment elections on a daily basis. The investment vehicle is determined by the administrator if the participant fails to make an investment election.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
Effective December 22, 2020, the Company entered into the Employment Agreements with each of the Named Executive Officers that, among other things, modified the Named Executive Officers’ severance rights. Other material terms of the Employment Agreements are discussed in the “Severance Arrangements” section of this Proxy Statement, above. The Employment Agreements require the Company or its successors to pay or provide certain compensation and benefits to the applicable Named Executive Officer in the event of a termination of employment or a termination of employment following a change of control. The following discussion describes the potential payments upon a termination of employment or a termination of employment following a change of control pursuant to the Employment Agreements. Under the terms of the Employment Agreements, generally, upon a termination of employment, the Company would be obligated to pay the Named Executive Officers:
•
Any unpaid base salary through the termination date and any accrued paid-time off;

•
Any unpaid cash incentive earned for the fiscal year prior to the fiscal year in which the termination of employment occurs and any cash incentive earned in the fiscal year of termination based on actual results over the entire performance period prorated for the number of days employed during such fiscal year;

•
Any unreimbursed business expenses incurred through the termination date; and

•
All other payments or other benefits the Named Executive Officer may be entitled to under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit program, or grant.

These payments are referred to herein as the “Accrued Obligations.”
Termination.   Under the terms of the Employment Agreements the amount and types of compensation due to a Named Executive Officer in the event of termination of employment with the Company is dependent upon the basis for such termination.
For Cause or Without Good Reason — If a Named Executive Officer’s employment had been terminated on December 31, 2020 by the Company for cause or by the Named Executive Officer without good reason, the Company would have paid such Named Executive Officer the Accrued Obligations only (other than any amounts due under any Cash Incentive plan which shall be forfeited pursuant to the terms of such plan).
Without Cause or for Good Reason — Had a Named Executive Officer’s employment been terminated on December 31, 2020 by the Company without cause, or by the Named Executive Officer for good reason, in addition to the Accrued Obligations, such Named Executive Officer would have been entitled to the following:
•
An amount equal to the sum of two years’ base salary and two times the Target Cash Incentive (payable in bi-weekly installments) during the two-year period following such termination;

•
Continued vesting of outstanding stock options for a period of two years following the termination date, with any stock options held prior to such termination that is, or becomes, vested to remain exercisable until the earlier of the second anniversary of the termination date and the original expiration date of such stock options;

•
Immediate vesting of restricted stock grants that would have vested during the two-year period immediately following the termination date;

•
Continued vesting of performance stock units in the same manner as if no termination of employment occurred, with payment calculated based on actual performance but with vesting to be pro-rated based on the number of days from the start of the performance period through the second anniversary of the termination date in relation to the total number of days in the performance period;

•
Reimbursement of medical, dental and vision insurance premiums pursuant to COBRA for a period up to 18 months;

•
Six monthly payments each equal to the greater of (x) two times the monthly COBRA medical, dental and vision insurance premiums as of the termination date and (y) $5,000, commencing on the 18-month anniversary of the termination date;

•
24 monthly cash payments each equal to two times the monthly premiums as of the termination date under the Company’s life insurance and long-term disability insurance plans; and

•
In the case of Mr. Feeler, up to 12 consecutive months of outplacement services not to exceed $100,000 in the aggregate (such benefits to end no later than the second anniversary of the termination date).

A Named Executive Officer’s right to receive the additional severance benefits described above (other than the Accrued Obligations) is subject to such Named Executive Officer’s compliance with applicable confidentiality, work product assignment, return of property and non-competition/non-solicitation covenants contained in the applicable Employment Agreement and the execution (and non-revocation) of a release of claims in favor of the Company and certain related persons and entities.
The definition of “good reason” includes, among other things: (i) a material diminution or adverse change in title, authority, responsibilities or duties; (ii) exclusion from any incentive plan participated in at the time the Employment Agreement was executed; (iii) failure by the Company to include or continue any material employee benefit plan, a material diminution in employee benefits; (iv) any material breach by the Company of the provisions of the Employment Agreement; or (v) a relocation of the executive’s primary place of employment outside a 50-mile radius.
“Cause” is defined as a determination by two-thirds of the members of the Board voting that the Named Executive Officer has, among other things, (i) engaged in willful neglect (other than neglect resulting from his incapacity due to physical or mental illness) of his duties or willful misconduct in the performance of his duties, or has violated any material written policy of the Company; (ii) engaged in willful or grossly negligent conduct the consequences of which are materially adverse to the Company; (iii) materially breached the terms of his Employment Agreement and such breach persisted after notice thereof from the Company and a reasonable opportunity to cure; or (iv) been convicted of (or has plead guilty or no contest to) any felony (other than a traffic violation) or any misdemeanor involving moral turpitude.
Death — Had a Named Executive Officer’s employment been terminated by the Company due to death on December 31, 2020, the Company would have paid such Named Executive Officer, or his estate, as applicable, the Accrued Obligations. In addition, all unvested stock options, restricted stock and performance stock units would have immediately vested.
Disability — Had a Named Executive Officer’s employment been terminated by the Company due to disability on December 31, 2020, the Company would have paid such Named Executive Officer, or his estate, as applicable, the Accrued Obligations. In addition, in the event of such a termination of employment (i) all unvested stock options, restricted stock and performance stock units (but only performance stock units that are not subject to Code Section 409A) would have immediately vested (with performance being deemed achieved at target); and (ii) any performance stock units that are subject to Code Section 409A would have continued to vest in the same manner as if no such termination of employment had occurred, with performance deemed achieved at target (provided that if such termination had occurred within 24 months after a change of control, any performance stock units that are subject to Code Section 409A granted after the effective date of the Employment Agreement would have vested in full upon such termination with performance being deemed achieved at target). Such payments and benefits are subject to the Named Executive Officer’s compliance with applicable confidentiality, work product assignment, return of property and non-competition/non-solicitation covenants contained in the applicable Employment Agreement and the execution (and non-revocation) of a release of claims in favor of the Company and certain related persons and entities.
Retirement — Had a Named Executive Officer’s employment been terminated by retirement on December 31, 2020, such Named Executive Officer would have been paid the Accrued Obligations.

Based on a hypothetical termination of employment on December 31, 2020, the Named Executive Officers would have been entitled to the amounts set forth in the following table, depending on the basis for such termination of employment identified in the first column:
Basis for Termination	Base Salary ($)(1)	Bonus ($)(2)	Prior Fiscal Year Bonus/Bonus in Year of Termination ($)(3)	Medical, Life Insurance and Disability ($)(4)	Outplacement Services ($)(5)	Value of Vesting of Equity Awards Following Termination ($)(6)	Total ($)
Jeffrey R. Feeler
For cause or w/o good reason	—	—	—	—	—	—	—
W/o cause or for good reason	1,250,000	1,250,000	206,250	67,711	100,000	1,757,730	4,631,691
Death	—	—	206,250	—	—	1,927,270	2,133,520
Retirement	—	—	206,250	—	—	—	206,250
Disability	—	—	206,250	—	—	1,927,270	2,133,520
Simon G. Bell
For cause or w/o good reason	—	—	—	—	—	—	—
W/o cause or for good reason	906,000	679,500	113,816	67,127	—	629,187	2,395,630
Death	—	—	113,816	—	—	684,893	798,709
Retirement	—	—	113,816	—	—	—	113,816
Disability	—	—	113,816	—	—	684,893	798,709
Steven D. Welling
For cause or w/o good reason	—	—	—	—	—	—	—
W/o cause or for good reason	850,000	637,500	106,781	56,747		613,299	2,264,327
Death	—	—	106,781	—	—	666,583	773,364
Retirement	—	—	106,781	—	—	—	106,781
Disability	—	—	106,781	—	—	666,583	773,364
Eric. L. Gerratt
For cause or w/o good reason	—	—	—	—	—	—	—
W/o cause or for good reason	850,000	637,500	102,000	56,495	—	613,299	2,259,294
Death	—	—	102,000	—	—	666,583	768,583
Retirement	—	—	102,000	—	—	—	102,000
Disability	—	—	102,000	—	—	666,583	768,583
Andrew P. Marshall
For cause or w/o good reason	—	—	—	—	—	—	—
W/o cause or for good reason	640,000	480,000	80,400	66,135	—	388,925	1,655,460
Death	—	—	80,400	—	—	420,411	500,811
Retirement	—	—	80,400	—	—	—	80,400
Disability	—	—	80,400	—	—	420,411	500,811

(1)
Includes, for each Named Executive Officer, an amount equal to two-times the annual base salary.

(2)
Includes, for each Named Executive Officer, an amount equal to two-times the Target Cash Incentive amount.

(3)
Includes, for each Named Executive Officer, the Cash Incentive earned for 2020.

(4)
Includes, for each Named Executive Officer, (i) reimbursement of medical, dental and vision plan insurance premiums under COBRA for 18 months; (ii) six monthly payments equal to $5,000; and (iii) 24 monthly payments equal to two-times the monthly premiums for life insurance and long-term disability insurance.
(5)
Represents 12 consecutive months of outplacement services.

(6)
In the case of a termination without cause of for good reason, includes the value of restricted stock determined based on the number of shares vesting in the two year period following the termination multiplied by the December 31, 2020 closing market price of $36.33; the value of stock options determined based on the options vesting in the two year period following the termination, multiplied by the amount (if any) by which the December 31, 2020 closing market price of $36.33 exceeded the applicable exercise price; the value of the PSUs granted in 2019, assuming performance is achieved at the target level and a December 31, 2020 closing market price of $36.33; and the value of the PSUs granted in 2020, assuming performance is achieved at the target level and a December 31, 2020 closing market price of $36.33. In all other cases, includes the value of all unvested restricted stock multiplied by the December 31, 2020 closing market price of $36.33; the value of stock options determined based on unvested options multiplied by the amount (if any) by which the December 31, 2020 closing market price of $36.33 exceeded the applicable exercise price; the value of the PSUs granted in 2019, assuming performance is achieved at the target level and a December 31, 2020 closing market price of $36.33; and the value of the PSUs granted in 2020, assuming performance is achieved at the target level and a December 31, 2020 closing market price of $36.33.

Change of Control.   Change-of-control benefits are intended to encourage cooperation and minimize potential resistance of the Named Executive Officers and other key employees to potential change-of-control transactions that may be in the best interests of the Company and its stockholders.
For purposes of the Employment Agreements, “change of control” is defined to include any of the following events:
•
The consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company (“Business Combination”), unless following such Business Combination, all or substantially all of the individuals and entities that were beneficial owners of the combined voting power of the Company’s outstanding securities immediately prior to such Business Combination beneficially own at least 60% of the combined voting power of the then-outstanding securities of the entity resulting from such Business Combination; provided, however, that a public offering of the Company’s securities will not constitute a corporate reorganization;

•
The sale, transfer or other disposition of all or substantially all of the Company’s assets;

•
Any transaction as a result of which any person is the “beneficial owner”, directly or indirectly, of securities of the Company representing more than 30% of the total voting power represented by the Company’s then outstanding voting securities; or

•
A contested change in the composition of the Board in any 12 month period as a result of which fewer than a majority of the directors are incumbent directors.

Notwithstanding the foregoing, no transaction or event shall be a change of control unless it also satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(v), (vi) or (vii).
Under the Employment Agreements, if both a change-of-control event and a subsequent termination of employment by the Company without cause (but not due to death or disability) or by the Named Executive Officer for good reason occurs, in either case, within 24 months after such change of control, the Named Executive Officer will be entitled to the following severance payments and benefits, subject to compliance with certain covenants and execution (and non-revocation) of a release of claims in favor of the Company and certain related persons and entities:
•
A lump sum payment equal to two times (or three times, in the case of Mr. Feeler) the sum of (i) base salary; and (ii) the greater of (x) any earned but unpaid amount due under any cash incentive plan and (y) the Named Executive Officer’s target incentive amount under a cash incentive plan;

•
Reimbursement of medical, dental and vision insurance premiums pursuant to COBRA for a period up to 18 months;

•
Six (or 18, in the case of Mr. Feeler) monthly payments each equal to the greater of (x) two times the monthly COBRA medical, dental and vision insurance premiums as of the termination date and (y) $5,000, commencing on the 18-month anniversary of the termination date;

•
24 (or 36, in the case of Mr. Feeler) monthly cash payments each equal to two times the monthly premiums as of the termination date under the Company’s life insurance and long-term disability insurance plans;

•
In the case of Mr. Feeler, up to 12 consecutive months of outplacement services not to exceed $100,000 in the aggregate (such benefits to end no later than the third anniversary of the termination date);

•
Full vesting of all unvested stock options, stock appreciation rights, restricted stock, restricted stock units (but only to the extent granted after the effective date of the Employment Agreement), performance stock units (but only to the extent not subject to Code Section 409A or, if subject to Code Section 409A, only to the extent granted after the effective date of the Employment Agreement) and performance stock (with performance with respect to performance-based awards to be deemed achieved at target); and

•
Continued vesting of any performance stock units subject to Code Section 409A outstanding on the effective date of the Employment Agreement in the same manner as if no termination of employment occurred (with payment based on target performance).

Based on a hypothetical change-of-control event and subsequent termination of employment by the Company without cause or by the Named Executive Officer for good reason, in each case, on December 31, 2020, the Named Executive Officers would have been entitled to the Accrued Obligations and the amounts set forth in the table below.
	Base Salary ($)(1)	Bonus ($)(2)	Prior Fiscal Year Bonus ($)(3)	Options ($)(4)	Restricted Stock ($)(5)	Medical, Life Insurance and Disability ($)(6)	Outplacement Services ($)(7)	Value of Vesting of PSUs Following Termination ($)(8)	Total ($)
Jeffrey R. Feeler	1,875,000	1,875,000	206,250	—	804,092	131,419	100,000	1,123,178	6,114,939
Simon G. Bell	906,000	679,500	113,816	—	294,273	67,127	—	390,620	2,451,336
Steven D. Welling	850,000	637,500	106,781	—	287,007	56,747	—	379,576	2,317,611
Eric. L. Gerratt	850,000	637,500	102,000	—	287,007	56,495	—	379,576	2,312,578
Andrew P. Marshall	640,000	480,000	80,400	—	182,849	66,135	—	237,562	1,686,946

(1)
Includes, for Mr. Feeler, an amount equal to three-times the annual base salary. Includes, for Messrs. Bell, Welling, Marshall and Gerratt, an amount equal to two-times the annual base salary.

(2)
Includes, for Mr. Feeler, an amount equal to three-times the Target Cash Incentive amount. Includes, for Messrs. Bell, Welling, Marshall and Gerratt, an amount equal to two-times the Target Cash Incentive amount

(3)
Includes, for each Named Executive Officer, the Cash Incentive earned for 2020.

(4)
Represents the value of all unvested stock options vesting on December 31, 2020, based on the amount (if any) by which the December 31, 2020 market price of $36.33 exceeded the applicable exercise price.

(5)
Represents the value of all unvested restricted stock vesting on December 31, 2020, based on the December 31, 2020 closing market price of $36.33.

(6)
Includes, for Mr. Feeler, (i) reimbursement of medical, dental and vision plan insurance premiums under COBRA for 18 months, (ii) 18 monthly payments equal to $5,000 and (iii) 36 monthly payments equal to two-times the monthly premiums for life insurance and long-term disability insurance. Includes, for Messrs. Bell, Welling, Marshall and Gerratt, (i) reimbursement of medical, dental and vision plan insurance premiums under COBRA for 18 months, (ii) six monthly payments equal to 5,000 and (iii) 24 monthly payments equal to two-times the monthly premiums for life insurance and long-term disability insurance.

(7)
Represents 12 consecutive months of outplacement services.

(8)
Represents the value of the target number of 2019 and 2020 PSUs on December 31, 2020, based on the December 31, 2020 closing market price of $36.33.

If a change-of-control event occurred on December 31, 2020 and the unvested stock options, restricted stock and performance stock units held by the Named Executive Officers were not continued, substituted for or assumed by the successor company in connection with such change-of-control event, such stock options, restricted stock and performance stock unit awards would have immediately vested upon the date of such change-of-control event (with the value of such accelerated vesting as reported in the table immediately above (see the “Options,” “Restricted Stock” and “Value of Vesting of PSUs Following Termination” columns), regardless of whether there was a subsequent termination of employment of the Named Executive Officer by the Company without cause or by the Named Executive Officer for good reason.
In the event that the severance and other benefits provided for in the Employment Agreements or otherwise payable to the Named Executive Officers had constituted “parachute payments” within the meaning of Code Section 280G and would have been subject to the excise tax imposed by Code Section 4999, then the Named Executive Officer would have received either the full amount of such severance benefits or such lesser amount as would result in no portion of such severance benefits being subject to excise tax under Code Section 4999, whichever amount would have resulted in the Named Executive Officer receiving the greatest amount of severance benefits on an after-tax basis. The Company does not provide any excise tax protections to executives (including any Named Executive Officers).
2020 CEO PAY RATIO DISCLOSURE
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company determined the ratio of the annual total compensation of Mr. Feeler, our chief executive officer, to the annual total compensation of our median employee.
The Company identified its median employee from its total population of 3,471 employees as of December 31, 2020. This date was selected, as opposed to the date selected in 2019 (October 31), to simplify the process of collecting data by utilizing available year-end information. For purposes of identifying its median employee, the Company excluded Mr. Feeler and those employees in the Republic of Georgia (70), Turkey (91) and the United Arab Emirates (2), for a total employee population of 3,307. The median employee was identified based on the cash paid to such employees for fiscal year 2020. We included employees, whether employed on a full-time, part-time, or seasonal basis. We did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and we did not annualize the compensation for any employees who were not employed by the Company during the entire period of measurement. We believe the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees. After identifying the median employee based on total cash compensation, we calculated total compensation for such employee during fiscal year 2020 using the same methodology we use for our Named Executive Officers as set forth in the “Summary Compensation Table” in this Proxy Statement. The total 2020 compensation calculated for the median employee was $62,728, compared to $3,083,766 for Mr. Feeler. Our 2020 chief executive officer-to-median employee pay ratio is approximately 49 to 1.

COMPENSATION OF DIRECTORS
Effective May 22, 2018 through June 2, 2020, directors who are not employees of the Company or its subsidiaries were entitled to compensation as set forth in the following table. Each of the fees below (other than the equity award) is payable in equal quarterly installments.
Annual Cash Retainer	$50,000
Dollar Value of Equity Award(1)	$75,000
Non-employee Chairman of the Board	$60,000
Lead Independent Director	$15,000
Committee Chair Annual Fee:
Audit Committee	$20,000
Corporate Governance Committee	$10,000
Compensation Committee	$10,000
Committee Member Annual Cash Retainer:
Audit Committee	$7,000
Corporate Governance Committee	$5,000
Compensation Committee	$5,000

(1)
The type of equity award issued will be selected by the non-employee director and can be in the form of restricted stock or options to purchase the Company’s common stock. Equity awards will vest over one year with vesting contingent on the non-employee director attending at least 75% of the regularly scheduled Board meetings and meetings of committees of which a director is a member between the grant date and the vesting date. Stock options will have a term no greater than 10 years with an exercise price equal to the fair value of the Company’s stock on the grant date. Please refer to the “Equity and Security Ownership Guidelines” section of this Proxy Statement for details surrounding equity ownership requirements of non-employee directors.

At its November 6, 2019 meeting, the Board approved adjustments to non-employee director compensation effective June 3, 2020, increasing the annual cash retainer from $50,000 to $57,500, increasing the equity award from $75,000 to $112,500 and eliminating the committee member annual cash retainers (other than committee chair annual fees, as described above). The Board approved the increase in the annual cash retainer because of the increase in size of the Company following its acquisition of NRC and the elimination of committee member fees. The increase in the equity award is reflective of the increase in size of the Company following its acquisition of NRC and is more aligned with amounts paid by its peers.
A non-employee director who does not complete his or her annual service term, upon which the payment of an annual cash retainer is paid, is required to reimburse the Company a pro-rata portion of any such retainer for any period he or she did not complete. All directors met the meeting attendance requirement during the 2019-2020 Board year. All directors are reimbursed for their reasonable travel and other expenses incurred in attending Board and committee meetings.
Director compensation for the year ended December 31, 2020 for the Company’s non-employee directors is set forth in the following table:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Richard Burke	43,125	—	112,968	156,093
E. Renae Conley	43,125	112,623	—	155,748
Katina Dorton	56,875	112,623	—	169,498
Glenn A. Eisenberg	78,625	112,623	—	191,248
Daniel Fox	83,625	112,623	—	196,248
Ronald C. Keating	58,125	112,623	—	170,748
John T. Sahlberg	66,688	112,623	—	179,311
Melanie Steiner	66,398	112,623	—	179,021

(1)
This amount represents the aggregate grant date fair value of the restricted stock award granted in fiscal year 2020 determined in accordance with FASB ASC Topic 718. The values of restricted stock are determined by multiplying the closing stock price on the date of grant by the number of stock awards. The assumptions made in determining the grant date fair value of the grant are disclosed in Note 19 of Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. The number of shares awarded to each of Mmes. Conley, Dorton and Steiner and Messrs., Eisenberg, Fox, Keating and Sahlberg in 2020, was 3,100 shares, equivalent to $112,500 divided by the fair market value of the stock on the award date (June 4, 2020) rounded to the nearest 100 shares. The fair market value of the Company’s common stock on the award date (June 4, 2020) was $36.33. The aggregate number of stock awards outstanding as of December 31, 2020 for each non-employee director is reported in the supplemental table below.

(2)
The amount listed represents the aggregate grant date fair value of 10,800 stock options granted to Mr. Burke on June 4, 2020, as determined in accordance with FASB ASC Topic 718. The assumptions made in determining the grant date fair value of the options are disclosed in Note 19 of Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. The number of options awarded to Mr. Burke was determined by dividing $112,500 by the fair market value of the options (Black Scholes) on the award date rounded to the nearest 100 options. The fair market value of each option on the award date (June 4, 2020) was determined to be $10.46, and the exercise price of each option is $36.33 (the closing price of our common stock on the grant date of the option).

Name	Restricted Stock Awards (#)	Option Awards (#)
Richard Burke	—	10,800
E. Renae Conley	3,100	—
Katina Dorton	3,100	—
Daniel Fox	3,100	—
Glenn A. Eisenberg	3,100	—
Ronald C. Keating	3,100	—
John T. Sahlberg	3,100	—
Melanie Steiner	3,100	—

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND DIRECTORS AND OFFICERS
The following tables set forth, as of March 29, 2021, the beneficial ownership of the Company’s common stock by (i) each person, or group of affiliated persons, who is known by the Company to beneficially own more than 5% of the Company’s common stock; (ii) each of the Company’s directors, director nominees and executive officers; and (iii) all directors, director nominees, and executive officers of the Company as a group. Unless otherwise noted, to the knowledge of the Company, each beneficial owner identified has sole voting and investment power for the shares indicated. The information provided in the tables below is based on our records, information filed with the SEC, and information provided to the Company. Except as otherwise indicated, the address of each of the persons identified in the tables below is as follows: US Ecology, Inc., 101 S. Capitol Blvd., Suite 1000, Boise, Idaho 83702.
Beneficial ownership is determined in accordance with SEC rules. Shares of the Company’s common stock subject to options exercisable within 60 days of March 29, 2021 are deemed outstanding for calculating the percentage of outstanding shares of the person holding such options, but are not deemed outstanding for calculating the percentage ownership of any other person. Percentage of beneficial ownership is based upon shares of common stock outstanding on March 29, 2021.
(a) Beneficial Owners
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
BlackRock, Inc.	4,833,831(1)	15.5
55 East 52nd Street
New York, NY 10055
The Vanguard Group	1,965,326(2)	6.3
100 Vanguard Blvd.
Malvern, PA 19355

(1)
Information obtained solely from Schedule 13G/A filed on January 25, 2021, wherein BlackRock, Inc. is identified to possess sole voting power of 4,779,341 shares and sole dispositive power of 4,833,831 shares.

(2)
Information obtained solely from Schedule 13G/A filed on February 10, 2021, wherein The Vanguard Group is identified to possess sole voting power of 0 shares, shared voting power of 30,070 shares, sole dispositive power of 1,910,537 shares, and shared dispositive power of 54,789 shares.

(b) Directors, Director Nominees, and Executive Officers
Directors and Director Nominees	Shares Owned	Right to Acquire (Exercisable within 60 days of Record Date)(2)	Total	Percent of Class
Richard Burke	—	10,800	10,800	*
E. Renae Conley	5,750	—	5,750	*
Katina Dorton	10,600	—	10,600	*
Glenn A. Eisenberg	6,100	—	6,100	*
Jeffrey R. Feeler	93,678(1)	52,832	146,510	*
Daniel Fox	11,540	—	11,540	*
Mack L. Hogans	900	—	900	*
Ronald C. Keating	6,900	—	6,900	*
John T. Sahlberg	11,406	—	11,406	*
Melanie Steiner	4,200	—	4,200	*
Executive Officers
Jeffrey R. Feeler	93,678(1)	52,832	146,510	*
Simon G. Bell	49,668	31,201	80,869	*
Steven D. Welling	38,590	31,867	70,457	*
Eric L. Gerratt	36,225	31,067	67,292	*
Andrew P. Marshall	19,926	19,627	39,553	*
All directors, director nominees and executive officers as a group	295,483	177,394	472,877	1.51

(1)
In addition to a three year vesting requirement, 16,400 restricted shares granted on January 4, 2021 are subject to stockholder approval of Proposal No. 4.

(2)
Represents options held that were exercisable within 60 days of the Record Date. Does not include PSUs. PSUs are awards granted by the Company and payable, subject to vesting requirements, in common stock of the Company.

*
Represents less than 1%.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company had no relationships or related transactions with its officers, directors, or securities holders of more than 5% that would require disclosure under Item 404 of Regulation S-K under the Exchange Act . The Corporate Governance Committee is charged with reviewing and approving or ratifying all transactions with related persons required to be disclosed under Item 404(a) of Regulation S-K.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during 2020, or was formerly an officer of the Company or any of its subsidiaries, or had any other relationship requiring disclosure by the Company under Item 404 of Regulation S-K. During 2020, no executive officer of the Company served as:
•
A member of the Compensation Committee (or other board committee performing equivalent functions) of an unrelated entity, one of whose executive officers served on the Compensation Committee of the Company; or

•
A director of an unrelated entity, one of whose executive officers served on the Compensation Committee of the Company; or

•
A member of the Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you request one orally or in writing to the following address or telephone number: Secretary, 101 S. Capitol Blvd., Suite 1000, Boise, Idaho 83702; Telephone: (208) 331-8400. If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder.
OTHER MATTERS
Management and the Board of Directors of the Company know of no other matters that may come before the Meeting. However, if any matters other than those referred to above should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote all proxies in accordance with their best judgment.
A copy of the Company’s Annual report on Form 10-K for the year ended December 31, 2020, as filed with the SEC, excluding exhibits, may be obtained by stockholders without charge by written request addressed to Investor Relations, 101 S. Capitol Blvd., Suite 1000, Boise, Idaho 83702 or may be accessed on the Internet at: www.usecology.com.

Annex A
AMENDED AND RESTATED
US ECOLOGY, INC.
OMNIBUS INCENTIVE PLAN
(as amended through March 31, 2021)
Section 1.   Purpose of the Plan.   The purpose of the Amended and Restated US Ecology, Inc. Omnibus Incentive Plan (the “Plan”) is to assist the Company and its Subsidiaries in attracting, motivating and retaining valued Employees, Consultants and Non-Employee Directors by offering them a greater stake in the Company’s success and a closer identity with it, aligning the interests of Employees, Consultants and Non-Employee Directors with the interests of the Company’s shareholders and encouraging ownership of the Company’s stock by such Employees, Consultants and Non-Employee Directors. In connection with, and as contemplated by, that certain Agreement and Plan of Merger, dated as of June 23, 2019, by and among US Ecology, Inc. (now known as US Ecology Holdings, Inc.), US Ecology Parent, Inc. (now known as US Ecology, Inc.), Rooster Merger Sub, Inc., ECOL Merger Sub, Inc., and NRC Group Holdings Corp. (as amended and/or restated from time to time, the “Merger Agreement”), the Company assumed the US Ecology, Inc. Omnibus Incentive Plan (the “Pre-Merger Plan”), amended and restated such plan as set forth herein and renamed it the Amended and Restated US Ecology, Inc. Omnibus Incentive Plan. All awards granted under the Pre-Merger Plan that were outstanding as of immediately prior to the Effective Time (as defined in the Merger Agreement) were assumed by the Company at the Effective Time and converted to be in respect of Shares (as defined below), and shall be treated as if they were issued under the Plan (such awards as converted, the “Converted Awards”).
Section 2.   Definitions.   As used herein, the following definitions shall apply:
2.1.   “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
2.2.   “Award” means any of Restricted Stock, Performance Stock, Options, SARs, Restricted Stock Units, Performance Stock Units, Other Stock-Based Awards or Cash-Based Awards under the Plan.
2.3.   “Award Agreement” means the written agreement, instrument or document evidencing an Award.
2.4.   “Beneficial Owner” has the meaning set forth in Rule 13d-3 under the Exchange Act.
2.5.   “Board” means the Board of Directors of the Company.
2.6.   “Cash-Based Awards” means an Award Granted under Section 6.8 of the Plan.
2.7.   “Cause” means,
(a)   if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and such term is defined therein, “Cause” shall have the meaning provided in such agreement;
(b)   if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Cause” is set forth in the applicable employment, consulting, severance or similar agreement, “Cause” shall have the meaning provided in the applicable Award Agreement; or
(c)   if neither (a) nor (b) applies, then “Cause” shall mean (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries or Affiliates; (iii) the commission of a felony or a crime involving any of the following: moral turpitude, dishonesty, breach of trust or unethical business conduct; or the commission of any crime involving the

Company or its Subsidiaries or Affiliates; (iv) fraud, misappropriation or embezzlement; (v) a material breach of the Participant’s employment agreement (if any) with the Company or its Subsidiaries or Affiliates, whether or not such breach results in the termination of the Participant’s employment; (vi) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Participant; (vii) any illegal act detrimental to the Company or its Subsidiaries or Affiliates; (viii) repeated failure to devote substantially all of the Participant’s business time and efforts to the Company if required by the Participant’s employment agreement; (ix) the Participant’s abuse of illegal drugs and other controlled substances or the Participant’s habitual intoxication; or (x) any other action for which the Participant’s employment may be terminated under the Participant’s employment agreement, if any, or for which applicable law permits summary dismissal without notice.
2.8.   “Change in Control” means, after the Effective Date:
(a)   if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and such term is defined therein, “Change in Control” shall have the meaning provided in such agreement;
(b)   if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Change in Control” is set forth in the applicable employment, consulting, severance or similar agreement, “Change in Control” shall have the meaning provided in the applicable Award Agreement; or
(c)   if neither (a) nor (b) applies, then “Change in Control” shall mean:
(i)   the consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company (each, a “Business Combination”), unless, following such Business Combination, all or substantially all of the individuals and entities that were the Beneficial Owners of the combined voting power of the Company’s outstanding securities immediately prior to such Business Combination beneficially own, directly or indirectly, at least 50% of the combined voting power of the then-outstanding securities of the entity resulting from such Business Combination in substantially the same proportions as their ownership of the combined voting power of the Company’s outstanding securities immediately prior to the Business Combination; provided, however, that a public offering of the Company’s securities shall not constitute a Business Combination;
(ii)   any transaction as a result of which any person is the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this clause (ii), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act, but shall exclude (x) a trustee or other fiduciary holding securities under an executive benefit plan of the Company or of a subsidiary and (y) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company;
(iii)   the sale, transfer, or other disposition of all or substantially all of the Company’s assets, other than to a wholly-owned Subsidiary or to a holding company of which the Company is a direct or indirect wholly owned subsidiary prior to such transaction;
(iv)   the consummation of a plan of complete liquidation or substantial dissolution of the Company; or
(v)   a change in the composition of the Board in any two-year period as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (a) are directors of the Company as of the date hereof or (b) are elected, or nominated for election, to the Board with the affirmative votes (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for election as a director without objection to such nomination) of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors of the Company).
Notwithstanding the foregoing, no event shall constitute a Change in Control with respect to an Award that constitutes “non-qualified deferred compensation” (within the meaning of Section 409A of the Code) unless such Change in Control satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5).
2.9.   “Code” means the Internal Revenue Code of 1986, as amended.
2.10.   “Company” means US Ecology, Inc. (formerly known as US Ecology Parent, Inc.), a Delaware corporation, or any successor corporation.
2.11.   “Committee” means the Compensation Committee of the Board. The Committee shall have at least two members, each of whom shall be a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and an “outside director” as defined in Section 162(m) of the Code and the regulations thereunder, and, if applicable, shall meet the independence requirements of the applicable stock exchange, quotation system or other regulatory organization on which Shares are traded.
2.12.   “Consultant” means an individual other than an Employee or Non-Employee Director who provides bona fide services to the Company or a Subsidiary.
2.13.   “Disability” means,
(a)   if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and such term is defined therein, “Disability” shall have the meaning provided in such agreement;
(b)   if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Disability” is set forth in the applicable employment, consulting, severance or similar agreement, “Disability” shall have the meaning provided in the applicable Award Agreement; or
(c)   if neither (a) nor (b) applies, then “Disability” shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
2.14.   “Effective Date” means the date on which the Plan becomes effective, which shall be the date on which the closing of the Parent Merger (as defined in the Merger Agreement) occurs.
2.15.   “Employee” means an individual who is an officer or an employee of the Company or a Subsidiary.
2.16.   “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.17.   “Fair Market Value” means, on any given date (i) the average of the high and low sale prices reported as having occurred on the NASDAQ Global Market System (or other principal exchange or market on which the Shares are traded or listed) on such date, or, if no sale was made on such date on such principal exchange or market, on the last preceding day on which the Shares were traded or listed; or (ii) if (i) does not apply, such value as the Committee in its discretion may in good faith determine (such determination shall be made (a) in accordance with Section 409A of the Code and the regulations thereunder to the extent applicable and (b) in accordance with Section 422 of the Code and the regulations thereunder to the extent the Award granted is intended to be an Incentive Stock Option).
2.18.   “Good Reason” means,
(a)   if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and such term is defined therein, “Good Reason” shall have the meaning provided in such agreement;

(b)   if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Good Reason” is set forth in the applicable employment, consulting, severance or similar agreement, “Good Reason” shall have the meaning provided in the applicable Award Agreement; or
(c)   if neither (a) nor (b) applies, then “Good Reason” shall mean, following a Change in Control, unless cured by the Company within 30 days following notice from the Participant thereof, (i) a relocation of the Participant’s principal place of employment or other service that increases the Participant’s one-way commute by more than 50 miles; (ii) a material diminution in the Participant’s duties or responsibilities; or (iii) a decrease in the Participant’s base salary or annual bonus opportunity, other than a decrease resulting from an across-the-board reduction in salaries or annual bonus opportunities applicable to similarly situated employees or the failure to meet performance criteria applicable to incentive compensation. Notwithstanding the foregoing, Good Reason shall not be deemed to exist unless (x) the Participant gives the Company written notice within thirty (30) days after the occurrence of the event which the Participant believes constitutes the basis for Good Reason, specifying the particular act or failure to act which the Participant believes constitutes the basis for Good Reason, (y) the Company fails to cure such act or failure to act within fifteen (15) days after receipt of such notice and (z) the Participant terminates the Participant’s employment or other service within thirty (30) days after the end of the period specified in clause (y).
2.19.   “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.
2.20.   “Incentive Stock Option” means an Option or portion thereof intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option, and if the Committee does not designate an Option as an Incentive Stock Option in the Award Agreement, the terms of the Award Agreement for such Option hereby provide that the Option will not be treated as an Incentive Stock Option under Section 422 of the Code.
2.21.   “Non-Employee Director” means a member of the Board who is not an Employee.
2.22.   “Non-Qualified Option” means an Option or portion thereof that does not qualify as or is not intended to be an Incentive Stock Option or that is not designated as an Incentive Stock Option in the Award Agreement.
2.23.   “Option” means a right granted under Section 6.1 of the Plan to purchase a specified number of Shares at a specified price. An Option may be an Incentive Stock Option or a Non-Qualified Option.
2.24.   “Other Stock-Based Awards” means a right granted under Section 6.7 of the Plan.
2.25.   “Participant” means any Employee, Non-Employee Director or Consultant who receives an Award.
2.26.   “Performance Goals” means any goals established by the Committee in its sole discretion, the attainment of which is substantially uncertain at the time such goals are established. Performance Goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or a Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. Performance Goals may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies, by a financial market index or by another external measure. Performance Goals may be based upon: specified levels of or increases in the Company’s, a division’s or a Subsidiary’s return on capital, equity or assets; earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (EBIT) and earnings before interest, taxes, depreciation and amortization (EBITDA); net economic profit (which is operating earnings minus a charge to capital); net income; operating income; safety and/or environmental record; sales; sales growth; gross margin; direct margin; share price (including but not limited to growth measures and total stockholder return), operating profit; operating efficiency; costs; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; enterprise value; economic value added or other value added measurements; revenue; market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation, including but not limited to entering into, substantially completing, or receiving payments under, relating to, or deriving from a joint development agreement, licensing agreement, or similar agreement; completion of acquisitions, business expansion or divestitures of the Company, a division or a Subsidiary; implementation of critical projects or related milestones; achievement of operational or efficiency milestones; customer or employee satisfaction; individual objectives; any financial or other measurement deemed appropriate by the Committee as it relates to the results of operations or other measurable progress of the Company and its Subsidiaries (or any business unit of the Company or any of its Subsidiaries); and any combination of any of the foregoing criteria. Subject to Section 7.4, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.
2.27.   “Performance Period” means the period, which shall not be less than one year, selected by the Committee during which the performance of the Company, any Subsidiary, any department of the Company or any Subsidiary, or any individual is measured for the purpose of determining the extent to which a Performance Goal has been achieved.
2.28.   “Performance Stock” means Shares awarded by the Committee under Section 6.4 of the Plan that are subject to Performance Goals.
2.29.   “Performance Stock Unit” means the right granted under Section 6.6 of the Plan to receive, on the date of settlement, one Share or an amount equal to the Fair Market Value of one Share that is subject to Performance Goals. Performance Stock Units may be settled in cash, Shares or any combination thereof; provided, however, that unless otherwise provided in an Award Agreement, Performance Stock Units shall be settled in Shares.
2.30.   “Person” means an individual, corporation, partnership, association, limited liability company, estate or other entity.
2.31.   “Qualified Performance-Based Award” has the meaning set forth in Section 7.1.
2.32.   “Restricted Stock” means Shares awarded by the Committee under Section 6.3 of the Plan.
2.33.   “Restricted Stock Unit” means the right granted under Section 6.5 of the Plan to receive, on the date of settlement, one Share or an amount equal to the Fair Market Value of one Share. Restricted Stock Units may be settled in cash, Shares or any combination thereof; provided, however, that unless otherwise provided in an Award Agreement, Restricted Stock Units shall be settled in Shares.
2.34.   “Restriction Period” means the period during which Restricted Stock and Restricted Stock Units are subject to forfeiture.
2.35.   “SAR” means a stock appreciation right awarded by the Committee under Section 6.2 of the Plan. SARs may be settled in cash, Shares or any combination thereof; provided, however, that unless otherwise provided in an Award Agreement, SARs shall be settled in Shares.
2.36.   “Securities Act” means the Securities Act of 1933, as amended.
2.37.   “Share” means a share of the Company’s common stock, par value $0.01, or any security into which Shares are converted by reason of any transaction or event of a type described in Section 9.
2.38.   “Subsidiary” means any corporation, partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

2.39.   “Ten Percent Stockholder” means an individual who on any given date is the Beneficial Owner (taking into account the attribution rules contained in Section 424(d) of the Code) of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.
Section 3.   Eligibility.   Except as otherwise specifically provided herein, any Employee, Non-Employee Director or Consultant who is selected by the Committee shall be eligible to receive an Award under the Plan.
Section 4.   Administration and Implementation of the Plan.
4.1.   The Plan shall be administered by the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all Persons, including the Company, its Subsidiaries, Participants, Persons claiming rights from or through Participants and stockholders of the Company. Notwithstanding the foregoing, the Committee may delegate to one or more officers or Board members the authority to grant Awards to eligible individuals other than Non-Employee Directors; provided that the Committee may not delegate authority to grant Awards to eligible individuals who are subject to the requirements of Rule 16b-3 of the Exchange Act or Covered Employees within the meaning of Code Section 162(m) and the regulations thereunder. Any such delegation shall be subject to the limitations of Section 157(c) of the Delaware General Corporation Law, and the Committee may revoke any such allocation or delegation at any time for any reason, with or without prior notice.
4.2.   Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion to (i) select the Employees, Non-Employee Directors and Consultants who will receive Awards pursuant to the Plan; provided that Awards granted to Non-Employee Directors shall be subject to ratification by the full Board; (ii) determine the type or types of Awards to be granted to each Participant; (iii) determine the number of Shares to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, Performance Goals relating to an Award, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to Performance Goals relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (iv) determine the exercise price, base price or purchase price (if any) of an Award; (v) determine whether, to what extent, and under what circumstances an Award may be cancelled, forfeited, or surrendered; (vi) determine how a leave of absence will impact an Award, including, without limitation, tolling the vesting schedule or treating such leave of absence as a termination of employment or other service; (vii) determine whether, and to certify that, Performance Goals to which an Award is subject are satisfied; (viii) correct any defect or supply any omission or reconcile any inconsistency in the Plan, and adopt, amend and rescind such rules, regulations, guidelines, forms of agreements and instruments relating to the Plan as it may deem necessary or advisable; (ix) construe and interpret the Plan; and (x) make all other determinations as it may deem necessary or advisable for the administration of the Plan.
Section 5.   Shares Subject to the Plan.
5.1.   Subject to adjustment as provided in Section 9 hereof, the total number of Shares available for Awards under the Plan shall be 3,272,000 (the “Plan Limit”), of which 3,272,000 Shares may be issued pursuant to the exercise of Incentive Stock Options. Notwithstanding the foregoing, Awards covering no more than 25,000 Shares may be awarded to a Non-Employee Director in any one calendar year (provided that, for purposes of this individual limit, none of the Converted Awards nor any other Awards granted by the Company through the assumption or substitution of outstanding grants from an acquired company shall count). For purposes of determining the number of Shares available for Awards under the Plan, each Award that is denominated in Shares but settled in cash shall count against the Plan Limit based on the number of Shares underlying such Award rather than the number of Shares issued in settlement of such Award. Any Shares tendered by a Participant in payment of an exercise price for or settlement of an Award or the tax liability with respect to an Award, including, without limitation, Shares withheld from any such Award, shall not be available for future Awards hereunder. Shares awarded under the Plan may be reserved or made available from the Company’s authorized and unissued Shares or from Shares reacquired (through open market transactions or otherwise) and held in the Company’s treasury. Any Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the number of Shares available for Awards under the Plan. For the avoidance of doubt, Shares issued pursuant to Converted Awards shall be treated as if they were issued under the Plan and shall reduce the number of Shares available for issuance under the Plan.
5.2.   If any Shares subject to an Award are forfeited or terminated without the issuance of Shares or settlement in cash, any Shares counted against the number of Shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt other procedures for the counting of Shares relating to any Award to ensure appropriate counting, avoid double counting, provide for adjustments in any case in which the number of Shares actually distributed differs from the number of Shares previously counted in connection with such Award, and if necessary, to comply with applicable law or regulations.
Section 6.   Awards.   Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the settlement or exercise thereof, at the Grant Date or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including without limitation terms requiring forfeiture of Awards in the event of the termination of a Participant’s employment or other relationship with the Company or any Subsidiary; provided, however, that, except as provided in Sections 7 or 15, the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Goals as may be determined by the Committee. Each Award, and the terms and conditions applicable thereto, shall be evidenced by an Award Agreement.
6.1.   Options.   Options give a Participant the right to purchase a specified number of Shares from the Company for a specified time period at a fixed exercise price, as provided in the applicable Award Agreement. The grant of Options shall be subject to the following terms and conditions:
(a)   Exercise Price.   The price per share at which Shares may be purchased upon exercise of an Option shall be determined by the Committee and specified in the Award Agreement, but shall be not less than the Fair Market Value of a Share on the Grant Date.
(b)   Term of Options.   The term of an Option shall be specified in the Award Agreement, but shall in no event be greater than ten years.
(c)   Exercise of Option.   Each Award Agreement with respect to an Option shall specify the time or times at which an Option may be exercised in whole or in part and the terms and conditions applicable thereto, including (i) a vesting schedule which may be based upon the passage of time, attainment of Performance Goals or a combination thereof, (ii) whether the exercise price for an Option shall be paid in cash, Shares or any combination thereof and (iii) the methods of payment, which may include payment through cashless and net exercise arrangements, to the extent permitted by applicable law (and with respect to any Participant who is subject to Section 16 of the Exchange Act with respect to the Company, shall permit such Participant to direct the Company to withhold Shares from those otherwise to be received upon exercise of the Option having a Fair Market Value on the date of exercise equal to the exercise price of the portion of the Option being exercised).
(d)   Termination of Employment or Other Service.   Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, or as otherwise may be determined by the Committee, (i) upon a Participant’s termination of employment or other service with the Company and its Subsidiaries (A) at any time, due to the Participant’s death or Disability or (B) within 24 months following a Change in Control, by the Company or a Subsidiary without Cause or by the Participant for Good Reason, the unvested portion of such Participant’s Options shall vest in full (with any applicable Performance Goals being deemed to have been achieved at target or, if greater, actual levels), and the Participant’s Options shall remain exercisable by the Participant or the Participant’s beneficiary or legal representative, as the case may be, for a period 90 days thereafter and (ii) upon a Participant’s termination of employment or other service with the Company and its Subsidiaries for any other reason, the unvested portion of such Participant’s Options shall cease to vest and shall be forfeited with no further compensation due the Participant and the vested portion of such Participant’s Options shall remain exercisable by the Participant or the Participant’s beneficiary or legal representative, as the case may be, for a period of 30 days thereafter; provided, however, that in no event shall any Option be exercisable after its stated term has expired. All of a Participant’s Options, whether or not vested, shall be forfeited immediately upon such Participant’s termination by the Company or a Subsidiary for Cause with no further compensation due the Participant.
(e)   No Dividend Equivalent Rights.   No Participant shall be entitled to dividend equivalent rights or payments with respect to any Shares underlying the unexercised portion of the Participant’s Options.
(f)   Incentive Stock Options.   The following conditions apply to Awards of Incentive Stock Options in addition to or in lieu of those described above in provisions (a)-(e) of this Section 6.1:
(i)   Eligibility.   Incentive Stock Options may only be granted to Participants who are Employees.
(ii)   Exercise Price.   In the case of Ten Percent Stockholder, the price at which a Share may be purchased upon exercise of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of such Share on the Grant Date.
(iii)   Term of Options.   In the case of a Ten Percent Stockholder, the term of an Incentive Stock Option shall be no greater than five years.
(iv)   Notice.   Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a “disqualifying disposition” (as defined in Section 421(b) of the Code) of any Shares acquired pursuant to the exercise of such Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of any period during which a disqualifying disposition could occur, subject to complying with any instructions from such Participant as to the sale of such Shares. The aggregate Fair Market Value, determined as of the Grant Date, for Awards granted under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) that are intended to be Incentive Stock Options which are first exercisable by the Participant during any calendar year shall not exceed $100,000. To the extent an Award purporting to be an Incentive Stock Option exceeds the limitation in the previous sentence, the portion of the Award in excess of such limit shall be a Non-Qualified Option.
(v)   Limits on Transferability.   Notwithstanding anything in Section 13 to the contrary, no Incentive Stock Option shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative.
6.2.   Stock Appreciation Rights.   An SAR shall confer on the Participant a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the SAR as determined by the Committee, but which may never be less than the Fair Market Value of one Share on the Grant Date. The grant of SARs shall be subject to the following terms and conditions:
(a)   General.   Each Award Agreement with respect to an SAR shall specify the number of SARs granted, the grant price of the SAR, the time or times at which an SAR may be exercised in whole or in part (including vesting upon the passage of time, the attainment of Performance Goals, or a combination thereof), the method of exercise, method of settlement (in cash, Shares or a combination thereof), method by which Shares will be delivered or deemed to be delivered to Participants (if applicable) and any other terms and conditions of any SAR.

(b)   Termination of Employment or Other Service.   Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, or as otherwise may be determined by the Committee, (i) upon a Participant’s termination of employment or other service with the Company and its Subsidiaries (A) at any time, due to the Participant’s death or Disability or (B) within 24 months following a Change in Control, by the Company or a Subsidiary without Cause or by the Participant for Good Reason, the unvested portion of such Participant’s SARs shall vest in full (with any applicable Performance Goals being deemed to have been achieved at target or, if greater, actual levels) and the Participant’s SARs shall remain exercisable by the Participant or the Participant’s beneficiary or legal representative, as the case may be, for a period 90 days thereafter and (ii) upon a Participant’s termination of employment or other service with the Company and its Subsidiaries for any other reason, the unvested portion of such Participant’s SARs shall cease to vest and shall be forfeited with no further compensation due the Participant and the vested portion of such Participant’s SARs shall remain exercisable by the Participant or the Participant’s beneficiary or legal representative, as the case may be, for a period of 30 days thereafter; provided, however, that in no event shall any SAR be exercisable after its stated term has expired. All of a Participant’s SARs, whether or not vested, shall be forfeited immediately upon such Participant’s termination by the Company or a Subsidiary for Cause with no further compensation due the Participant.
(c)   Term.   The term of an SAR shall be specified in the Award Agreement, but shall in no event be greater than ten years.
(d)   No Dividend Equivalent Rights.   No Participant shall be entitled to dividend equivalent rights or payments with respect to any Shares underlying the Participant’s SARs.
6.3.   Restricted Stock.   An Award of Restricted Stock is a grant by the Company of a specified number of Shares to the Participant, which Shares are subject to forfeiture upon the happening of specified events during the Restriction Period. An Award of Restricted Stock shall be subject to the following terms and conditions:
(a)   General.   Each Award Agreement with respect to Restricted Stock shall specify the duration of the Restriction Period, if any, and/or each installment thereof, the conditions under which the Restricted Stock may be forfeited to the Company, and the amount, if any, the Participant must pay to receive the Restricted Stock. Such restrictions may include a vesting schedule based upon the passage of time.
(b)   Transferability.   During the Restriction Period, if any, the transferability of Restricted Stock shall be prohibited or restricted in the manner and to the extent prescribed in the applicable Award Agreement. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee.
(c)   Stockholder Rights.   Unless otherwise provided in the applicable Award Agreement, during the Restriction Period the Participant shall have all the rights of a stockholder with respect to Restricted Stock, including, without limitation, the right to receive dividends thereon (whether in cash or Shares), at the same time such dividends are paid on Shares generally, and to vote such shares of Restricted Stock.
(d)   Termination of Employment or Other Service.   Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, or as otherwise may be determined by the Committee, (i) upon a Participant’s termination of employment or other service with the Company and its Subsidiaries (A) at any time, due to the Participant’s death or Disability or (B) within 24 months following a Change in Control, by the Company or a Subsidiary without Cause or by the Participant for Good Reason, the unvested portion of each Award of Restricted Stock held by such Participant shall vest in full and the applicable Restriction Period shall expire and (ii) upon a Participant’s termination of employment or other service with the Company and its Subsidiaries for any other reason, the unvested portion of each Award of Restricted Stock held by such Participant shall be forfeited with no further compensation due the Participant.

6.4.   Performance Stock.   An Award of Performance Stock is a grant by the Company of a specified number of Shares to the Participant, which Shares are conditional on the achievement of Performance Goals during the Performance Period and subject to forfeiture upon the happening of specified events during the Restriction Period. An Award of Performance Stock shall be subject to the following terms and conditions:
(a)   General.   Each Award Agreement with respect to Performance Stock shall specify the duration of the Performance Period and the Restriction Period, if any, and/or each installment thereof, the Performance Goals applicable to the Performance Stock and the conditions under which the Performance Stock may be forfeited to the Company, and the amount, if any, the Participant must pay to receive the Performance Stock. Such restrictions may include a vesting schedule based on the attainment of Performance Goals measured on a milestone basis or in respect of the Performance Period.
(b)   Transferability.   During the Restriction Period, if any, the transferability of Performance Stock shall be prohibited or restricted in the manner and to the extent prescribed in the applicable Award Agreement. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Performance Stock to a continuing substantial risk of forfeiture in the hands of any transferee.
(c)   Stockholder Rights.   Unless otherwise provided in the applicable Award Agreement, during the Restriction Period the Participant shall have all the rights of a stockholder with respect to Performance Stock; provided that the Participant shall not have the right to receive or accumulate dividends paid on or with respect to Performance Stock during the applicable Performance Period (whether in cash or Shares), which dividends shall be forfeited to the Company with no compensation due therefor; provided, further, that the Participant shall have the right to receive dividends paid after the expiration of the Performance Period with respect to earned Shares, whether or not such Shares are subject to restriction under Section 6.3, at the same time such dividends are paid on Shares generally.
(d)   Termination of Employment or Other Service.   Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, or as otherwise may be determined by the Committee, (i) upon a Participant’s termination of employment or other service with the Company and its Subsidiaries (A) at any time, due to the Participant’s death or Disability or (B) within 24 months following a Change in Control, by the Company or a Subsidiary without Cause or by the Participant for Good Reason, the unvested portion of each Award of Performance Stock held by such Participant shall vest in full (with the Performance Goals being deemed to have been achieved at target or, if greater, actual levels) and the applicable Restriction Period shall expire and (ii) upon a Participant’s termination of employment or other service with the Company and its Subsidiaries for any other reason, the unvested portion of each Award of Performance Stock held by such Participant shall be forfeited with no further compensation due the Participant.
6.5.   Restricted Stock Units.   Restricted Stock Units are solely a device for the measurement and determination of the amounts to be paid to a Participant under the Plan. Restricted Stock Units do not constitute Shares and shall not be treated as (or as giving rise to) property or as a trust fund of any kind. The right of any Participant in respect of an Award of Restricted Stock Units shall be no greater than the right of any unsecured general creditor of the Company. The grant of Restricted Stock Units shall be subject to the following terms and conditions:
(a)   Restriction Period.   Each Award Agreement with respect to Restricted Stock Units shall specify the duration of the Restriction Period, if any, and/or each installment thereof and the conditions under which such Award may be forfeited to the Company. Such restrictions may include a vesting schedule based upon the passage of time.
(b)   Termination of Employment or Other Service.   Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, or as otherwise may be determined by the Committee, (i) upon a Participant’s termination of employment or other service with the Company and its

Subsidiaries (A) at any time, due to the Participant’s death or Disability or (B) within 24 months following a Change in Control, by the Company or a Subsidiary without Cause or by the Participant for Good Reason, the unvested portion of each Award of Restricted Stock Units credited to such Participant shall vest in full, the applicable Restriction Period shall expire and each such Award of Restricted Stock Units shall be settled in accordance with Section 6.5(c) and (ii) upon a Participant’s termination of employment or other service with the Company and its Subsidiaries for any other reason, the unvested portion of each Award of Restricted Stock Units credited to such Participant shall be forfeited with no compensation due the Participant.
(c)   Settlement.   Unless otherwise provided in an Award Agreement, subject to the Participant’s continued employment or other service with the Company or a Subsidiary from the Grant Date through the expiration of the Restriction Period (or applicable portion thereof), the vested portion of an Award of Restricted Stock Units shall be settled within 30 days after the expiration of the Restriction Period (or applicable portion thereof).
(d)   Stockholder Rights.   Nothing contained in the Plan shall be construed to give any Participant rights as a stockholder with respect to an Award of Restricted Stock Units (including, without limitation, any voting, dividend or derivative or other similar rights).
6.6.   Performance Stock Units.   Performance Stock Units are solely a device for the measurement and determination of the amounts to be paid to a Participant under the Plan. Performance Stock Units do not constitute Shares and shall not be treated as (or as giving rise to) property or as a trust fund of any kind. The right of any Participant in respect of an Award of Performance Stock Units shall be no greater than the right of any unsecured general creditor of the Company. The grant of Performance Stock Units shall be subject to the following terms and conditions:
(a)   Restriction Period.   Each Award Agreement with respect to Performance Stock Units shall specify the duration of the Performance Period and the Restriction Period, if any, and/or each installment thereof, the Performance Goals applicable to the Performance Stock Units and the conditions under which the Performance Stock Units may be forfeited to the Company. Such restrictions may include a vesting schedule based on the attainment of Performance Goals measured on a milestone basis or in respect of the Performance Period.
(b)   Termination of Employment or Other Service.   Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, or as otherwise may be determined by the Committee, (i) upon a Participant’s termination of employment or other service with the Company and its Subsidiaries (A) at any time, due to the Participant’s death or Disability or (B) within 24 months following a Change in Control, by the Company or a Subsidiary without Cause or by the Participant for Good Reason, the unvested portion of each Award of Performance Stock Units credited to such Participant shall vest in full (with any applicable Performance Goals being deemed to have been achieved at target or, if greater, actual levels), the applicable Restriction Period shall expire and each such Award of Performance Stock Units shall be settled in accordance with Section 6.6(c) and (ii) upon a Participant’s termination of employment or other service with the Company and its Subsidiaries for any other reason, the unvested portion of each Award of Performance Stock Units credited to such Participant shall be forfeited with no compensation due the Participant.
(c)   Settlement.   Unless otherwise provided in an Award Agreement, subject to the Participant’s continued employment or other service with the Company or a Subsidiary from the Grant Date through the expiration of the Restriction Period (or applicable portion thereof), the vested portion of an Award of Performance Stock Units shall be settled within 30 days after the expiration of the Restriction Period (or applicable portion thereof).
(d)   Stockholder Rights.   Nothing contained in the Plan shall be construed to give any Participant rights as a stockholder with respect to an Award of Performance Stock Units (including, without limitation, any voting, dividend or derivative or other similar rights).
6.7.   Other Stock-Based Awards.   The Committee is authorized, subject to limitations under applicable law, to grant to Participants any type of award (in addition to those Awards provided in

Section 6.1, 6.2, 6.3, 6.4, 6.5 or 6.6 hereof) that is payable in, or valued in whole or in part by reference to, Shares, and that is deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may include deferred Shares or Share purchase Awards, as well as the outright grant of Shares that are not subject to any restrictions as to vesting or other forfeiture conditions, and shall be subject to such additional terms as the Committee determines in its sole discretion, consistent with provisions of the Plan.
(a)   Termination of Employment or Other Service.   Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, or as otherwise may be determined by the Committee, (i) upon a Participant’s termination of employment or other service with the Company and its Subsidiaries (A) at any time, due to the Participant’s death or Disability or (B) within 24 months following a Change in Control, by the Company or a Subsidiary without Cause or by the Participant for Good Reason, the unvested portion of each Other Stock-Based Award held by such Participant shall vest in full (with any applicable Performance Goals being deemed to have been achieved at target or, if greater, actual levels) and (ii) upon a Participant’s termination of employment or other service with the Company and its Subsidiaries for any other reason, the unvested portion of each Other Stock-Based Award shall be forfeited with no further compensation due the Participant.
6.8.   Cash-Based Awards.   The Committee is hereby authorized to grant Cash-Based Awards denominated in cash in such amounts and subject to such terms and conditions as the Committee may determine. Each such Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Cash-Based Awards may be based on the attainment of Performance Goals and designed to constitute Qualified Performance-Based Awards. The maximum amount payable pursuant to Cash-Based Awards granted to a Participant during any one calendar year shall not exceed $10,000,000.
(a)   Termination of Employment or Other Service.   Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, or as otherwise may be determined by the Committee, (i) upon a Participant’s termination of employment or other service with the Company and its Subsidiaries (A) at any time, due to the Participant’s death or Disability or (B) within 24 months following a Change in Control, by the Company or a Subsidiary without Cause or by the Participant for Good Reason, the unvested portion of each Cash-Based Award held by such Participant shall vest in full (with any applicable Performance Goals being deemed to have been achieved at target or, if greater, actual levels) and become payable and (ii) upon a Participant’s termination of employment or other service with the Company and its Subsidiaries for any other reason, the unvested portion of each Cash-Based Award held by such Participant shall be forfeited with no further compensation due the Participant.
Section 7.   Code Section 162(m).
7.1.   General Requirements.   If at any time the Company is subject to Code Section 162(m), the Committee may grant Awards that satisfy the following requirements for the exception to Code Section 162(m) for qualified performance-based compensation (“Qualified Performance-Based Awards”):
(a)   Eligibility.   Only Participants who are “Covered Employees” within the meaning of Section 162(m) of the Code shall be eligible to receive Qualified Performance-Based Awards. The Committee shall designate in its sole discretion which Covered Employees shall be Participants for a Performance Period within the earlier of the (i) first 90 days of the Performance Period and (ii) the lapse of 25% of the Performance Period.
(b)   Performance Goals.   The Committee shall establish in writing within the earlier of the (i) first 90 days of a Performance Period and (ii) the lapse of 25% of the Performance Period, and in any event, while the outcome is substantially uncertain, (x) Performance Goals for the Performance Period, and (y) in respect of such Performance Goals, a minimum acceptable level of achievement below which no Award shall be made, and an objective formula or other method for determining the Award to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Goals.

(c)   Certification.   Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Qualified Performance-Based Awards earned for the period based upon the Performance Goals and the related formulas or methods as determined pursuant to Section 7.1(b). The Committee shall then determine the actual number of Shares issuable under each Participant’s Award for the Performance Period, and, in doing so, may reduce or eliminate the amount of the Award, as permitted in the Award Agreement. In no event shall the Committee have the authority to increase Award amounts to any Covered Employee.
(d)   Termination of Employment.   Notwithstanding anything herein to the contrary, the Committee shall not permit the payment or other settlement of a Qualified Performance-Based Award following a Participant’s termination of employment with the Company and its Subsidiaries for any reason other than the Participant’s death or Disability or following a Change in Control unless such Qualified Performance-Based Award would have been paid or settled based on the actual outcome of the applicable Performance Goals during the applicable Performance Period absent such termination of employment. Notwithstanding anything herein to the contrary, unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, or as otherwise may be determined by the Committee, upon a Participant’s termination of employment with the Company and its Subsidiaries (i) at any time, due to the Participant’s death or Disability or (ii) within 24 months following a Change in Control, by the Company or a Subsidiary without Cause or by the Participant for Good Reason, the Participant’s Qualified Performance-Based Awards shall be paid or settled in full based on the assumption that the applicable Performance Goals have been achieved at target or, if greater, actual levels. Upon a Participant’s termination of employment with the Company and its Subsidiaries for Cause, 100% of a Participant’s Qualified Performance-Based Awards shall be forfeited with no compensation due therefor.
7.2.   Notwithstanding anything in Section 5.1 to the contrary, the maximum number of Shares underlying Qualified Performance-Based Awards that may be granted to a Participant in any one Performance Period is 100,000 and the maximum number of shares that may be granted to a Participant pursuant to Options and SARs is 100,000, in each case, subject to adjustment as provided in Section 9. The maximum amount payable to a Participant pursuant to Cash-Based Awards that are intended to constitute Qualified Performance-Based Awards during any one calendar year shall not exceed $10,000,000. For purposes of the foregoing limitations, Converted Awards shall be treated as if they were granted in the year, and with respect to the performance period, in which the award granted under the Pre-Merger Plan from which they were converted was granted.
7.3.   The Committee may, without the consent of a Participant, make any amendment, alteration or other modification to the Plan as would have a material adverse affect on the rights of such Participant if such modification is necessary to ensure a deduction under Code Section 162(m).
7.4.   The Committee is authorized, in its sole discretion, to adjust or modify a Performance Goal for a Performance Period, including, without limitation, the applicable minimum, target and maximum levels of achievement, in connection with any one or more of the following events: (a) asset write-downs; (b) significant litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting standards or principles, or other laws or regulatory rules affecting reporting results; (d) any reorganization and restructuring programs or change in the corporate structure or capital structure of the Company; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year or period; (f) acquisitions or divestitures; (g) any other specific unusual or nonrecurring events or objectively determinable category thereof; (h) foreign exchange gains and losses; and (i) a change in the Company’s fiscal year. Except as otherwise provided above in this Section 7.4, the Committee may not (i) adjust or otherwise amend any Performance Goal if such adjustment or amendment would adversely affect the status of an Award as a Qualified Performance-Based Award; or (ii) change any material term of a Performance Goal without stockholder approval as required by Section 162(m) and the regulations thereunder.

7.5.   Other than certain of the Converted Awards, no Awards granted on or after the Effective Date are intended to be Qualified Performance-Based Awards or shall be subject to this Section 7.
Section 8.   Change in Control.   Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, a Change in Control shall not, in and of itself, accelerate the vesting, settlement or exercisability of outstanding Awards. Notwithstanding the foregoing and unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, if (i) the successor corporation (or its parent) does not agree to assume an outstanding Award or does not agree to substitute or replace such Award with an award involving the ordinary shares of such successor corporation (or its parent) on terms and conditions necessary to preserve the rights of the applicable Participant with respect to such Award, (ii) the securities of the Company or the successor corporation will not be publicly traded on a U.S. securities exchange or (iii) the Change in Control is not approved by a majority of the Incumbent Directors immediately prior to such Change in Control, the Committee, in its sole discretion, may take one or more of the following actions with respect to all, some or any such Awards: (a) accelerate the vesting, settlement and, if applicable, exercisability of such Awards such that the Awards are fully vested, settled and, if applicable, exercisable (effective immediately prior to such Change in Control); provided that Awards subject to performance-based vesting conditions shall be paid or settled in full based on the actual level of achievement of the applicable Performance Goals through the date of the Change in Control or, if doing so would result in the Participant’s receipt of a larger payment or settlement amount, using the applicable target (or, in the case of a Change in Control described in clause (ii), maximum) level of achievement through the date of such Change in Control rather than such actual level of achievement; (b) cancel outstanding Options or SARs in exchange for a cash payment in an amount equal to the excess, if any, of the Fair Market Value of the Shares underlying the unexercised portion of the Option or SAR as of the date of the Change in Control over the exercise price or grant price, as the case may be, of such portion, provided that any Option or SAR with an exercise price or grant price, as the case may be, that equals or exceeds the Fair Market Value of the Shares on the date of the Change in Control shall be cancelled with no payment due the Participant; or (c) take such other actions as the Committee deems appropriate to preserve the rights of Participants with respect to their Awards. The judgment of the Committee with respect to any matter referred to in this Section shall be conclusive and binding upon each Participant without the need for any amendment to the Plan. Notwithstanding the foregoing, no Award that constitutes “non-qualified deferred compensation” (within the meaning of Section 409A of the Code) shall be payable upon the occurrence of a Change in Control unless such Change in Control satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5). In addition to the actions described above, and without the consent of any Participant, effective upon the occurrence of a Change in Control, the Committee may, in its sole discretion, terminate all then outstanding Awards granted under the Plan that are treated as “non-qualified deferred compensation” subject to Section 409A of the Code and settle such Awards that are vested (determined after giving effect to such Change in Control) for a payment equal to the Fair Market Value of the Shares underlying such Award (less any amount required to be paid thereof), provided that (1) such Change in Control satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5) and (2) all other arrangements that would be aggregated with such Awards under Section 409A of the Code are terminated and liquidated within 30 days before or 12 months after such Change in Control (notwithstanding anything contained in the Plan to the contrary, unless specifically provided otherwise in an Award Agreement, the settlement of Awards that are treated as “non-qualified deferred compensation” subject to Section 409A of the Code may be accelerated as the result of the occurrence of a Change in Control only in accordance with this sentence).
Section 9.   Adjustments upon Changes in Capitalization.
9.1.   In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall proportionately and equitably adjust any or all of (i) the number and kind of Shares which may thereafter be issued in connection with Awards, (ii) the number and kind of Shares issuable in respect of outstanding Awards, (iii) the aggregate number and kind of Shares available under the Plan, (iv) the limits described in

Section 5 of the Plan and (v) the exercise price or grant price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that each adjustment shall be made in a manner consistent with Section 7 with respect to Qualified Performance-Based Awards.
9.2.   In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 9.1) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, all adjustments shall be made in a manner consistent with Section 7 with respect to Qualified Performance-Based Awards and no adjustment shall be made in a manner that would adversely affect the status of an Award as a Qualified Performance-Based Award.
Section 10.   Termination and Amendment.
10.1.   Changes to the Plan and Awards.   The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of the Company’s stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s stockholders if (i) such action would increase the number of Shares subject to the Plan, (ii) such action results in the repricing, replacement or cash buyout/repurchase of any Option, SAR or other Award, or (iii) such stockholder approval is required by any applicable law or regulation or the rules of any stock exchange on which the Shares may then be listed, and the Board may otherwise, in its discretion, determine to submit such other changes to the Plan to the Company’s stockholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any outstanding Award, except insofar as any such action is necessary to ensure the Plan’s compliance with applicable law or regulation or the listing requirements of an applicable securities exchange, including, without limitation, Code Sections 162(m) or 409A.
10.2.   The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award, except insofar as any such action is necessary to ensure the Plan’s compliance with applicable law or regulation or the listing requirements of an applicable securities exchange, including, without limitation, Code Sections 162(m) or 409A.
Section 11.   No Right to Award, Employment or Service.   No Employee, Consultant or Non-Employee Director shall have any claim to be granted any Award under the Plan, and there is no obligation that the terms of Awards be uniform or consistent among Participants. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any Subsidiary. For purposes of this Plan, a transfer of employment or service between the Company and its Subsidiaries shall not be deemed a termination of employment or service; provided, however, that individuals employed by, or otherwise providing services to, an entity that ceases to be a Subsidiary shall be deemed to have incurred a termination of employment or service, as the case may be, as of the date such entity ceases to be a Subsidiary unless such individual becomes an employee of, or service provider to, the Company or another Subsidiary as of the date of such cessation.
Section 12.   Taxes.   Each Participant must make appropriate arrangement for the payment of any taxes relating to an Award granted hereunder. The Company or any Subsidiary is authorized to withhold from any payment relating to an Award under the Plan, including from a distribution of Shares or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include the ability to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations and to require the Participant to enter into elections in respect of taxes. With respect to any Participant who is subject to Section 16 of the Exchange Act with respect to the Company, such Participant may direct the Company to reduce the number of Shares that would otherwise be deliverable upon the exercise, settlement or vesting of his or her Awards having a Fair Market Value on the date of exercise, settlement or vesting (as the case may be) equal to the withholding taxes payable (up to the withholding rate permitted by the immediately following sentence) in connection with such exercise, settlement or vesting (as the case may be). Withholding of taxes in the form of Shares with respect to an Award shall not occur at a rate that equals or exceeds the rate that would result in liability accounting treatment.
Section 13.   Limits on Transferability; Beneficiaries.   No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, except as provided in Section 6.1(f)(v), the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners (provided that only Restricted Stock, Non-Qualified Options, Performance Stock and SARs may be transferred). The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a natural person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other Person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.
Section 14.   Securities Law Requirements.
14.1.   No Shares may be issued hereunder if the Company shall at any time determine that to do so would (i) violate the listing requirements of an applicable securities exchange, or adversely affect the registration or qualification of the Company’s Shares under any state or federal law or regulation, or (ii) require the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities. In any of the events referred to in clause (i) or clause (ii) above, the issuance of such Shares shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when issuance has been suspended.
14.2.   The Committee may require, as a condition to the issuance of Shares hereunder, representations, warranties and agreements to the effect that such Shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such Shares and that the Participant will not dispose of such Shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act and the rules and regulations thereunder.
Section 15.   Code Section 409A.   The Plan and all Awards are intended to comply with, or be exempt from, Code Section 409A and all regulations, guidance, compliance programs and other interpretative authority thereunder, and all provisions of the Plan, including, without limitation, Sections 6, 8 and 9, and any Award Agreement shall be applied and interpreted in a manner consistent therewith. Notwithstanding anything contained herein to the contrary, in the event any Award is subject to Code Section 409A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions as deemed appropriate by the Committee to (i) exempt the Plan and/or any Award from the application of Code Section 409A, (ii) preserve the intended tax treatment of any such Award or (iii) comply with the requirements of Code Section 409A. In the event that a Participant is a “specified employee” within the meaning of Code Section 409A, and a payment or benefit provided for under the Plan would be subject to additional tax under Code Section 409A if such payment or benefit is paid within six (6) months after such Participant’s separation from service (within the meaning of Code Section 409A), then such payment or benefit shall not be paid (or commence) during the six (6) month period immediately following such Participant’s separation from service except as provided in the immediately following sentence. In such an event, any payments or benefits that would otherwise have been made or provided during such six (6) month period and which would have incurred such additional tax under Code Section 409A shall instead be paid to the Participant in a lump-sum payment, without interest, on the earlier of (i) the first business day of the seventh month following such Participant’s separation from service or (ii) the tenth business day following such Participant’s death. Notwithstanding the foregoing, none of the Company, its Affiliates or their respective directors, officers, employees or advisors will be held liable for any taxes, interest or other amounts owed by any Participant as a result of the application of Code Section 409A.
Section 16.   Recoupment.   Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Participant to the Company pursuant to the terms of any Company “clawback” or recoupment policy.
Section 17.   Foreign Participants.   In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.
Section 18.   Termination.   Unless earlier terminated, the Plan shall terminate on March 31, 2031, and no Awards under the Plan shall thereafter be granted; provided that no such termination shall impact Awards that were granted prior to such termination.
Section 19.   Fractional Shares.   The Company will not be required to issue any fractional Shares pursuant to the Plan. The Committee may provide for the elimination of fractions and settlement of such fractional Shares in cash.
Section 20.   Non-Exclusivity of Plan.   Nothing in the Plan shall be construed in any way as limiting the authority of the Committee, the Board, the Company or any Subsidiary or Affiliate to establish any other cash or equity annual or incentive compensation plan or as limiting the authority of any of the foregoing to issue Shares or pay cash bonuses or other supplemental or additional cash or equity incentive compensation to any service provider to the Company, its Subsidiaries or Affiliates, whether or not such person is a Participant in this Plan and regardless of how the number of Shares or the amount of such bonuses or other cash or equity compensation is determined.
Section 21.   Discretion.   In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any Employee, Consultant or Non-Employee Director, the Company, any Subsidiary, any Affiliate of the Company, any stockholder or any other Person.
Section 22.   Governing Law.   To the extent that Federal laws do not otherwise control, the validity and construction of the Plan and any Award Agreement entered into thereunder shall be construed and enforced in accordance with the laws of the State of Delaware, but without giving effect to the choice of law principles thereof.
Section 23.   Effective Date.   The Plan shall become effective upon the Effective Date.
*      *      *      *      *

ANNEX B
CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
US ECOLOGY, INC.
(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)
US ECOLOGY, INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:
1.   That the Board of Directors of the Corporation duly adopted resolutions proposing to amend the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), declaring said amendment to be in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders thereof, which proposed amendment is as follows:
Article FIFTH, Section 3 of the Certificate of Incorporation of the Corporation is hereby deleted and replaced with the following:
“The stockholders of the Corporation shall not be entitled to cumulative voting in an election of directors.”
2.   That the foregoing amendment was approved by the holders of the requisite number of shares of common stock of the Corporation at a meeting of the stockholders held on [*], 20[*] .
3.   That said amendments have been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.
4.The effective date of the amendment shall be [*], 2021
*      *      *

B-1

IN WITNESS WHEREOF, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this [*] day of [*] 2021.
US ECOLOGY, INC.
By:

Name:
Title:

B-2

ANNEX C
AMENDMENT NO. 2
TO
AMENDED AND RESTATED BYLAWS
OF
US ECOLOGY, INC.
Pursuant to the resolutions duly adopted by the Board of Directors of US Ecology, Inc., a Delaware corporation (the “Corporation”), and in accordance with Article VIII of the Amended and Restated Bylaws of the Corporation, effective November 1, 2019 (as amended, the “Bylaws”), the Bylaws are amended as set forth below. Except as specifically set forth below, the Bylaws remain unchanged and in full force and effect.
1.
The last sentence of Article II, Section 6 of the Bylaws is amended and restated to read in its entirety:

“Except as otherwise required by law of Certificate of Incorporation, all matters shall be determined by a majority of the votes cast; provided, that if, in an election of directors, the number of director nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes cast in such election. For purposes of this Section 6, a majority of the votes cast means that the number of shares voted “for” a matter must exceed the number of shares voted “against” a matter.”
2.
A new Section 10 is added to Article II of the Bylaws, the text of which is set forth below:

“Section 10. Stockholder Nominations Included in the Corporation’s Proxy Materials.
(a)   Definitions. For purposes of this Section 10 of this Article II, the following terms shall have the meanings set forth below, except as otherwise provided herein.
“Eligible Holder” is a person who has either (i) been a record holder of the shares of common stock of the Corporation used to satisfy the eligibility requirements of Section 10(d) of this Article II continuously for the three (3)-year period as described in Section 10(d) of this Article II, or (ii) provides to the Secretary of the Corporation, within the time period specified in Section 10(e) of this Article II, evidence of continuous ownership of such shares for such three (3)-year period from one or more securities intermediaries in a form that the Board of Directors, or its designee, determines would be acceptable for purposes of a stockholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).
“Maximum Number” with respect to any annual meeting of the stockholders, means that number of nominees for election to the Board of Directors that constitutes no more than 25% of the total number of directors of the Corporation as of the last day on which a Qualified Nomination Notice may be submitted pursuant to Section 10(e) of this Article II (rounded down to the nearest whole number). The Maximum Number shall be subject to the adjustments described in Section 10(c) of this Article II.
“Minimum Number” means 3% of the Corporation’s issued and outstanding shares of common stock of the Corporation as of the most recent date for which such amount is given in any filing made by the Corporation with the SEC prior to the submission of the Qualified Nomination Notice.
“Qualified Nomination Notice” means a notice given by a Nominating Stockholder that complies with the requirements of Section 10(e) of this Article II and names a Nominee.
“Nominating Stockholder” means an Eligible Holder or group of up to 20 Eligible Holders who nominate a nominee for election to the Board of Directors.
“Nominee” means any person nominated for election to the Board of Directors by a Nominating Stockholder that, individually and collectively, in the case of a group, satisfy all applicable procedures set forth in Section 10(d) and 10(e) of this Article II.

(b)   Inclusion of Nominee in Proxy Statement.   Subject to the provisions of this Section 10 of this Article II, if expressly requested in a Qualified Nomination Notice delivered by a Nominating Stockholder, the Corporation shall include in its proxy statement for any annual meeting of the stockholders:
(i)   the name of the Nominee, which shall also be included on the Corporation’s form of proxy and ballot;
(ii)   disclosures about the Nominee and Nominating Stockholder required under the rules of the SEC or other applicable law to be included in the proxy statement;
(iii)   any statement included by the Nominating Stockholder in the Qualified Nomination Notice for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors (subject, without limitation, to Section 10(e)(ii) of this Article II), if such statement does not exceed 500 words and fully complies with Section 14 of the Exchange Act, and the rules and regulations thereunder, including Rule 14a-9; and
(iv)   any other information that the Corporation or the Board of Directors determines, in its discretion, to include in the proxy statement relating to the nomination of the Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section 10 of this Article II.
(c)   Maximum Number of Nominees.
(i)   The Corporation shall not be required to include in the proxy statement for an annual meeting of the stockholders more Nominees than the Maximum Number for such annual meeting. The Maximum Number for a particular annual meeting of the stockholders shall be reduced by: (1) Nominees who are subsequently withdrawn or that the Board of Directors itself decides to nominate for election at such annual meeting, (2) Nominees who cease to satisfy, or Nominees of Nominating Stockholders that cease to satisfy, the eligibility requirements in this Article II, Section 10 and (3) the number of incumbent directors who were Nominees with respect to any of the preceding two annual meetings of the stockholders and whose reelection at the upcoming annual meeting of the stockholders is being recommended by the Board of Directors. If one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 10(e) of this Article II, but before the date of the annual meeting of the stockholders, and the Board of Directors resolves to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.
(ii)   If the number of Nominees pursuant to this Section 10 of this Article II for any annual meeting of the stockholders exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Nominating Stockholder’s Qualified Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Nominee. If, after the deadline for submitting a Qualified Nomination Notice as set forth in Section 10(e) of this Article II, a Nominating Stockholder becomes ineligible or withdraws its nomination, or a Nominee becomes unwilling to serve on the Board of Directors, whether before or after the delivery of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Nominee or any successor or replacement Nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder, and (2) may otherwise communicate to its stockholders, including, without limitation, by amending or supplementing its proxy statement or ballot or form of proxy, that the Nominee will not be included as a Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting of the stockholders.

(d)   Eligibility of Nominating Stockholder.
(i)   An Eligible Holder or group of up to twenty (20) Eligible Holders may submit a nomination in accordance with this Section 10 of this Article II only if the person or group (in the aggregate) has continuously owned at least the Minimum Number of shares of the common stock of the Corporation (as adjusted for any stock splits, stock dividends, or similar events) throughout the three (3)-year period preceding, including the date of submission of, the Qualified Nomination Notice, and continues to own at least the Minimum Number through the date of the annual meeting of the stockholders. A group of funds under common management and investment control shall be treated as one Eligible Holder if such Eligible Holder shall provide, together with the Qualified Nomination Notice, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management and investment control. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 10 of this Article II, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. If any stockholder withdraws from a group of Eligible Holders acting together as a Nominating Stockholder at any time prior to the annual meeting of the stockholders, the group of Eligible Holders shall only be treated as owning the shares held by the remaining members of the group.
(ii)   For purposes of this Section 10(d) of this Article II, an Eligible Holder “owns” only those outstanding shares of common stock of the Corporation as to which the Eligible Holder possesses both: (A) the full voting and investment rights pertaining to the shares; and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (1) purchased or sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (2) sold short by such Eligible Holder, (3) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (4) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates. An Eligible Holder “owns” shares held in the name of a Nominee or other intermediary, so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest (including the opportunity for profit and risk of loss on) in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors.
(iii)   No person shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any person appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Qualified Nomination Notice.
(e)   Qualified Nomination Notice.   To nominate a Nominee, the Nominating Stockholder must, no earlier than 150 days and no later than 120 days before the anniversary of the date that the

Corporation delivered its proxy statement for the prior year’s annual meeting of the stockholders, submit to the Secretary of the Corporation at the principal executive office of the Corporation all of the following information and documents (collectively, the “Qualified Nomination Notice”), and in no event will the public announcement of an adjournment of the annual meeting of stockholders commence a new time period for the giving of the Qualified Nomination Notice as provided above; provided, however, that if (and only if) the annual meeting of the stockholders is not scheduled to be held within a period that commences 30 days before the anniversary date of the prior year’s annual meeting of stockholders and ends 30 days after such anniversary date (an annual meeting of the stockholders date outside such period being referred to herein as an “Other Meeting Date”), the Qualified Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such Other Meeting Date or the tenth day following the date such Other Meeting Date is first publicly announced or disclosed:
(i)   A Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules.
(ii)   A written notice of the nomination of such Nominee, in a form deemed satisfactory by the Board of Directors, that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including each group member): (A) the information required with respect to the nomination of directors pursuant to Article III, Section 12 of these Bylaws, (B) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (B) a representation and warranty that the Nominating Stockholder acquired the securities of the Corporation in the ordinary course of business and did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation; (C) a representation and warranty that the Nominee’s candidacy or, if elected, Board of Directors membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded; (D) a representation and warranty that the Nominee: (1) does not have any direct or indirect relationship with the Corporation that would cause the Nominee to be considered not independent pursuant to the Corporation’s corporate governance guidelines as most recently published on its website and otherwise qualifies as independent under the rules of the primary stock exchange on which the Corporation’s securities are traded; (2) meets the Audit Committee independence requirements under the rules of any stock exchange on which the Corporation’s securities are traded; (3) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); and (4) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended (the “Securities Act”) or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Nominee; and (5) has not been named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) and has not been convicted in such a criminal proceeding in the last ten years; (E) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 10(d) of this Article II and has provided evidence of ownership to the extent required by Section 10(d) of this Article II; (F) a representation and warranty that the Nominating Stockholder intends to continue to satisfy the share ownership eligibility requirements described in Section 10(d) of this Article II through the date of the annual meeting of the stockholders; (G) details of any position of the Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the five years preceding the submission of the Qualified Nomination Notice; (H) a representation and warranty that the Nominating Stockholder will not engage in a “solicitation” within the meaning of Rule 14a-1(l) of the Exchange Act (without reference to the exception in Rule 14a-1(l)(2)(iv) of the Exchange Act) (or any successor rules) with respect to the annual meeting of the stockholders, other than with respect to the Nominee or any nominee of the Board; (I) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Nominee at the annual meeting of the stockholders; (J) if desired, a statement for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors, provided that such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9; and (K) in the case of a nomination by a group, the designation by all group members of one group member who is authorized to act on behalf of all group members with respect to all matters relating to the nomination, including withdrawal of the nomination.
(iii)   An executed agreement, in a form deemed satisfactory by the Board of Directors, which must be submitted within seven days of the Nominating Stockholder’s first submission of any information required by this Section 10 of this Article II, in a form deemed satisfactory by the Board of Directors or its designee, pursuant to which the Nominating Stockholder (including each group member) agrees: (A) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election; (B) to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Nominee with the SEC, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (C) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication or action by the Nominating Stockholder or any of its Nominees with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Qualified Nomination Notice; and (D) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative, or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder to comply with, or any breach or alleged breach of, its obligations, agreements or representations under this Section 10 of this Article II, or otherwise arising out of any nomination, solicitation or other activity by any Nominating Stockholder in connection with its efforts under this Section 10 of this Article II.
(iv)   An executed agreement, in a form deemed satisfactory to the Board of Directors, which must be submitted within seven days of the Nominating Stockholder’s first submission of any information required by this Section 10 of this Article II, in a form determined to be satisfactory by the Board of Directors, or its designee, by the Nominee: (A) to provide to the Corporation such other information, including completion of the Corporation’s director questionnaire, as it may reasonably request; (B) that the Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the Corporation’s corporate governance guidelines and code of ethical conduct and any other Corporation policies and guidelines applicable to directors as adopted from time to time; and (C) that the Nominee is not and will not become a party to (1) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a Nominee or, if elected, director, that has not been fully disclosed to the Corporation, (2) any agreement, arrangement or understanding with any person or entity as to how the Nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been fully disclosed to the Corporation, or (3) any Voting Commitment that could limit or interfere with the Nominee’s ability to comply, if elected as a director of the Corporation, with its fiduciary duties under applicable law.
(v)   In the event that any information or communications provided by a Nominating Stockholder or Nominee to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), each Nominating Stockholder or Nominee, as the case may be, shall promptly notify the Secretary of the Corporation and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the Board of Directors’ right to omit a Nominee from its proxy materials.
The information and documents required by this Section 10(e) of this Article II shall be: (i) provided with respect to and executed by each group member, in the case of information applicable to group members; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor items) in the case of a Nominating Stockholder or group member that is an entity. The Qualified Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 10(e) of this Article II (other than such information and documents contemplated to be provided after the date the Qualified Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.
(f)   Authority of the Board of Directors.   The Board of Directors shall have the exclusive power and authority to interpret the provisions of this Article II, Section 10 and make, in good faith, all determinations deemed necessary or advisable in connection with this Article II, Section 10.
(g)   Exceptions.
(i)   Notwithstanding anything to the contrary contained in Section 10 of this Article II, the Corporation may omit from its proxy statement any Nominee and any information concerning such Nominee (including a Nominating Stockholder’s statement in support) and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Qualified Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Nominee, if: (A) the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of stockholders to present the nomination submitted pursuant to this Section 10 of this Article II, the Nominating Stockholder withdraws its nomination or the presiding officer of the annual meeting declares that such nomination was not made in accordance with this Article II, Section 10 and shall therefore be disregarded; (B) the Board of Directors, determines that such Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these Bylaws or the Certificate of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded; (C) the Nominee was nominated for election to the Board of Directors pursuant to this Section 10 of this Article II at one of the Corporation’s two (2) preceding Annual Meetings of stockholders and either withdrew or became ineligible or received less than 25% of the votes that all stockholders are entitled to cast for such Nominee; (D) the Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended, or (E) the Corporation is notified, or the Board of Directors determines, that a Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 10(d) of this Article II, any of the representations and warranties made in the Qualified Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), the Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Nominee under this Section 10 of this Article II.
(ii)   Notwithstanding anything to the contrary contained in this Section 10 of this Article II, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Nominee included in the Nomination Notice, if the Board of Directors determines that: (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (B) such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (C) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation.
(iii)   The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Nominee.”

US ECOLOGY, INC. ATTN: WAYNE IPSEN 101 S. CAPITOL BLVD. SUITE 1000 BOISE, ID 83702 VOTE BY INTERNET Before The Meeting — Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 24, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting — Go to www.virtualshareholdermeeting.com/ECOL2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 24, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D44583-P48725KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY US ECOLOGY, INC. The Board of Directors recommends you vote FOR the following: 1.Election of ten directors to the Board of Directors to serve a one-year term. Nominees: 01)Richard Burke06)Daniel Fox 02)E. Renae Conley07)Mack L. Hogans 03)Katina Dorton08)Ronald C. Keating 04)Glenn A. Eisenberg09)John T. Sahlberg 05)Jeffrey R. Feeler10)Melanie Steiner For Withhold For All AllAllExcept ! ! ! To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 5.To Approve Amendment to the Amended and Restated Certificate of Incorporation to Eliminate Cumulative Voting in the Election of Directors. For Against Abstain ! ! ! The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5, 6 and 7. 2.To Ratify the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Company’s Fiscal Year Ending December 31, 2021. 3.To Hold a Non-Binding Advisory Vote on the Company’s Executive Compensation of its Named Executive Officers. 4.To Approve Amendment 1 to the Amended and Restated US Ecology, Inc. Omnibus Incentive Plan. For Against Abstain ! ! ! ! ! ! ! ! ! 6.To Approve Amendment to the Amended and Restated Bylaws to Adopt a Plurality Voting Standard for Contested Director Elections. 7.To Approve Amendment to the Amended and Restated Bylaws to Adopt Proxy Access. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ! ! ! ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com. D44584-P48725 US ECOLOGY, INC. Annual Meeting of Stockholders May 25, 2021 8:00 AM MDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Jeffrey R. Feeler with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of US ECOLOGY, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, MDT on May 25, 2021 at www.virtualshareholdermeeting.com/ECOL2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side